                                                                    EXHIBIT 10.8


                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                     among

                          QUICKSILVER RESOURCES INC.,
                                 as Borrower,

                              NATIONSBANK, N.A.,
                           as Administrative Agent,

                                      and

            The Financial Institutions Listed on Schedule 1 Hereto,
                                   as Banks


                                 $200,000,000



                                  dated as of

                                 March 1, 1999



                    NATIONSBANC MONTGOMERY SECURITIES LLC,
                    as Sole Lead Arranger and Book Manager

                        PARIBAS, as Documentation Agent

                               TABLE OF CONTENTS

                                                                             Page No.
                                     ARTICLE I

                             AMENDMENT AND RESTATEMENT

                                    ARTICLE II

                                   TERMS DEFINED

SECTION 2.1.   Definitions....................................................      2
SECTION 2.2.   Accounting Terms and Determinations............................     25
SECTION 2.3.   Petroleum Terms................................................     25
SECTION 2.4.   Money..........................................................     25

                                    ARTICLE III

                                    THE CREDIT

SECTION 3.1.   Commitments....................................................     25
SECTION 3.2.   Notes..........................................................     30
SECTION 3.3.   Interest Rates; Payments.......................................     30
SECTION 3.4.   Mandatory Prepayments Resulting From Borrowing Base Deficiency.     32
SECTION 3.5.   Voluntary Prepayments..........................................     32
SECTION 3.6.   Voluntary Reduction of Commitments.............................     32
SECTION 3.7.   Termination of Commitments; Final Maturity.....................     32
SECTION 3.8.   Unused Commitment Fee..........................................     32
SECTION 3.9.   Agency and other Fees..........................................     33

                                    ARTICLE IV

                                GENERAL PROVISIONS

SECTION 4.1.   Delivery and Endorsement of Notes..............................     33
SECTION 4.2.   General Provisions as to Payments..............................     33

                                     ARTICLE V

                              CHANGE IN CIRCUMSTANCES

SECTION 5.1.   Increased Cost and Reduced Return..............................     34
SECTION 5.2.   Limitation on Types of Loans...................................     36
SECTION 5.3.   Illegality.....................................................     36

SECTION 5.4.   Treatment of Affected Loans....................................  36
SECTION 5.5.   Compensation...................................................  37
SECTION 5.6.   Taxes..........................................................  37
SECTION 5.7.   Discretion of Banks as to Manner of Funding....................  39

                                   ARTICLE VI

                                 BORROWING BASE

SECTION 6.1.   Reserve Report; Proposed Borrowing Base........................  39
SECTION 6.2.   Scheduled Redeterminations of the Borrowing Base and
               the Conforming Borrowing Base; Procedures and Standards........  39
SECTION 6.3.   Special Redetermination........................................  40
SECTION 6.4.   Borrowing Base Deficiency......................................  41
SECTION 6.5.   Initial Borrowing Base and Conforming Borrowing Base...........  41

                                   ARTICLE VII

                            COLLATERAL AND GUARANTEES

SECTION 7.1.   Security.......................................................  41
SECTION 7.2.   Guarantees.....................................................  42

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

SECTION 8.1.   Conditions to Amendment and Restatement and Initial Borrowing
               and Participation in Letter of Credit Exposure.................  42
SECTION 8.2.   Conditions to Each Borrowing and each Letter of Credit.........  47
SECTION 8.3.   Materiality of Conditions......................................  47
SECTION 8.4.   Termination of Agreement.......................................  47

                                   ARTICLE IX

                         REPRESENTATIONS AND WARRANTIES

SECTION 9.1.   Existence and Power............................................  48
SECTION 9.2.   Credit Party and Governmental Authorization; Contravention.....  48
SECTION 9.3.   Binding Effect.................................................  48
SECTION 9.4.   Financial Information..........................................  49
SECTION 9.5.   Litigation.....................................................  50
SECTION 9.6.   ERISA..........................................................  50
SECTION 9.7.   Taxes and Filing of Tax Returns................................  50
SECTION 9.8.   Ownership of Properties Generally..............................  51
SECTION 9.9.   Mineral........................................................  51

SECTION 9.10.   Licenses, Permits, Etc....................................   51
SECTION 9.11.   Compliance with Law.......................................   52
SECTION 9.12.   Full Disclosure...........................................   52
SECTION 9.13.   Organizational Structure; Nature of Business..............   52
SECTION 9.14.   Environmental Matters.....................................   52
SECTION 9.15.   Burdensome Obligations....................................   53
SECTION 9.16.   Fiscal Year...............................................   53
SECTION 9.17.   No Default................................................   53
SECTION 9.18.   Government Regulation.....................................   53
SECTION 9.19.   Insider...................................................   54
SECTION 9.20.   Gas Balancing Agreements and Advance Payment Contracts....   54
SECTION 9.21.   Closing Documents; Management Agreement...................   54
SECTION 9.22.   Year 2000 Matters.........................................   54

                                   ARTICLE X

                             AFFIRMATIVE COVENANTS

SECTION 10.1.   Information...............................................   55
SECTION 10.2.   Business of Borrower......................................   57
SECTION 10.3.   Maintenance of Existence..................................   57
SECTION 10.4.   Title Data................................................   57
SECTION 10.5.   Right of Inspection.......................................   57
SECTION 10.6.   Maintenance of Insurance..................................   57
SECTION 10.7.   Payment of Taxes and Claims...............................   58
SECTION 10.8.   Compliance with Laws and Documents........................   58
SECTION 10.9.   Operation of Properties and Equipment.....................   58
SECTION 10.10.  Environmental Law Compliance..............................   59
SECTION 10.11.  ERISA Reporting Requirements..............................   59
SECTION 10.12.  Additional Documents......................................   60
SECTION 10.13.  Environmental Review......................................   60
SECTION 10.14.  Required Purchase Contracts...............................   60
SECTION 10.15.  Year 2000 Compatibility...................................   60

                                  ARTICLE XI

                              NEGATIVE COVENANTS

SECTION 11.1.   Incurrence of Debt........................................   61
SECTION 11.2.   Restricted Payments.......................................   61
SECTION 11.3.   Negative Pledge...........................................   61
SECTION 11.4.   Consolidations and Mergers................................   61
SECTION 11.5.   Asset Dispositions........................................   61
SECTION 11.6.   Amendments to Organizational Documents; Other
                Material Agreements.......................................   62
SECTION 11.7.   Use of Proceeds...........................................   62

SECTION 11.8.   Investments...............................................   62
SECTION 11.9.   Transactions with Affiliates..............................   62
SECTION 11.10.  ERISA.....................................................   62
SECTION 11.11.  Hedge Transactions........................................   62
SECTION 11.12.  Fiscal Year...............................................   63
SECTION 11.13.  Change in Business........................................   63

                                  ARTICLE XII

                              FINANCIAL COVENANTS

                                 ARTICLE XIII

                                   DEFAULTS

SECTION 13.1.   Events of Default.........................................   63

                                  ARTICLE XIV

                                    AGENTS

SECTION 14.1.   Appointment, Powers, and Immunities.......................   65
SECTION 14.2.   Reliance by Agents........................................   66
SECTION 14.3.   Defaults..................................................   66
SECTION 14.4.   Rights as Bank............................................   66
SECTION 14.5.   Indemnification...........................................   67
SECTION 14.6.   Non-Reliance on Agents and Other Banks....................   67
SECTION 14.7.   Resignation of Agents.....................................   67

                                  ARTICLE XV

                                 MISCELLANEOUS

SECTION 15.1.   Notices...................................................   68
SECTION 15.2.   No Waivers................................................   68
SECTION 15.3.   Expenses; Indemnification.................................   68
SECTION 15.4.   Right of Set-off; Adjustments.............................   69
SECTION 15.5.   Amendments and Waivers....................................   70
SECTION 15.6.   Survival..................................................   70
SECTION 15.7.   Limitation on Interest....................................   70
SECTION 15.8.   Invalid Provisions........................................   71
SECTION 15.9.   Waiver of Consumer Credit Laws............................   71
SECTION 15.10.  Assignments and Participations............................   71
SECTION 15.11.  TEXAS LAW.................................................   73
SECTION 15.12.  Consent to Jurisdiction; Waiver of Immunities.............   73
SECTION 15.13.  Counterparts; Effectiveness...............................   73

SECTION 15.14.  No Third Party Beneficiaries..............................   74
SECTION 15.15.  COMPLETE AGREEMENT........................................   74
SECTION 15.16.  WAIVER OF JURY TRIAL......................................   74
SECTION 15.17.  Confidentiality...........................................   74

                                   EXHIBITS
                                   --------

EXHIBIT A FORM OF PLEDGE AGREEMENT
EXHIBIT B FORM OF NOTE
EXHIBIT C FORM OF GUARANTY
EXHIBIT D FORM OF REQUEST FOR BORROWING
EXHIBIT E FORM OF REQUEST FOR LETTER OF CREDIT
EXHIBIT F FORM OF NOTICE OF CONTINUATION OR CONVERSION
EXHIBIT G FORM OF CERTIFICATE OF OWNERSHIP INTERESTS
EXHIBIT H FORM OF CERTIFICATE OF FINANCIAL OFFICER
EXHIBIT I FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT J FORM OF CERTIFICATE OF EFFECTIVENESS


                                   SCHEDULES
                                   ---------

SCHEDULE 1 FINANCIAL INSTITUTIONS
SCHEDULE 2 INVESTMENTS
SCHEDULE 3 LITIGATION
SCHEDULE 4 CAPITALIZATION
SCHEDULE 5 ENVIRONMENTAL DISCLOSURE

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                 --------------------------------------------

     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is
                                                              ---------
entered into as of the 1/st/ day of March, 1999, among QUICKSILVER RESOURCES INC., a Delaware corporation ("Borrower"), NATIONSBANK, N.A., successor by
                               --------
merger to NationsBank of Texas, N.A., as Administrative Agent ("Administrative
                                                                --------------
Agent"), and the financial institutions listed on Schedule 1 hereto as Banks
-----                                             ----------
(individually a "Bank" and collectively "Banks").
                 ----                    -----

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Borrower, NationsBank, N.A., successor by merger to NationsBank of Texas, N.A., as Agent, and NationsBank, N.A., successor by merger to NationsBank of Texas, N.A., as the sole Bank ("NationsBank"), are parties to that certain
                                   -----------
Amended and Restated Credit Agreement dated as of April 9, 1998, pursuant to which NationsBank provided certain loans and other extensions of credit to Borrower (the "Existing QRI/NationsBank Credit Agreement"); and
               -----------------------------------------

     WHEREAS, MSR Exploration Ltd., a Delaware corporation ("MSR"), Paribas
                                                             ---
(formerly known as Banque Paribas), as Agent and Paribas  ("Paribas") and the
                                                            -------
other financial institutions named therein are parties to that certain Credit Agreement dated as of October 31, 1997, pursuant to which Paribas and such other financial institutions provided a revolving credit facility to MSR in the maximum aggregate amount of $25,000,000 (the "MSR/Paribas Credit Agreement");
                                              ----------------------------
and

     WHEREAS, immediately prior to the execution of this Agreement, NationsBank has entered into Assignment and Acceptance Agreements (collectively, the "Assignments") with each of Paribas, Bank One, Texas, N.A. ("Bank One"), and
 -----------                                                 --------
Frost National Bank ("FNB," and together with Paribas and Bank One collectively
                      ---
referred to herein as the "New Banks"), pursuant to which NationsBank assigned
                           ---------
to the New Banks, and each of the New Banks (i) acquired from NationsBank a portion of NationsBank's Commitment and a portion of the Revolving Loan and Letter of Credit Exposure held by NationsBank under and as defined in the Existing QRI/NationsBank Credit Agreement and each of the other Loan Papers (as defined in the Existing QRI/NationsBank Credit Agreement), (ii) assumed and agreed to perform a portion of NationsBank's obligations under the Existing QRI/NationsBank Credit Agreement and the other Loan Papers (as defined therein), and (iii) became a party to, and a "Bank" under, the Existing QRI/NationsBank Credit Agreement and the other Loan Papers (as defined therein); and

     WHEREAS, after giving effect to the Assignments and the amendment and restatement of the Existing QRI/NationsBank Credit Agreement pursuant to the terms hereof, the Commitment Percentage (as herein defined) of each Bank (including NationsBank and each New Bank) hereunder will be as set forth on
Schedule 1 hereto; and
----------

     WHEREAS, pursuant to the Merger Documents (as herein defined), MSR will merge with and into Borrower with Borrower being the surviving entity (the "Merger"); and
 ------

     WHEREAS, pursuant to the terms of the Merger and the Merger Documents, Borrower will assume and agree to perform as primary obligor, all obligations of MSR under the MSR/Paribas Credit Agreement; and

     WHEREAS, immediately after giving effect to the Assignments and the Merger, the parties hereto desire to amend and restate the Existing QRI/NationsBank Credit Agreement in the form of this Agreement and Borrower desires to obtain Borrowings (as herein defined) (a) to refinance the indebtedness under the Existing QRI/NationsBank Credit Agreement, (b) to refinance the indebtedness assumed by Borrower under the MSR/Paribas Credit Agreement, (c) to increase from $100,000,000 to $200,000,000 the aggregate Commitments of Banks, and (d) for other purposes permitted herein; and

     WHEREAS, subject to and upon the terms and conditions herein contained, Banks are willing to provide the credit facility described herein; and

     WHEREAS, pursuant to Article XIV of this Agreement, NationsBank, N.A. has
                          -----------
been appointed Administrative Agent for Banks hereunder; and

     WHEREAS, pursuant to certain separate agreements among NationsBank, N.A., NationsBanc Montgomery Securities LLC ("NMS") and Borrower, NMS has been
                                        ---
appointed Sole Lead Arranger and Book Manager for the credit facility provided herein.

     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Administrative Agent, and Banks agree as follows:

                                   ARTICLE I

                           AMENDMENT AND RESTATEMENT

     Subject to (i) Section 8.4 hereof, and (ii the satisfaction of each
                    -----------
condition precedent contained in Section 8.1 hereof, the satisfaction of which
                                 -----------
shall be evidenced by the execution by Borrower and Administrative Agent of the Certificate of Effectiveness (as hereinafter defined), the Existing QRI/NationsBank Credit Agreement shall be amended and restated as of the Closing Date in the form of this Agreement.


                                  ARTICLE II

                                 TERMS DEFINED

     SECTION 2.1. Definitions. The following terms, as used herein, have the
                  -----------
following meanings:

     "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest
      ------------------------
Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

     "Administrative Agent" means NationsBank, N.A. in its capacity as
      --------------------
administrative agent for Banks hereunder or any successor thereto.

     "Advance Payment Contract" means any contract whereby any Credit Party
      ------------------------
either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward payment of
                             ---------------
the purchase price of Hydrocarbons produced or to be produced from Mineral Interests owned by any Credit Party and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the
                                             -------- ----
standard "take or pay" provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

     "Affiliate" means, as to any Person, any Subsidiary of such Person, or any
      ---------
other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to any Credit Party, means, any director, executive officer, general partner or manager of such Credit Party and any Person who holds five percent (5%) or more of the voting stock, partnership interests, membership interests or other ownership interests of such Credit Party. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, membership interests or partnership interests, or by contract or otherwise.

     "Agent" means Administrative Agent, Sole Lead Arranger or Book Manager and
      -----
"Agents" means Administrative Agent, Sole Lead Arranger and Book Manager,
 ------
collectively.

     "Agreement" means this Second Amended and Restated Credit Agreement as the
      ---------
same may hereafter be modified, amended or supplemented from time to time.

     "Applicable Environmental Law" means any federal, state or local law,
      ----------------------------
common law, ordinance, regulation or policy, as well as order, decree, permit, judgment or injunction issued, promulgated, approved, or entered thereunder, relating to the environment, health and safety, or Hazardous Substances (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under, or about any real property owned, leased or operated at any time by any Credit Party or any real property owned, leased or operated by any other party including, without limitation, soil, groundwater, and indoor and ambient air conditions.

     "Applicable Lending Office" means, for each Bank and for each Type of Loan,
      -------------------------
the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or an affiliate of such Bank) as such Bank may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof as the office by which Loans of such Type are to be made and maintained.

     "Applicable Margin" means, on any date, with respect to each Eurodollar
      -----------------
Loan, an amount determined by reference to the ratio of Outstanding Credit to the Borrowing Base on such date in accordance with the table below:

          =====================================================================
                      Ratio of Outstanding              Applicable Margin for
               Credit to Conforming Borrowing Base       Eurodollar Tranches
          ---------------------------------------------------------------------
                          *.50 to 1                            1.125%
          ---------------------------------------------------------------------
                      ** .50 to 1 * .75 to 1                   1.375%
          ---------------------------------------------------------------------
                     ** .75 to 1 * 1.00 to 1                   1.625%
          ---------------------------------------------------------------------
                        ** 1.00 to 1                           2.250%
          =====================================================================

*  less than or equal to
** greater than


     "Approved Petroleum Engineer" means LaRoche Petroleum Consultants, Ltd.,
      ---------------------------
Albrecht & Associates, Inc. and S. A. Holditch and Associates, Inc., or any other reputable firm of independent petroleum engineers as shall be selected by Borrower and approved by Required Banks, such approval not to be unreasonably withheld.

     "Assignment and Acceptance Agreement" has the meaning given such term in
      -----------------------------------
Section 15.10(a).
----------------

     "Assignment of Notes and Liens" means those certain Assignments of Notes
      -----------------------------
and Liens and Amendments to Mortgages to be entered into among Borrower, Administrative Agent and Existing MSR Agent, in form and substance acceptable to Administrative Agent, pursuant to which the notes and instruments evidencing all indebtedness outstanding under the MSR/Paribas Credit Agreement and all Liens securing payment thereof (including, without limitation, the Existing MSR Mortgages) shall be assigned to Administrative Agent for the ratable benefit of each Bank to secure the Obligations.

     "Assignments" has the meaning assigned to such term in the recitals hereto.
      -----------

     "Authorized Officer" means, as to any Person, its Chief Executive Officer,
      ------------------
its President, its Chief Financial Officer, any of its Vice Presidents, its Treasurer or its corporate Secretary.

     "Availability" means, as of any date, the remainder of (a) the Borrowing
      ------------
Base in effect on such date, minus (b) the Outstanding Credit on such date.

     "Bank" means any financial institution reflected on Schedule 1 hereto as
      ----                                               ----------
having a Commitment and its successors and permitted Assignees, and "Banks"
                                                                     -----
shall mean all Banks.

     "Bank One" means Bank One, Texas, N.A.
      --------

     "Base Rate" means, for any day, the rate per annum equal to the higher of
      ---------
(a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective automatically and without notice to Borrower or any Bank on the effective date of such change in the Prime Rate or Federal Funds Rate.

     "Base Rate Loan" means the portion of the principal of the Loan bearing
      --------------
interest with reference to the Base Rate.

     "Book Manager" means NationsBanc Montgomery Securities LLC in its capacity
      ------------
as book manager for the credit facility hereunder or any successor thereto.

     "Borrower" means Quicksilver Resources Inc., a Delaware corporation.
      --------

     "Borrower Pledge Agreement" means a Pledge Agreement substantially in the
      -------------------------
form of Exhibit A hereto (with applicable conforming changes) to be executed by
        ---------
Borrower pursuant to which Borrower shall pledge to Administrative Agent, for the ratable benefit of Banks, one-hundred percent (100%) of the issued and outstanding Equity of each existing or hereafter acquired Subsidiary of Borrower to secure the Obligations.

     "Borrowing" means any disbursement to Borrower under, or to satisfy the
      ---------
obligations of any Credit Party under, any of the Loan Papers. Any Borrowing which will constitute a part of the Base Rate Loan is referred to herein as a "Base Rate Borrowing," and any Borrowing which will constitute a Eurodollar Loan
 -------------------
is referred to herein as a "Eurodollar Borrowing."
                            --------------------

     "Borrowing Base" means the loan value attributable to certain of Borrower's
      --------------
Mineral Interests as determined in accordance with Article VI hereof.
                                                   ----------

     "Borrowing Base Deficiency" means, as of any date, the amount, if any, by
      -------------------------
which the Outstanding Credit on such date exceeds the Borrowing Base in effect on such date; provided, that, for purposes of determining the existence and
              --------  ----
amount of any Borrowing Base Deficiency, Letter of Credit Exposure will not be deemed to be outstanding to the extent it is secured by cash in the manner contemplated by Section 3.1(b).
                --------------

     "Borrowing Base Properties" means all Mineral Interests evaluated by Banks
      -------------------------
for purposes of establishing the Borrowing Base. The Borrowing Base Properties on the Closing Date are described in the Property Description and constitute all of the Mineral Interests described in the Initial Reserve Reports.

     "Borrowing Date" means the Eurodollar Business Day or the Domestic Business
      --------------
Day, as the case may be, upon which the proceeds of any Borrowing are made available to Borrower or to satisfy any obligation of any Credit Party.

     "Certificate of Effectiveness" means a Certificate of Effectiveness in the
      ----------------------------
form of Exhibit J attached hereto to be executed by Borrower and Administrative
        ---------
Agent upon the satisfaction of each of the conditions precedent contained in
Section 8.1 hereof.
-----------

     "Certificate of Ownership Interests" means a Certificate of Ownership
      ----------------------------------
Interests in the form of Exhibit G attached hereto to be executed and delivered
                         ---------
by an Authorized Officer of Borrower pursuant to Section 8.1(a)(xvi) hereof.
                                                 -------------------

     "Change of Control" means that, for any reason, the Darden Group fails to
      -----------------
own and control, directly or indirectly, fifty-one percent (51%) or more of the outstanding voting power of the issued and outstanding capital stock of every class of Borrower.

     "Closing Date" means the date upon which all of the conditions precedent
      ------------
set forth in Section 8.1 have been satisfied, and Borrower and Administrative
             -----------
Agent have executed and delivered the Certificate of Effectiveness; provided,
                                                                    --------
that, in no event shall such date be later than March 31, 1999.
----

     "Closing Documents" means the Merger Documents and all other material
      -----------------
documents, instruments and agreements executed or delivered by Borrower, MSR, or any Credit Party in connection with or otherwise pertaining to the Merger or the Closing Transactions.

     "Closing Transactions" means the transactions to occur on the Closing Date
      --------------------
pursuant to the Closing Documents and this Agreement, including, without limitation, (a) the Merger, (b) the termination of the MSR/Paribas Credit Agreement, including, without limitation, (i) the refinancing of all Debt of MSR under the MSR/Paribas Credit Agreement with proceeds of the Loan, (ii) cancellation of all letters of credit outstanding thereunder, and (iii) the assignment of all Liens securing the obligations of MSR (including, without limitation, the Existing MSR Mortgages) under the MSR/Paribas Credit Agreement to Administrative Agent, for the ratable benefit of each Bank, to secure the Obligations, (c) the cancellation of the Mercury Pledge Agreement, the QELC Pledge Agreement, the Darden Family Pledge Agreements and the Facility Guarantees (as each such term is defined in the Existing QRI/NationsBank Credit Agreement), and (d) the payment of all fees and expenses of Administrative Agent and its Affiliates in connection with the credit facility provided herein.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Collateral Assignment" means, collectively, that certain (i) Second
      ---------------------
Amended and Restated Collateral Assignment of Promissory Notes and Contract Rights dated as of the Closing Date executed by Borrower in favor of Administrative Agent, and (ii) Amended and Restated Collateral Assignment of Promissory Notes and Contract Rights dated as of the Closing Date executed by Borrower in favor of Administrative Agent, pursuant to which Borrower assigns to Administrative Agent and grants Administrative Agent a security interest in certain of the Section 29 Documents.

     "Commitment" means, with respect to any Bank, the commitment of such Bank
      ----------
to lend its Commitment Percentage of the Total Commitment to Borrower pursuant to Section 3.1 hereof, as such Commitment may be terminated and reduced from
   -----------
time to time in accordance with the provisions hereof. On the Closing Date the amount of each Bank's Commitment is the amount set forth opposite such Bank's name on Schedule 1 hereto; provided, that, after giving effect to any Assignment
        ----------         --------  ----
and Acceptance Agreement, the Commitment of each Bank shall be the amount set forth in the Register maintained by Administrative Agent pursuant to Section
                                                                     -------
15.10(b).
--------

     "Commitment Percentage" means, with respect to each Bank, the Commitment
      ---------------------
Percentage for such Bank set forth on Schedule 1 hereto; provided, that, after
                                      ----------         --------  ----
giving effect to any Assignment and Acceptance Agreement, the Commitment of each Bank shall be the amount set forth in the Register maintained by Administrative Agent pursuant to Section 15.10(b).
                  ----------------

     "Conforming Borrowing Base" has the meaning set forth in Section 6.1
      -------------------------                               -----------
hereof.

     "Consolidated Current Assets" means, for any Person at any time, the
      ---------------------------
current assets of such Person and its Consolidated Subsidiaries at such time, plus, in the case of Borrower, the Availability at such time.

     "Consolidated Current Liabilities" means, for any Person at any time, the
      --------------------------------
current liabilities of such Person and its Consolidated Subsidiaries at such time, but, in the case of Borrower, excluding current maturities of Long Term Debt of Borrower and its Consolidated Subsidiaries outstanding at such time.

     "Consolidated Subsidiary" or "Consolidated Subsidiaries" means, for any
      -----------------------      -------------------------
Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements.

     "Consumers Power" means Consumers Power Company, a Michigan corporation.
      ---------------

     "Consumers Power Contract" means that certain Gas Purchase Agreement dated
      ------------------------
October 1, 1994, by and between Mercury, as seller, and Consumers Power, as buyer, pursuant to which Consumers Power has agreed to purchase certain gas owned or controlled by Mercury.

     "Continue," "Continuation," and "Continued" shall refer to the continuation
      --------    ------------        ---------
pursuant to Section 3.3(c) and/or Article V hereof of a Eurodollar Loan from one
            --------------        ---------
Interest Period to the next Interest Period.

     "Convert," "Conversion," and "Converted" shall refer to a conversion
      -------    ----------        ---------
pursuant to Section 3.3(c) and/or Article V hereof of one Type of Loan into
            --------------        ---------
another Type of Loan.

     "Credit Parties" means, collectively, Borrower and each Subsidiary of
      --------------
Borrower, and "Credit Party" means any one of the foregoing.
               ------------

     "Darden Group" means, collectively, Mercury, QELC, Frank Darden, Anne
      ------------
Darden Self, Glenn Darden and Thomas Darden and their respective designees, heirs and estates.

     "Debt" means, for any Person at any time, without duplication, (a) all
      ----
obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including capitalized lease obligations, other than usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) any amount owed by such Person representing the deferred purchase price of property or services other than accounts payable incurred in the ordinary course of business and in accordance with customary trade terms and which have not been outstanding for more than ninety (90) days past the invoice date, (g) all obligations of such Person secured by a Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in
(a) through (g) preceding.

     "Default" means any condition or event which constitutes an Event of
      -------
Default or which with the giving of notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Default Rate" means, in respect of any principal of the Loan or any other
      ------------
amount payable by Borrower under any Loan Paper which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of (i) three percent (3%), plus (ii) the Base Rate as in effect from time to time (provided, that if such amount in default is principal of a
                   --------  ----
Eurodollar Borrowing and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for
                               ------------
the period from and including the due date and to but excluding the last day of the Interest Period therefor, (a) three percent (3%), plus (b) the Applicable Margin, plus (c) the Eurodollar Rate for such Borrowing for such Interest Period as provided in Section 3.3 hereof, and thereafter, the rate provided for above
               -----------
in this definition).

     "Distribution" by any Person, means (a) with respect to any stock issued by
      ------------
such Person or any partnership, joint venture, limited liability company, membership or other interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock or partnership, joint venture, limited liability company, membership or other interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock, partnership, joint venture, limited liability company, membership or other interest of any Person, and (c) any other payment by such Person with respect to such stock, partnership, joint venture, limited liability company, membership or other interest of such Person.

     "Domestic Business Day" means any day except a Saturday, Sunday or other
      ---------------------
day on which national banks in Dallas, Texas, are authorized by Law to close.

     "Domestic Lending Office" means, as to each Bank, (a) its office located at
      -----------------------
its address identified on Schedule 1 hereto as its Domestic Lending Office, (b)
                          ----------
its office located at its address identified on the Register (as defined in
Section 15.10(b)) as its Domestic Lending Office, or (c) such other office as
----------------
such Bank may hereafter designate as its Domestic Lending Office by notice to Borrower and Administrative Agent.

     "Eligible Assignee" means (i) a Bank, (ii) an Affiliate of a Bank, and
      -----------------
(iii) any other Person approved by Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 15.10, Borrower, such approval not to be unreasonably
                -------------
withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Bank and Administrative Agent from Borrower within two (2) Domestic Business Days after notice of such proposed assignment has been provided by the assigning Bank to Borrower; provided,
                                                                --------
however, that neither Borrower nor an Affiliate of Borrower shall qualify as an
-------
Eligible Assignee.

     "Environmental Complaint" means any complaint, summons, citation, notice,
      -----------------------
directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state or municipal authority or any other party against any Credit Party involving (a) a Hazardous Discharge from, onto or about any real property owned, leased or operated at any time by any Credit Party, (b) a Hazardous Discharge caused, in whole or in part, by any Credit Party or by any Person acting on behalf of or at the instruction of any Credit Party, or (c) any violation of any Applicable Environmental Law by any Credit Party.

     "Equity" means shares of capital stock or a partnership, profits, capital,
      ------
member or other equity interest, or options, warrants or any other rights to substitute for or otherwise acquire the capital stock or a partnership, profits, capital, member or other equity interest of any Credit Party.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" means any corporation or trade or business under common
      ---------------
control with any Credit Party as determined under section 4001(a)(14) of ERISA.

     "Eurodollar Business Day" means any Domestic Business Day on which
      -----------------------
commercial banks are open for international business (including dealings in dollar deposits) in the applicable eurodollar interbank market.

     "Eurodollar Lending Office" means, as to each Bank, (a) its office, branch
      -------------------------
or affiliate located at its address identified on Schedule 1 hereto as its
                                                  ----------
Eurodollar Lending Office, (b) its office, branch or affiliate located at its address identified on the Register (as defined in Section 15.10(b)) as its
                                                  ----------------
Eurodollar Lending Office, or (c) such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower and Administrative Agent.

     "Eurodollar Loans" means Loans that bear interest at rates based upon the
      ----------------
Adjusted Eurodollar Rate.

     "Eurodollar Rate" means, for any Loan which is the subject of a Eurodollar
      ---------------
Tranche for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate"
                                                                ---------------
shall mean, for the principal amount of the Loan which is the subject of a Eurodollar Tranche for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on
                      --------  -------
Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "Events of Default" has the meaning set forth in Section 13.1.
      -----------------                               ------------

     "Exhibit" refers to an exhibit attached to this Agreement and incorporated
      -------
herein by reference, unless specifically provided otherwise.

     "Existing Credit Agreements" means the Existing QRI/NationsBank Credit
      --------------------------
Agreement and the MSR/Paribas Credit Agreement.

     "Existing MSR Agent" means Paribas, as Agent under the MSR/Paribas Credit
      ------------------
Agreement.

     "Existing MSR Mineral Interests" means the Mineral Interests owned by MSR
      ------------------------------
or its Subsidiaries on the Closing Date prior to giving effect to the Closing Transactions.

     "Existing MSR Mortgages" means the mortgages, deeds of trust, security
      ----------------------
agreements, assignments, pledges and other documents, instruments and agreements described in each of the Assignments of Notes and Liens, which establish Liens on certain of the Existing MSR Mineral Interests to secure MSR's obligations under the MSR/Paribas Credit Agreement.

     "Existing QRI/NationsBank Credit Agreement" has the meaning assigned to
      -----------------------------------------
such term in the recitals hereto.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (a) if the day for which such rate is to be
                     -------- ----
determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if such rate is not so published on such next succeeding Domestic Business Day, the Federal Funds Rate for any day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

     "Financial Officer" of any Person means its Chief Financial Officer;
      -----------------
provided, that if no Person serves in such capacity, "Financial Officer" shall
--------  ----                                        -----------------
mean the highest ranking executive officer of such Person with responsibility for accounting, financial reporting, cash management and similar functions.

     "Fiscal Quarter" means the three (3) month periods ending on March 31, June
      --------------
30, September 30 and December 31 of each Fiscal Year.

     "Fiscal Year" means a twelve (12) month period ending December 31.
      -----------

     "FNB" means Frost National Bank.
      ---

     "GAAP" means those generally accepted accounting principles and practices
      ----
which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the Closing Date so as to properly reflect the financial condition, and the results of operations and changes in financial position, of a Person and its Consolidated Subsidiaries, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

     "Gas Balancing Agreement" means any agreement or arrangement whereby any
      -----------------------
Credit Party, or any other party having an interest in any Hydrocarbons to be produced from Mineral Interests in which any Credit Party owns an interest, has a right to take more than its proportionate share of production therefrom.

     "Governmental Authority" means any court or governmental department,
      ----------------------
commission, board, bureau, agency, or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of
      ---------
such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall
                                       -------- ----
not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Discharge" means any releasing, spilling, leaking, pumping,
      -------------------
pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance from or onto any real property owned, leased or operated at any time by any Credit Party or any real property owned, leased or operated by any other party.

     "Hazardous Substance" means any pollutant, toxic substance, hazardous
      -------------------
waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Applicable Environmental Law or which is otherwise regulated by any Applicable Environmental Law or is required to be investigated and/or remediated by or pursuant to any Applicable Environmental Law.

     "Hedge Transaction" means any commodity, interest rate, currency or other
      -----------------
swap, option, collar, futures contract or other contract pursuant to which a Person hedges risks related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions. Hedge Transactions expressly includes Oil and Gas Hedge Transactions.

     "Hydrocarbons" means oil, gas, casinghead gas, drip gasolines, natural
      ------------
gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite.

     "Initial Borrowing Base" means a Borrowing Base in the amount of
      ----------------------
$85,000,000, which shall be in effect during the period commencing on the Closing Date and continuing until the first Redetermination after the Closing Date.

     "Initial Conforming Borrowing Base" means a Conforming Borrowing Base in
      ---------------------------------
the amount of $75,000,000, which shall be in effect during the period commencing on the Closing Date and continuing until the first Redetermination after the Closing Date.

     "Initial Reserve Reports" means the following reserve reports which contain
      -----------------------
an evaluation of the Borrowing Base Properties: (a) reserve report dated as of July 1, 1998 prepared by LaRoche Petroleum Consultants, Ltd., (b) reserve report dated August 1, 1997 prepared by Albrecht & Associates, Inc., (c) reserve report dated as of January 1, 1998 prepared by S. A. Holditch and Associates, Inc. (with respect to certain Mineral Interests owned by QELC prior to the Closing Date under and as defined in the Existing QRI/NationsBank Credit Agreement), and
(d) reserve report dated as of January 1, 1998 prepared by S. A. Holditch and Associates, Inc. (with respect to certain Mineral Interests owned by MGP prior to the Closing Date under and as defined in the Existing QRI/NationsBank Credit Agreement).

     "Interest Period" means, with respect to each Eurodollar Borrowing and each
      ---------------
Continuation of Eurodollar Loans and each Conversion of all or part of the Base Rate Loan to Eurodollar Loans, the period commencing on the date of such Borrowing, Continuation or Conversion and ending one (1), two (2), three (3) and, if available to all Banks, six (6) months thereafter, as Borrower may elect in the applicable Request for Borrowing or Notice of Continuation or Conversion; provided that:
-------- ----

          (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

          (b) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Eurodollar Business Day of a calendar month;

          (c) if any Interest Period includes a date on which any payment of principal of the Eurodollar Loans which are the subject of such Borrowing, Continuation or Conversion is required to be made hereunder, but does not end on such date, then (i) the principal amount of such Eurodollar Loans required to be repaid on such date shall have an Interest Period ending on such date, and (ii) the remainder of each such Eurodollar Loans shall have an Interest Period determined as set forth above; and

          (d) no Interest Period shall extend past the Termination Date.

     "Investment" means, with respect to any Person, any loan, advance,
      ----------
extension of credit, capital contribution to, investment in or purchase of the stock or other securities of, or interests in, any other Person; provided, that
                                                                 --------  ----
"Investment" shall not include customer and trade accounts which are payable in
 ----------
accordance with customary trade terms.

     "Laws" means all applicable statutes, laws, ordinances, regulations,
      ----
orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality or Governmental Authority.

     "Lending Office" means, as to any Bank, its Domestic Lending Office or its
      --------------
Eurodollar Lending Office, as the context may require.

     "Letter of Credit Exposure" of any Bank means such Bank's aggregate
      -------------------------
participation in the unfunded portion and the funded but unreimbursed portion of Letters of Credit outstanding at any time.

     "Letter of Credit Fee" means, with respect to any Letter of Credit issued
      --------------------
hereunder, a fee in an amount equal to a percentage of the stated amount of such Letter of Credit (calculated on a per annum basis based on the stated term of such Letter of Credit) determined by reference to the ratio of the Outstanding Credit to the Conforming Borrowing Base in effect on the date such Letter of Credit is issued in accordance with the table below:

          ======================================================================
                    Ratio of Outstanding                   Per Annum Letter of
               Credit to Conforming Borrowing Base               Credit Fee
          ----------------------------------------------------------------------
                        * .50 to 1                                1.125%
          ----------------------------------------------------------------------
                   ** .50 to 1 * .75 to 1                         1.375%
          ----------------------------------------------------------------------
                  ** .75 to 1 * 1.00 to 1                         1.625%
          ----------------------------------------------------------------------
                       ** 1.00 to 1                               2.250%
          ======================================================================

*  less than or equal to
** greater than

     "Letter of Credit Fronting Fee" means, with respect to any Letter of Credit
      -----------------------------
issued hereunder, a fee equal to one hundred twenty five one thousandths of one percent (.125%) per annum of the stated amount of such Letter of Credit.

     "Letters of Credit" means letters of credit issued for the account of
      -----------------
Borrower pursuant to Section 3.1(b).
                     --------------

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, Borrower and its Subsidiaries shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means the revolving credit loan in an amount outstanding at any time
      ----
not to exceed the amount of the Total Commitment then in effect less the amount of the Letter of Credit Exposure then outstanding to be made by Banks to Borrower in accordance with Section 3.1 hereof. The Loan may be comprised of
                            -----------
the Base Rate Loan and one or more Eurodollar Loans as Borrower may select in a Request for Borrowing or a Notice of Continuation and Conversion.

     "Loan Papers" means this Agreement, the Notes, any Subsidiary Guaranty
      -----------
(which may hereafter be executed), all Mortgages now or at any time hereafter delivered pursuant to Section 7.1, the Collateral Assignments, any Borrower
                      -----------
Pledge Agreement (which may hereafter be executed), any Subsidiary Pledge Agreement (which may hereafter be executed), the Assignments of Notes and Liens, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

     "Long Term Debt" means Debt which matures more than one year from the date
      --------------
it is incurred, or which can be extended at the option of the obligor(s) to a date more than one year from the date it is incurred.

     "Management Agreement" means that certain Management Agreement dated
      --------------------
September 1, 1998, to be effective on the Closing Date, by and between Mercury and Borrower, pursuant to which Mercury shall operate all of Borrower's Mineral Interests and provide certain general and administrative services necessary for the operation of Borrower's business and properties.

     "Margin Regulations" means Regulations T, U and X of the Board of Governors
      ------------------
of the Federal Reserve System, as in effect from time to time.

     "Margin Stock" means "margin stock" as defined in Regulation U.
      ------------

     "Material Adverse Change" means any circumstance or event that has had or
      -----------------------
would reasonably be expected to have (a) a material and adverse effect on the financial condition, business operations, prospects, properties or assets of any Credit Party, (b) an adverse effect on (i) the validity and enforceability of any Loan Paper, or (ii) the perfection or priority of any Lien purported to be created thereby, or (c) a material adverse effect on the right or ability of any Credit Party to fully, completely and timely pay and perform its obligations under the Loan Papers.

     "Material Agreement" means any material written or oral agreement,
      ------------------
contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which is not cancelable by such Person upon notice of thirty (30) days or less without liability for further payment other than nominal penalty.

     "Material Gas Imbalance" means, with respect to all Gas Balancing
      ----------------------
Agreements to which any Credit Party is a party or by which any Mineral Interest owned by any Credit Party is bound, a net negative gas imbalance to any Credit Party in excess of $250,000.

     "Maximum Lawful Rate" means, for each Bank, the maximum rate (or, if the
      -------------------
context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the Loan owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable Laws after taking into account, to the extent required by applicable Laws, any and all relevant payments or charges under the Loan Papers. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate," such term shall mean the
                             -------------------
"indicated rate ceiling" from time to time in effect under Chapter 1D of the Texas Credit Title, Revised Civil Statutes of Texas, 1925, as amended, substituted for or restated, or, if permitted by applicable Law and effective upon the giving of the notices required by such Chapter 1D (or effective upon any other date otherwise specified by applicable Law), the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Chapter 1D, whichever Administrative Agent (with the approval of Required Banks) shall elect to substitute for the "indicated rate ceiling," and vice versa, each such
                                                    ---- -----
substitution to have the effect provided in such Chapter 1D, and Administrative Agent (with the approval of Required Banks) shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with subsection (h)(1) of such Chapter 1D.

     "Mercury" means Mercury Exploration Company, a Texas corporation.
      -------

     "Merger" means the merger of MSR with and into Borrower pursuant to, and in
      ------
accordance with, the Merger Agreement and the Merger Certificate, with Borrower being the surviving entity.

     "Merger Agreement" means that certain Agreement and Plan of Merger and
      ----------------
Reorganization dated as of September 1, 1998, by and between Borrower and MSR, as amended by that certain First Amendment to Agreement and Plan of Merger and Reorganization dated as of January 27, 1999, by and between Borrower and MSR.

     "Merger Certificate" means that certain Certificate of Merger to be filed
      ------------------
on the Closing Date with the Secretary of State of Delaware, and certified copies of which shall subsequently be filed in such jurisdictions as Administrative Agent shall require.

     "Merger Documents" means, collectively, (a) the Merger Agreement, (b) the
      ----------------
Merger Certificate, and (c) all other material documents, instruments and agreements executed or delivered by any Credit Party pursuant to the Merger Agreement, the Merger Certificate or the Merger.

     "MGP" means Michigan Gas Partners, Limited Partnership, formerly a Texas
      ---
limited partnership prior to its merger with and into Borrower.

     "Mineral Interests" means rights, estates, titles, and interests in and to
      -----------------
oil and gas leases and any oil and gas interests, royalty and overriding royalty interest, production payment, net profits interests, oil and gas fee interests, and other rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of Laws, which now or hereafter include all or any part of the foregoing without limiting the foregoing, in the case of Borrower, "Mineral
                                                                    -------
Interests" also includes all rights of Borrower under the Section 29 Documents.
---------

     "Monthly Date" means the fifteenth day of each calendar month.
      ------------

     "Mortgages" means all mortgages, deeds of trusts, amendments to mortgages,
      ---------
security agreements, amendments to security agreements, assignments of production, amendments to assignments of production, pledge agreements, collateral mortgages, collateral chattel mortgages, collateral assignments, financing statements and other documents, instruments and agreements evidencing, creating, perfecting or otherwise establishing the Liens required by Section 7.1
                                                                     -----------
hereof. All Mortgages shall be in form and substance satisfactory to Administrative Agent in its sole discretion.

     "MSR" means MSR Exploration Ltd., a Delaware corporation, and which
      ---
pursuant to, and upon the effective date of, the Merger, will be merged with and into Borrower with Borrower being the surviving entity.

     "MSR/Paribas Credit Agreement" has the meaning assigned to such term in the
      ----------------------------
recitals hereto.

     "NationsBank" means NationsBank, N.A., a national banking association, in
      -----------
its capacity as a Bank.

     "New Bank" means Paribas, Bank One or FNB, and "New Banks" means Paribas,
      --------                                       ---------
Bank One and FNB, collectively.

     "NMS" means NationsBank Montgomery Securities LLC.
      ---

     "Non-Recourse Debt" means indebtedness (a) secured solely by the assets
      -----------------
acquired with the proceeds of such indebtedness, (b) with respect to which no Credit Party shall have any liability for repayment beyond the assets pledged, and (c) with respect to which Borrower has delivered to Banks an opinion in a form satisfactory to Required Banks of counsel acceptable to Administrative Agent stating that such indebtedness meets the criteria set forth in (a) and (b) preceding.

     "Note" means a promissory note of Borrower payable to the order of a Bank,
      ----
in substantially the form of Exhibit B hereto, in the amount of such Bank's
                             ---------
Commitment, evidencing the obligation of Borrower to repay to such Bank its Commitment Percentage of the Loan, together with all modifications, extensions, renewals, and rearrangements thereof, and "Notes" means all of such Notes
                                           -----
collectively.

     "Notice of Continuation or Conversion" has the meaning set forth in Section
      ------------------------------------                               -------
3.3(c).
------

     "Obligations" means all present and future indebtedness, obligations and
      -----------
liabilities, and all renewals and extensions thereof, or any part thereof, of each Credit Party to Administrative Agent or to any Bank or any Affiliate of any Bank arising pursuant to the Loan Papers or pursuant to any Hedge Transaction entered into with any Bank or any Affiliate of any Bank, and all interest accrued thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

     "Oil & Gas Hedge Transaction" means a Hedge Transaction pursuant to which
      ---------------------------
any Person hedges the price to be received by it for future production of Hydrocarbons.

     "Outstanding Credit" means, on any date, the sum of (a) the aggregate
      ------------------
outstanding Letter of Credit Exposure on such date, including the Letter of Credit Exposure attributable to Letters of Credit to be issued on such date, plus (b) the aggregate outstanding principal balance of the Loan on such date, including the amount of any Borrowing to be made on such date.

     "Paribas" means Paribas in its capacity as a Bank.
      -------

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Permitted Encumbrances" means with respect to any asset:
      ----------------------

          (a) Liens (if any) securing the Notes in favor of Banks;

          (b) minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or the operation of the subject property, and for the purposes of this Agreement, a minor defect in title shall include, but not be limited to, easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of any Credit Party that are customarily granted in the oil and gas industry;

          (c) inchoate statutory or operators' Liens securing obligations for labor, services, materials and supplies furnished to Mineral Interests which are not delinquent (except to the extent permitted by Section 10.7);
                                                  ------------

          (d) mechanic's, materialmen's, warehouseman's, journeyman's and carrier's Liens and other similar Liens arising by operation of Law in the ordinary course of business which are not delinquent (except to the extent permitted by Section 10.7);
             ------------

          (e) Liens for Taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action, as permitted by Section 10.7;
                                                   ------------

          (f) lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Reserve Report including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

          (g) the Section 29 Mortgages; and

          (h) the TCW Royalty Documents.

     "Permitted Investments"  means (a) readily marketable direct obligations of
      ---------------------
the United States of America (or investments in mutual funds or similar funds which invest solely in such obligations), (b) fully insured time deposits and certificates of deposit with maturities of one year or less of any commercial bank operating in the United States having capital and surplus in excess of $500,000,000, (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor's Corporation or Moody's Investors Service, (d) Investments described on Schedule 2 hereto, and (e) other Investments; provided that, the
             ----------                                    -------- ----
aggregate amount of all other Investments made pursuant to this clause (e) outstanding at any time shall not exceed $500,000 (measured on a cost basis).

     "Person" means an individual, a corporation, a partnership, an association,
      ------
a trust or any other entity or organization, including a Government Authority.

     "Plan" means an employee benefit plan within the meaning of section 3(3) of
      ----
ERISA, and any other similar plan, policy or arrangement, including an employment contract, whether formal or informal and whether legally binding or not, under which any Credit Party or an ERISA Affiliate of a Credit Party has any current or future obligation or liability or under which any present or former employee of any Credit Party or an ERISA Affiliate of a Credit Party, or such present or former employee's dependents or beneficiaries, has any current or future right to benefits resulting from the present or former employee's employment relationship with any Credit Party or an ERISA Affiliate of a Credit Party.

     "Prime Rate" means the per annum rate of interest established from time to
      ----------
time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

     "Property Description" means the legal description of Mineral Interests
      --------------------
attached to the Certificate of Ownership Interests.

     "Proved Mineral Interests" means, collectively, Proved Producing Mineral
      ------------------------
Interests, Proved Nonproducing Mineral Interests, and Proved Undeveloped Mineral Interests.

     "Proved Nonproducing Mineral Interests" means all Mineral Interests which
      -------------------------------------
constitute proved developed nonproducing reserves.

     "Proved Producing Mineral Interests" means all Mineral Interests which
      ----------------------------------
constitute proved developed producing reserves.

     "Proved Undeveloped Mineral Interests" means all Mineral Interests which
      ------------------------------------
constitute proved undeveloped reserves.

     "QELC" means Quicksilver Energy, L.C., a Michigan limited liability
      ----
company.

     "Quarterly Date" means the last day of each March, June, September and
      --------------
December.

     "Recognized Value" means, with respect to Mineral Interests, the discounted
      ----------------
present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such Mineral Interests as determined by NationsBank for purposes of determining the portion of the Borrowing Base which it attributes to such Mineral Interests in accordance with Article VI hereof.
                                          ----------

     "Redetermination" means (i) any Scheduled Redetermination, or (ii) any
      ---------------
Special Redetermination.

     "Redetermination Date" means (a) each June 1 and December 1, commencing
      --------------------
June 1, 1999, and (b) with respect to any Special Redetermination, the first day of the first month which is not less than twenty (20) Domestic Business Days following the date of a request for a Special Redetermination.

     "Regulation A" means Regulation A of the Board of Governors of the Federal
      ------------
Reserve System, 12 C.F.R. Part 221, as in effect from time to time.

     "Request for Borrowing" has the meaning set forth in Section 3.1(d).
      ---------------------                               --------------

     "Request for Letter of Credit" has the meaning set forth in Section 3.1(e).
      ----------------------------                               --------------

     "Required Banks" means Banks holding at least sixty-six and two-thirds
      --------------
percent (66 2/3%) of the Total Commitment.

     "Required Reserve Value" means Proved Mineral Interests that have a
      ----------------------
Recognized Value of not less than eighty percent (80%) of the Recognized Value of all Proved Mineral Interests held by Borrower and its Subsidiaries.

     "Reserve Report" means an unsuperseded engineering analysis of the Mineral
      --------------
Interests owned by Borrower, in form and substance reasonably acceptable to Required Banks, prepared in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69. Each Reserve Report required to be delivered by March 31 of each year pursuant to Section 6.1 shall be prepared by the Approved Petroleum
                 -----------
Engineer. Each other Reserve Report shall be prepared by Borrower's in-house staff. Notwithstanding the foregoing, in connection with any Special Redetermination requested by Borrower, the Reserve Report shall be in form and scope mutually acceptable to Borrower and Required Banks. Until superseded, each of the Initial Reserve Reports shall be considered a Reserve Report.

     "Reserve Requirement" means, at any time, the maximum rate at which
      -------------------
reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Restricted Payment" means, with respect to any Person, (a) any
      ------------------
Distribution by such Person, or (b) the retirement, redemption or prepayment prior to scheduled maturity by such Person or any Affiliate of such Person of any Debt of such Person.

     "Schedule" means a "schedule" attached to this Agreement and incorporated
      --------
herein by reference, unless specifically indicated otherwise.

     "Scheduled Redetermination" means any Redetermination of the Borrowing Base
      -------------------------
pursuant to Section 6.2.
            -----------

     "Section" refers to a "section" or "subsection" of this Agreement unless
      -------
specifically indicated otherwise.

     "Section 29 Documents" means each of the following documents, instruments
      --------------------
and agreements:

          (a) Assignment, dated as of December 1, 1997, by and between Mercury, as assignor, and MA Gas LLC ("MAG"), as assignee, and recorded in the
                                   ---
     county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 477, Page 1232, (ii) Crawford County, Michigan, December 23, 1997, under Liber 444, Page 01, (iii) Montmorency County, Michigan, December 22, 1997, under Liber 405, Page 01, and (iv) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 579;

          (b) Assignment by and between Mercury, as assignor, and Borrower, as assignee, and recorded in the county records of (i) Antrim County, Michigan, April 15, 1998, under Liber 485, Page 1046, and Liber 485, Page 1087, (ii) Crawford County, Michigan, April 15, 1998, under Liber 451, Page 251, (iii) Montmorency County, Michigan, April 15, 1998, under Liber 408, Page 0008, and (iv) Otsego County, Michigan, April 15, 1998, under Liber 675, Page 217;

          (c) Partial Assignment of Reversionary Interest, dated effective as of December 1, 1997, by and between Borrower, as assignor, and MAG, as assignee, and recorded in the county records of Antrim, Crawford, Montmorency and Otsego Counties, Michigan;

          (d) Conveyance of Production Payment, dated as of December 1, 1997, by and between MAG, as assignor, and Mercury, as assignee, and recorded in the county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 477, Page 1273, (ii) Crawford County, Michigan, December 23, 1997, under Liber 444, Page 42, (iii) Montmorency County, Michigan, December 22, 1997, under Liber 405, Page 42, and (iv) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 620;

          (e) Amendment to Conveyance of Production, dated effective as of December 1, 1997, by and between MAG, as assignor, and Borrower, as assignee, and recorded in the county records of Antrim, Crawford, Montmorency and Otsego Counties, Michigan;

          (f) Mortgage, dated as of December 1, 1997, by and between MAG, as mortgagor, and Mercury, as mortgagee, and recorded in the county records of
     (i) Antrim County, Michigan, December 23, 1997, under Liber 477, Page 1413,
     (ii) Crawford County, Michigan, December 23, 1997, under Liber 444, Page 182, (iii) Montmorency County, Michigan, December 22, 1997, under Liber 134, Page 528, and (iv) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 760;

          (g) Assignment, dated as of December 1, 1997 by and between MGP, as assignor, and MGP Gas L.L.C. ("MGPG"), as assignee, and recorded in the
                                    ----
     county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 478, Page 1, and (ii) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 802;

          (h) Partial Assignment of Reversionary Interest, dated effective as of December 1, 1997, by and between Borrower, as assignor, and MGPG, as assignee, and recorded in the county records of Antrim and Otsego Counties, Michigan;

          (i) Conveyance of Production Payment, dated as of December 1, 1997, by and between MGPG, as assignor, and MGP, as assignee, and recorded in the county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 478, Page 9, and (ii) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 810;

          (j) Amendment to Conveyance of Production Payment, dated effective as of December 1, 1997, by and between MGPG, as assignor, and Borrower, as assignee, and recorded in the county records of Antrim and Otsego Counties, Michigan;

          (k) Mortgage, dated as of December 1, 1997, by and between MGPG, as mortgagor, and MGP, as mortgagee, and recorded in the county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 478, Page 37, and
     (ii) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 838;

          (l) Purchase and Sale Agreement, dated as of December 1, 1997, by and between Mercury, as Seller, and MAG, as buyer;

          (m) Credit Payment Note, dated December 1, 1997, executed by MAG, as maker, payable to the order of Mercury, as payee;

          (n) Fixed Payment Note, dated December 1, 1997, executed by MAG, as maker, payable to the order of Mercury, as payee, in the original principal amount of $5,092,721;

          (o) Assignment of Enforcement Rights, dated effective December 1, 1997, by and between MAG and Mercury, and acknowledged and consented to by State Street and Antrim;

          (p) Management Agreement, dated as of December 1, 1997, by and between MAG and Mercury, as manager;

          (q) Purchase and Sale Agreement, dated as of December 1, 1997, by and between MGP, as seller, and MGPG, as buyer;

          (r) Credit Payment Note, dated December 1, 1997, executed by MGPG, as maker, payable to the order of MGP, as payee;

          (s) Fixed Payment Note, dated December 1, 1997, executed by MGPG, as maker, payable to the order of MGP, as payee, in the original principal amount of $2,017,373;

          (t) Assignment of Enforcement Rights, dated effective December 1, 1997, by and between MGPG and MGP, and acknowledged and consented to by State Street and Antrim; and

          (u) Management Agreement, dated as of December 1, 1997, by and between MGPG and MGP, as manager.

     "Section 29 Mortgages" means each of the following documents, instruments
      --------------------
and agreements:

          (a) Mortgage, dated as of December 1, 1997, by and between Mercury, as mortgagor, and MAG, as mortgagee, and recorded in the county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 477, Page 1370,
     (ii) Crawford County, Michigan, December 23, 1997, under Liber 444, Page 139; (iii) of Montmorency County, Michigan, December 22, 1997, under Liber 134, Page 485; and (iv) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 717; and

          (b) Mortgage, dated as of December 1, 1997, by and between MGPG, as mortgagor, and MGP, as mortgagee, and recorded in the county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 478, Page 37; and
     (ii) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 838.

     "Special Redetermination" means any Redetermination of the Borrowing Base
      -----------------------
pursuant to Section 6.3.
            -----------

     "Sole Lead Arranger" means NationsBank Montgomery Securities LLC in its
      ------------------
capacity as sole lead arranger for the credit facility hereunder or any successor thereto.

     "Subsidiary" means, for any Person, any corporation or other entity of
      ----------
which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

     "Subsidiary Guaranty" means a Guaranty substantially in the form of Exhibit
      -------------------                                                -------
C hereto to be executed by each existing and future Subsidiary of Borrower in
-
favor of Banks pursuant to which each Subsidiary of Borrower guaranties payment and performance in full of the Obligations.

     "Subsidiary Pledge Agreement" means a Pledge Agreement substantially in the
      ---------------------------
form of Exhibit A attached hereto (with applicable conforming changes) to be
        ---------
executed by each existing and future Subsidiary of Borrower (for purposes of this definition and Section 7.1(d) hereof, such Subsidiary is referred to herein
                    --------------
and therein as a "First Tier Subsidiary"), pursuant to which such First Tier
                  ---------------------
Subsidiary shall pledge to Administrative Agent, for the ratable benefit of Banks, one hundred percent (100%) of the issued and outstanding Equity of each existing or hereafter created Subsidiary of such First Tier Subsidiary to secure the Obligations.

     "Taxes" means all taxes, assessments, filing or other fees, levies,
      -----
imposts, duties, deductions, withholdings, stamp taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by Law or any Governmental Authority. "Tax" means any one of the foregoing.
             ---

     "TCW Royalty Documents" means, collectively, (a) the Royalty Agreement
      ---------------------
dated November 14, 1996 by and between Borrower and TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P., as amended by a First Amendment to Royalty Agreement dated as of April 9, 1998, and (b) the Conveyance of Adjustable Overriding Royalty Interest dated November 14, 1996 granted by Borrower to TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P., as amended by an Amendment to Conveyance of Overriding Royalty Interest dated as of April 9, 1998.

     "Termination Date" means March 4, 2004.
      ----------------

     "Total Commitment" means the Commitments of all Banks in an initial
      ----------------
aggregate amount of $200,000,000 as such amount may be reduced from time to time pursuant to Section 3.6.
            -----------

     "Tranche" means the Base Rate Loan or a Eurodollar Loan and "Tranches"
      -------                                                     --------
means the Base Rate Loan or Eurodollar Loans or any combination thereof.

     "Type" means with reference to a Loan, the characterization of such Loan as
      ----
the Base Rate Loan or a Eurodollar Loan based on the method by which the accrual of interest on such Tranche is calculated.

     "Unused Commitment Fee Percentage" means three hundred seventy-five one
      --------------------------------
thousandths of one percent (.375%) per annum.

     SECTION 2.2 Accounting Terms and Determinations. Unless otherwise
                 -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of Borrower and its Consolidated Subsidiaries delivered to Banks prior to the date hereof except for changes concurred in by Borrower's independent certified public accountants and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to Banks pursuant to Section 10.1.
                                     ------------

     SECTION 2.3 Petroleum Terms. As used herein, the terms "proved
                 ---------------                             ------
reserves," "proved developed reserves," "proved developed producing reserves,"
--------    -------------------------    -----------------------------------
"proved developed nonproducing reserves," and "proved undeveloped reserves" have
 --------------------------------------        ---------------------------
the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

     SECTION 2.4 Money. Unless expressly stipulated otherwise, all references
                 -----
herein to "dollars," "money," "funds," "payments," "prepayments" or other
           -------    -----    -----    --------    -----------
similar financial or monetary terms, are references to currency of the United States of America.

                                  ARTICLE III

                                  THE CREDIT

     SECTION 3.1 Commitments. (a) Each Bank severally agrees, subject to
                 -----------
Sections 3.1(c), 8.1, 8.2 and 8.4 and the other terms and conditions set forth
--------------------  ---     ---
in this Agreement, to lend to Borrower from time to time prior to the Termination Date amounts requested by Borrower not to exceed in the aggregate at any one time outstanding, the amount of such Bank's Commitment reduced by an amount equal to such Bank's Letter of Credit Exposure. Each Borrowing shall be in an aggregate principal amount of $1,000,000 or any larger integral multiple of $100,000 (except that any Base Rate Borrowing may be in an amount equal to the Availability at such time), and (ii) shall be made from Banks ratably in accordance with their respective Commitment Percentages. Subject to the foregoing limitations and the other provisions of this Agreement, prior to the Termination Date Borrower may borrow under this Section 3.1(a), repay amounts
                                                --------------
borrowed and request new Borrowings to be made under this Section 3.1(a).
                                                          --------------

          (b) Administrative Agent will, from time to time prior to the Termination Date, upon request by Borrower, issue Letters of Credit for the account of Borrower, so long as (i) the sum of (A) the total Letter of Credit Exposure then existing, and (B) the amount of the requested Letter of Credit does not exceed ten percent (10%) of the Conforming Borrowing Base, and (ii) Borrower would be entitled to a Borrowing under Sections 3.1(a) and 3.1(c) in
                                                ---------------     ------
the amount of the requested Letter of Credit. Not less than three (3) Domestic Business Days prior to the requested date of issuance of any such Letter of Credit, Borrower shall execute and deliver to Administrative Agent, Administrative Agent's customary letter of credit application. Each Letter of Credit shall be in the minimum amount of $10,000 and shall be in form and substance acceptable to Administrative Agent. No Letter of Credit shall have an expiration date later than the Termination Date. Upon the date of issuance of a Letter of Credit, Administrative Agent shall be deemed to have sold to each other Bank, and each other Bank shall be deemed to have unconditionally and irrevocably purchased from Administrative Agent, a non-recourse participation in the related Letter of Credit and Letter of Credit Exposure equal to such Bank's Commitment Percentage of such Letter of Credit and Letter of Credit Exposure. Upon request of any Bank, but not less often than quarterly, Administrative Agent shall provide notice to each Bank by telephone, teletransmission or telex setting forth each Letter of Credit issued and outstanding pursuant to the terms hereof and specifying the beneficiary and expiration date of each such Letter of Credit, each Bank's percentage of each such Letter of Credit and the actual dollar amount of each Bank's participation held by Administrative Agent thereof for such Bank's account and risk. At the time of issuance of each Letter of Credit, Borrower shall pay to Administrative Agent in respect of such Letter of Credit (a) the applicable Letter of Credit Fee, and (b) the applicable Letter of Credit Fronting Fee. Administrative Agent shall distribute the Letter of Credit Fee payable upon the issuance of each Letter of Credit to Banks in accordance with their respective Commitment Percentages, and Administrative Agent shall retain the Letter of Credit Fronting Fee for its own account. Any (y) material amendment or modification, or (z) renewal or extension of any Letter of Credit shall be deemed to be the issuance of a new Letter of Credit for purposes of this Section 3.1(b). Notwithstanding
                                               --------------
anything to the contrary contained herein, Borrower shall pay to Administrative Agent in connection with any amendment or modification of any nature, Administrative Agent's usual and customary fees for amendments or modifications to, and processing of, Letters of Credit.

     Immediately upon the occurrence of an Event of Default, Borrower shall deposit with Administrative Agent cash in such amounts as Administrative Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure of all Banks. Any amounts so deposited shall be held by Administrative Agent for the ratable benefit of all Banks as security for the outstanding Letter of Credit Exposure and the other Obligations, and Borrower will, in connection therewith, execute and deliver such security agreements in form and substance satisfactory to Administrative Agent which Administrative Agent may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Administrative Agent shall apply such cash to satisfy such drafts or demands. When all Letters of Credit have expired and the Obligations have been repaid in full (and no Bank has any obligation to lend or issue Letters of Credit hereunder) or such Event of Default has been cured to the satisfaction of Required Banks, Administrative Agent shall release to Borrower any remaining cash deposited under this Section 3.1(b). Whenever
                                                 --------------
Borrower is required to make deposits under this Section 3.1(b) and fails to do
                                                 --------------
so on the day such deposit is due, Administrative Agent or any Bank may, without notice to Borrower, make such deposit (whether by application of proceeds of any collateral for the Obligations, by transfers from other accounts maintained with any Bank or otherwise) using any funds then available to any Bank of any Credit Party, any guarantor, or any other party liable for repayment of the Obligations.

     Notwithstanding anything to the contrary contained herein, Borrower hereby agrees to reimburse Administrative Agent immediately upon demand by Administrative Agent, and in immediately available funds, for any payment or disbursement made by Administrative Agent under any Letter of Credit issued by it. Payment shall be made by Borrower with interest on the amount so paid or disbursed by Administrative Agent from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Maximum Lawful Rate, or (ii) the Default Rate. The obligations of Borrower under this paragraph will continue until all

Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by Borrower and until all other Obligations shall have been paid in full.

     Borrower shall be obligated to reimburse Administrative Agent upon demand for all amounts paid under Letters of Credit as set forth in the immediately preceding paragraph hereof; provided, however, if Borrower for any reason fails
                            --------  -------
to reimburse Administrative Agent in full upon demand, Banks shall reimburse Administrative Agent in accordance with each Banks' Commitment Percentage for amounts due and unpaid from Borrower as set forth hereinbelow; provided,
                                                               --------
however, that no such reimbursement made by Banks shall discharge Borrower's
-------  ----
obligations to reimburse Administrative Agent. All reimbursement amounts payable by any Bank under this Section 3.1(b) shall include interest thereon at
                               --------------
the Federal Funds Rate, from the date of the payment of such amounts by Administrative Agent to the date of reimbursement by such Bank. No Bank shall be liable for the performance or nonperformance of the obligations of any other Bank under this paragraph. The reimbursement obligations of Banks under this paragraph shall continue after the Termination Date and shall survive termination of this Agreement and the other Loan Papers.

     Borrower shall indemnify and hold Administrative Agent and each Bank, and their respective officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against any or such indemnified party in connection with actions taken under Letters of Credit or in connection therewith (including losses resulting from the negligence of any or such indemnified party), and shall pay each indemnified party for reasonable fees of attorneys and legal costs paid or incurred by each indemnified party in connection with any matter related to Letters of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or willful misconduct of such indemnified party, IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT EACH INDEMNIFIED PARTY SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS OWN ORDINARY NEGLIGENCE. If Borrower for any reason fails to indemnify or pay such indemnified party as set forth herein in full, Banks shall indemnify and pay such indemnified party upon demand, in accordance with each Bank's Commitment Percentage of such amounts due and unpaid from Borrower. The provisions of this paragraph shall survive the termination of this Agreement.

     Administrative Agent does not make any representation or warranty, and does not assume any responsibility with respect to the validity, legality, sufficiency or enforceability of any letter of credit application executed and delivered in connection with any Letter of Credit issued hereunder or any document relative thereto or to the collectibility thereunder. Administrative Agent does not assume any responsibility for the financial condition of Borrower or for the performance of any obligation of Borrower. Administrative Agent may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any letter of credit application. FURTHERMORE, EXCEPT AS SET FORTH HEREIN, ADMINISTRATIVE AGENT SHALL BE UNDER NO LIABILITY TO ANY BANK, WITH RESPECT TO ANYTHING ADMINISTRATIVE AGENT MAY DO OR REFRAIN FROM DOING IN THE EXERCISE OF ITS JUDGMENT, THE SOLE LIABILITY AND RESPONSIBILITY OF ADMINISTRATIVE AGENT BEING TO HANDLE EACH BANK'S SHARE ON AS FAVORABLE A BASIS AS ADMINISTRATIVE AGENT HANDLES ITS OWN SHARE. ADMINISTRATIVE AGENT SHALL NOT HAVE ANY DUTIES OR RESPONSIBILITIES

EXCEPT THOSE EXPRESSLY SET FORTH HEREIN AND THOSE DUTIES AND LIABILITIES SHALL BE SUBJECT TO THE LIMITATIONS AND QUALIFICATIONS SET FORTH HEREIN. FURTHERMORE, NEITHER ADMINISTRATIVE AGENT, NOR ANY OF ITS DIRECTORS, OFFICERS, OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED (WHETHER OR NOT SUCH ACTION TAKEN OR OMITTED IS EXPRESSLY SET FORTH HEREIN) UNDER OR IN CONNECTION HEREWITH OR UNDER ANY OTHER INSTRUMENT OR DOCUMENT IN CONNECTION HEREWITH, EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Administrative Agent shall not incur any liability to any Bank, Borrower, or any Affiliate of any Bank or Borrower, in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Administrative Agent to be genuine or authentic and to be signed by the proper party.

          (c) No Bank will be obligated to lend to Borrower hereunder or incur Letter of Credit Exposure, and Borrower shall not be entitled to borrow hereunder or obtain Letters of Credit hereunder, in an amount which would cause the Outstanding Credit to exceed the Borrowing Base then in effect. No Bank shall be obligated to fund Borrowings hereunder and Borrower shall not be entitled to Borrowings hereunder during the existence of a Borrowing Base Deficiency. Nothing in this Section 3.1(c) shall be deemed to limit any Bank's
                            --------------
obligation to reimburse Administrative Agent with respect to its participation in Letters of Credit as a result of the drawing under any Letter of Credit pursuant to Section 3.1(b).
            --------------

          (d) In order to request any Borrowing under this Section 3.1, Borrower
                                                           -----------
shall hand deliver, telex or telecopy to Administrative Agent a duly completed Request for Borrowing (herein so called) prior to 12:00 noon (Dallas, Texas time), (i) at least one (1) Domestic Business Day before the Borrowing Date specified for a proposed Base Rate Borrowing, and (ii) at least three (3) Eurodollar Business Days before the Borrowing Date of a proposed Eurodollar Borrowing. Each such Request for Borrowing shall be substantially in the form of Exhibit D hereto, and shall specify:
   ---------

              (i) the Borrowing Date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

              (ii)  the aggregate amount of such Borrowing;

              (iii) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

              (iv) in the case of a Eurodollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Upon receipt of a Request for Borrowing, Administrative Agent shall promptly notify each Bank of the contents thereof and the amount of the Borrowing to be loaned by such Bank pursuant thereto, and such Request for Borrowing shall not thereafter be revocable by Borrower. Not later than 12:00 noon (Dallas, Texas time) on the date of each Borrowing, each Bank shall make available its

Commitment Percentage of such Borrowing, in Federal or other funds immediately available in Dallas, Texas to Administrative Agent at its address set forth on
Schedule 1 hereto.  Notwithstanding the foregoing, if Borrower delivers to
----------
Administrative Agent a Request for Borrowing prior to 10:00 a.m. (Dallas, Texas time) on a Domestic Business Day requesting a Base Rate Borrowing on such day, each Bank shall use its best efforts to make available to Administrative Agent its Commitment Percentage of such Borrowing by 1:00 p.m. (Dallas, Texas time) on the same day. Unless Administrative Agent determines that any applicable condition specified in Section 8.2 has not been satisfied, Administrative Agent
                       -----------
will make the funds so received from Banks available to Borrower at Administrative Agent's aforesaid address.

          (e) In order to request any Letter of Credit hereunder, Borrower shall hand deliver, telex or telecopy to Administrative Agent a duly completed Request for Letter of Credit (herein so called) prior to 12:00 noon (Dallas, Texas time) at least three (3) Domestic Business Days before the date specified for issuance of such Letter of Credit. Each Request for Letter of Credit shall be substantially in the form of Exhibit E hereto, shall be accompanied by
                                ---------
Administrative Agent's duly completed and executed letter of credit application and agreement and shall specify:

          (i)   the requested date for issuance of such Letter of Credit;

          (ii) the terms of such requested Letter of Credit, including the name and address of the beneficiary, the stated amount, the expiration date and the conditions under which drafts under such Letter of Credit are to be available; and

          (iii) the purpose of such Letter of Credit.

Upon receipt of a Request for Letter of Credit, Administrative Agent shall promptly notify each Bank of the contents thereof, including the amount of the requested Letter of Credit, and such Request for Letter of Credit shall not thereafter be revocable by Borrower. No later than 12:00 noon (Dallas, Texas time) on the date each Letter of Credit is requested, unless Administrative Agent determines that any applicable condition precedent set forth in Section
                                                                      -------
8.2 hereof has not been satisfied, Administrative Agent will issue and deliver
---
such Letter of Credit pursuant to the instructions of Borrower.

     SECTION 3.2. Notes. Each Bank's Commitment Percentage of the Loan shall
                  -----
be evidenced by a single Note payable to the order of such Bank in an amount equal to such Bank's Commitment.

     SECTION 3.3. Interest Rates; Payments. (a) The principal amount of the
                  ------------------------
Base Rate Loan outstanding from day to day shall bear interest at a rate per annum equal to the Base Rate in effect from day to day; provided that in no
                                                        -------- ----
event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on the Base Rate Loan shall be payable as it accrues on each Quarterly Date, and on the Termination Date.

     (b) The principal amount of each Eurodollar Loan outstanding from day to day shall bear interest for the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Applicable Margin plus (ii) the applicable Adjusted Eurodollar Rate; provided that in no event shall
                          -------- ----
the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the principal of each Eurodollar Loan subject to an Interest Period of one (1), two (2) or three (3) months shall be payable on the last day of the Interest Period applicable thereto. Interest on any portion of the principal of each Eurodollar Loan having an Interest Period of six (6) months shall be payable on the last day of the Interest Period applicable thereto and on each Quarterly Date.

     (c) So long as no Default or Event of Default shall be continuing, subject to the provisions of this Section 3.3, Borrower shall have the option of having
                          -----------
all or any portion of the principal outstanding under the Loan be a Base Rate Loan or one (1) or more Eurodollar Loans, which shall bear interest at rates determined by reference to the Base Rate and the Adjusted Eurodollar Rate, respectively; provided, that each Eurodollar Loan shall be in a minimum amount
              --------  ----
of $1,000,000 and shall be in an amount which is an integral multiple of $100,000. Prior to the termination of each Interest Period with respect to each Eurodollar Loan, Borrower shall give written notice (a "Notice of Continuation
                                                        ----------------------
or Conversion") in the form of Exhibit F attached hereto to Administrative Agent
-------------                  ---------
of the Type of Loan which shall be applicable to the principal of such Eurodollar Loan upon the expiration of such Interest Period. Such Notice of Continuation or Conversion shall be given to Administrative Agent at least one
(1) Domestic Business Day, in the case of a Base Rate Loan selection, and three
(3) Eurodollar Business Days, in the case of a Eurodollar Loan selection, prior to the termination of the Interest Period then expiring. If Borrower shall specify a Eurodollar Loan, such Notice of Continuation or Conversion shall also specify the length of the succeeding Interest Period (subject to the provisions of the definition of such term) selected by Borrower. Each Notice of Continuation or Conversion shall be irrevocable and effective upon notification thereof to Administrative Agent. If the required Notice of Continuation or Conversion shall not have been timely received by Administrative Agent, Borrower shall be deemed to have elected that the principal of the Eurodollar Loan subject to the Interest Period then expiring be Converted to the Base Rate Loan upon the expiration of such Interest Period and Borrower will be deemed to have given Administrative Agent notice of such election. Subject to the limitations set forth in this Section 3.3(c) on the amount and number of Eurodollar Loans,
                  --------------
Borrower shall have the right to Convert all or any part of the Base Rate Loan to a Eurodollar Loan by giving Administrative Agent a Notice of Continuation or Conversion of such election at least three (3) Eurodollar Business Days prior to the date on which Borrower elects to make such Conversion (a "Conversion Date").
                                                              ---------------
The Conversion Date selected by Borrower shall be a Eurodollar Business Day. Notwithstanding anything in this Section 3.3 to the contrary, no portion of the
                                 -----------
principal of the Base Rate Loan may be Converted to a Eurodollar Loan and no Eurodollar Loan may be Continued as such when any Default or Event of Default has occurred and is continuing, but each such Eurodollar Loan shall be automatically Converted to the Base Rate Loan on the last day of each applicable Interest Period. Borrower shall not be permitted to have more than five (5) Eurodollar Loans in effect at any time.

     (d) Notwithstanding anything to the contrary set forth in Section 3.3(a) or
                                                               --------------
(b) above, after the occurrence of an Event of Default, interest shall accrue on
---
the outstanding principal balance of the Loan, and to the extent permitted by Law, on the accrued but unpaid interest on the Loan and all other Obligations from the period from and including the occurrence of such Event of Default to but excluding the date the same is remedied at a rate per annum equal to the lesser of (a) the Default Rate, and (b) the Maximum Lawful Rate.

     (e) Administrative Agent shall determine each interest rate applicable to the Loan in accordance with the terms hereof. Administrative Agent shall promptly notify Borrower and Banks by telex, telecopy or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (f) Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Base Rate or the Eurodollar Rate hereunder (the "contract rate") is limited to the Maximum Lawful Rate, any subsequent
 -------------
reductions in the contract rate shall not reduce the rate of interest on the Loan below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Note, the total amount of interest paid or accrued on such Note is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Borrower shall pay to the holder of such Note an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Note.

     (g) Interest payable hereunder on each Eurodollar Loan shall be computed based on the number of actual days elapsed assuming that each calendar year consisted of 360 days. Interest payable hereunder on the Base Rate Loan shall be computed based on the actual number of days elapsed assuming that each calendar year consisted of 365 days.

     SECTION 3.4. Mandatory Prepayments Resulting From Borrowing Base
                  ---------------------------------------------------
Deficiency. In the event a Borrowing Base Deficiency exists after giving effect
----------
to any Redetermination, Borrower shall, at its option, either (a) eliminate such Borrowing Base Deficiency by making a single mandatory prepayment of principal on the Loan in an amount equal to the entire amount of such Borrowing Base Deficiency on the first Monthly Date following the date on which such Borrowing Base Deficiency is determined to exist, or (b) eliminate such deficiency by making six (6) consecutive mandatory prepayments of principal on the Loan each of which shall be in the amount of one sixth (1/6th) of the amount of such Borrowing Base Deficiency commencing on the first Monthly Date following the date on which such Borrowing Base Deficiency is determined to exist and continuing on each Monthly Date thereafter. If a Borrowing Base Deficiency cannot be eliminated pursuant to this Section 3.4 by prepayment of the Loan in
                                      -----------
full (as a result of outstanding Letter of Credit Exposure) on each Monthly Date, Borrower shall also deposit cash with Administrative Agent, to be held by Administrative Agent to secure outstanding Letter of Credit Exposure in the manner contemplated by Section 3.1(b), in an amount at least equal to one sixth
                       --------------
(1/6th) of the balance of such Borrowing Base Deficiency (i.e., one-sixth (1/6th) of the difference between the Borrowing Base Deficiency and the remaining outstanding principal under the Loan on the date such Borrowing Base Deficiency is first determined to occur).

     SECTION 3.5. Voluntary Prepayments. Borrower may, subject to Section 5.5
                  ---------------------                           -----------
and the other provisions of this Agreement, upon three (3) Domestic Business Days advance notice to Administrative Agent, prepay the principal of the Loan in whole or in part. Any partial prepayment shall be in a minimum amount of $1,000,000 and shall be in an integral multiple of $100,000.

      SECTION 3.6. Voluntary Reduction of Commitments. Borrower may, by notice
                   ----------------------------------
to Administrative Agent five (5) Domestic Business Days prior to the effective date of any such reduction, reduce the Total Commitment (and thereby reduce the Commitment of each Bank ratably) in amounts not less than $5,000,000 and in an amount which is an integral multiple of $1,000,000. On the effective date of any such reduction, Borrower shall, to the extent required as a result of such reduction, make a principal payment on the Loan in an amount sufficient to cause the principal balance of the Loan then outstanding to be equal to or less than the Total Commitment as thereby reduced. Notwithstanding the foregoing, Borrower shall not be permitted to voluntarily reduce the Total Commitment to an amount less than the aggregate Letter of Credit Exposure of all Banks.

      SECTION 3.7. Termination of Commitments; Final Maturity of Loan. The
                   --------------------------------------------------
Total Commitment (and the Commitment of each Bank) shall terminate, and the entire outstanding principal balance of the Loan, all interest accrued thereon, all accrued but unpaid fees hereunder and all other outstanding Obligations shall be due and payable in full on the Termination Date.

      SECTION 3.8. Unused Commitment Fee. On the Termination Date, on each
                   ---------------------
Quarterly Date prior to the Termination Date, and, in the event the Commitments are terminated in their entirety prior to the Termination Date, on the date of such termination, Borrower shall pay to Administrative Agent, for the ratable benefit of each Bank based on each Bank's Commitment Percentage, a commitment fee equal to the Unused Commitment Fee Percentage in effect from day to day (applied on a per annum basis and computed on the basis of actual days elapsed and as if each calendar year consisted of 365 days) of the average daily Availability for the Fiscal Quarter (or portion thereof) ending on the date such payment is due.

      SECTION 3.9. Agency and other Fees. Borrower shall pay to Administrative
                   ---------------------
Agent and its Affiliates such other fees and amounts as Borrower shall be required to pay to Administrative Agent and its Affiliates from time to time pursuant to any separate agreement between Borrower and Administrative Agent or such Affiliates. Such fees and other amounts shall be retained by Administrative Agent and its Affiliates, and no Bank (other than Administrative Agent) shall have any interest therein. Administrative Agent may disburse any fees paid to Administrative Agent and its Affiliates pursuant to this Section
                                                                      -------
3.9 in any manner Administrative Agent desires in its sole discretion
---

                                  ARTICLE IV

                              GENERAL PROVISIONS

      SECTION 4.1. Delivery and Endorsement of Notes. On the Closing Date,
                   ---------------------------------
Administrative Agent shall deliver to each Bank the Note payable to such Bank. Each Bank may endorse (and prior to any transfer of its Note shall endorse) on the schedules attached and forming a part thereof appropriate notations to evidence the date and amount of its Commitment Percentage of each Borrowing, the Interest Period applicable thereto, and the date and amount of each payment of principal made by Borrower with respect thereto; provided that the failure by
                                                 -------- ----
any Bank to so endorse its Note shall not affect the liability of Borrower for the repayment of all amounts outstanding under such Note together with interest thereon. Each Bank is hereby irrevocably authorized by

Borrower to endorse its Note and to attach to and make a part of any such Note a continuation of any such schedule as required.

     SECTION 4.2. General Provisions as to Payments. (a) Borrower shall make
                  ---------------------------------
each payment of principal of, and interest on, the Loan, and all fees payable hereunder shall be paid, not later than 12:00 noon (Dallas, Texas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas, to Administrative Agent at its address set forth on Schedule 1 hereto.
                                                    ----------
Administrative Agent will promptly (and if such payment is received by Administrative Agent by 10:00 a.m., and otherwise if reasonably possible, on the same Domestic Business Day) distribute to each Bank its Commitment Percentage of each such payment received by Administrative Agent for the account of Banks. Whenever any payment of principal of, or interest on, any portion of the Loan subject to a Base Rate Tranche or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, any portion of the Loan subject to a Eurodollar Tranche shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day (subject to the provisions of the definition of Interest Period). If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. Borrower hereby authorizes Administrative Agent to charge from time to time against Borrower's accounts with Administrative Agent any amount then due.

          (b) Prior to the occurrence of an Event of Default, all principal payments received by Banks with respect to the Loan shall be applied first to Eurodollar Tranches outstanding with Interest Periods ending on the date of such payment, then to Base Rate Tranches, and then to Eurodollar Tranches next maturing until such principal payment is fully applied.

          (c) After the occurrence of an Event of Default, all amounts collected or received by Administrative Agent or any Bank shall be applied first to the payment of all proper costs incurred by Administrative Agent in connection with the collection thereof (including reasonable expenses and disbursements of Administrative Agent), second to the payment of all proper costs incurred by Banks in connection with the collection thereof (including reasonable expenses and disbursements of Banks), third to the reimbursement of any advances made by Banks to effect performance of any unperformed covenants of any Credit Party under any of the Loan Papers, fourth to the payment of any unpaid fees required pursuant to Section 3.9, fifth to the payment of any unpaid fees required
            -----------
pursuant to Sections 3.1(b) and 3.8, sixth, to payment to each Bank of its
            ---------------     ---
Commitment Percentage of the outstanding principal of the Loan and accrued but unpaid interest thereon, and seventh to establish the deposits required in
Section 3.1(b).  All payments received by a Bank after the occurrence of an
--------------
Event of Default for application to the principal of the Loan shall be applied by such Bank in the manner provided in Section 4.2(b).
                                       --------------

                                   ARTICLE V

                            CHANGE IN CIRCUMSTANCES

     SECTION 5.1. Increased Cost and Reduced Return.
                  ---------------------------------

     (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

          (i) shall subject such Bank (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Note, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Bank (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Bank or such Applicable Lending Office);

          (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office), including the Commitment of such Bank hereunder; or

          (iii) shall impose on such Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Loans, then Borrower shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by Borrower under this
Section 5.1(a), Borrower may, by notice to such Bank (with a copy to
--------------
Administrative Agent), suspend the obligation of such Bank to make or Continue Eurodollar Loans or to Convert all or part of the Base Rate Loan owing to such Bank into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4
                                                                -----------
shall be applicable); provided that such suspension shall not affect the right
                      -------- ----
of such Bank to receive the compensation so requested.

     (b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then, from time to time upon demand, Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     (c) Each Bank shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 5.1 and will
                                                   -----------
designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section 5.1 shall furnish to Borrower and Administrative
                        -----------
Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION 5.2. Limitation on Types of Loans. If on or prior to the first
                  ----------------------------
day of any Interest Period for any Eurodollar Loan:

     (a) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

     (b) Required Banks determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Banks of funding Eurodollar Loans for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, Banks shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

     SECTION 5.3. Illegality. Notwithstanding any other provision of this
                  ----------
Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Bank shall promptly notify Borrower thereof and such Bank's obligation to make or Continue Eurodollar Loans and to Convert other Types of Loans into Eurodollar Loans shall be suspended until such time as such Bank may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 5.4 shall be
                                                           -----------
applicable).

     SECTION 5.4. Treatment of Affected Loans. If the obligation of any Bank
                  ---------------------------
to make particular Eurodollar Loans or to Continue Loans, or to Convert Loans of another Type into Loans of a particular Type shall be suspended pursuant to
Section 5.1 or 5.3 hereof (Loans of such Type being herein called "Affected
-----------    ---                                                 --------
Loans" and such Type being herein called the "Affected Type"), such Bank's
-----                                         -------------
Affected Loans shall be automatically Converted into the Base Rate Loan on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.3 hereof, on such earlier date as
                                     -----------
such Bank may specify to Borrower with a copy to Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to such Conversion no
             -----------    ---
longer exist:

     (a) to the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Affected Loans shall be applied instead to the Base Rate Loan; and

     (b) all Loans that would otherwise be made or Continued by such Bank as Loans of the Affected Type shall be made or Continued instead as part of the Base Rate Loan, and all Loans of such Bank that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain) as part of the Base Rate Loan.

If such Bank gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to the
                               -----------    ---
Conversion of such Bank's Affected Loans pursuant to this Section 5.4 no longer
                                                          -----------
exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Banks are outstanding, such Bank's portion of the Base Rate Loan shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type to the extent necessary so that, after giving effect thereto, all Loans held by Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

     SECTION 5.5. Compensation. Upon the request of any Bank, Borrower shall
                  ------------
pay to such Bank such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

     (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loan) on a date other than the last day of the Interest Period for such Loan; or

     (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article VIII to be
                                                    ------------
satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such Borrowing, Conversion, Continuation, or prepayment specified in the relevant Request for Borrowing, Notice of Continuation or Conversion, or other notice of Borrowing, prepayment, Continuation, or Conversion under this Agreement.

     SECTION 5.6. Taxes. (a) Any and all payments by Borrower to or for the
                  -----
account of any Bank or Administrative Agent hereunder or under any other Loan Paper shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and Administrative Agent,
                 ---------
taxes imposed on its income, and franchise taxes imposed on it, by any relevant taxation authority (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to in this Section 5.6 as "Non-Excluded Taxes"). If Borrower shall be required by
        -----------     ------------------
law to deduct any Non-Excluded Taxes from or in respect of any sum payable under this Agreement or any other Loan Paper to any Bank or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6) such Bank or Administrative Agent receives an amount
           -----------
equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to Administrative Agent, at its address set forth in Schedule 1 hereto, the original or a certified copy of
                         ----------
a receipt evidencing payment thereof.

     (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Paper or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "Other
                                                                        -----
Taxes").
-----

     (c) Borrower agrees to indemnify each Bank and Administrative Agent for the full amount of Non-Excluded Taxes and Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5.6) paid by such Bank or
                                           -----------
Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on Schedule 1 hereto and on or prior to the date
                                   ----------
on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Bank remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Bank is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Papers.

     (e) For any period with respect to which a Bank has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to Section
                                                                        -------
5.6(d) (unless such failure is due to a change in treaty, law, or regulation
------
occurring subsequent to the date on which a form originally
was required to be provided), such Bank shall not be entitled to indemnification under Section 5.6(a) or 5.6(b) with respect to Non-Excluded Taxes imposed by the
      --------------    ------
United States; provided, however, that should a Bank, which is otherwise exempt
               --------  -------  ----
from or subject to a reduced rate of withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Non-Excluded Taxes.

     (f) If Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 5.6, then such Bank will agree to use
                             -----------
reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

     (g) Within thirty (30) days after the date of any payment of Non-Excluded Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

     (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section
                                                                        -------
5.6 shall survive the termination of the Commitments and the payment in full of
---
the Notes.

     SECTION 5.7. Discretion of Banks as to Manner of Funding. Notwithstanding
                  -------------------------------------------
any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Commitment in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during the Interest Period for such Eurodollar Loan through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Adjusted Eurodollar Rate for such Interest Period.

                                  ARTICLE VI

                                BORROWING BASE

     SECTION 6.1. Reserve Report; Proposed Borrowing Base and Conforming
                  ------------------------------------------------------
Borrowing Base. As soon as available and in any event by March 31 and September
--------------
30 of each year commencing March 31, 1999, Borrower shall deliver to Administrative Agent and each Bank a Reserve Report prepared as of the immediately preceding December 31 and June 30 respectively. Simultaneously with the delivery to Administrative Agent and each Bank of each Reserve Report, Borrower shall notify Administrative Agent and each Bank of the amount of the Borrowing Base which Borrower requests become effective on the next Redetermination Date (or such date promptly following such Redetermination Date as Required Banks shall elect). Banks may, in their sole discretion, establish a Borrowing Base which is higher than the Borrowing Base would otherwise be if Banks determined the Borrowing Base based on each Bank's application of the credit standards and other criteria customarily applied by such Bank in the determination of credit limitations for companies similar to Borrower ("Conforming Credit Criteria"). At the time of each Redetermination,
  --------------------------

Banks shall also determine what the Borrowing Base would be if they applied Conforming Credit Criteria (the "Conforming Borrowing Base"). If Banks do not
                                 -------------------------
determine a Conforming Borrowing Base, the Borrowing Base as redetermined shall also be the Conforming Borrowing Base for purposes of this Agreement.

     SECTION 6.2. Scheduled Redeterminations of the Borrowing Base and the
                  --------------------------------------------------------
Conforming Borrowing Base; Procedures and Standards. Based in part on the
---------------------------------------------------
Reserve Reports made available to Banks pursuant to Section 6.1, Banks shall
                                                    -----------
redetermine the Borrowing Base and the Conforming Borrowing Base on or prior to the next Redetermination Date (or such date promptly thereafter as reasonably possible based on the engineering and other information available to Banks). Any Borrowing Base or Conforming Borrowing Base which becomes effective as a result of any Redetermination of the Borrowing Base or Conforming Borrowing Base shall be subject to the following restrictions: (a) such Borrowing Base or Conforming Borrowing Base shall not exceed the Borrowing Base requested by Borrower pursuant to Sections 6.1 or 6.3 (as applicable), (b) such Borrowing Base or
            ------------    ---
Conforming Borrowing Base shall not exceed the Total Commitment then in effect,
(c) to the extent such Borrowing Base or Conforming Borrowing Base represents an increase from the Borrowing Base or the Conforming Borrowing Base (as applicable) in effect prior to such Redetermination, such Borrowing Base or Conforming Borrowing Base shall be approved by all Banks, and (d) to the extent such Borrowing Base or Conforming Borrowing Base represents a decrease in the Borrowing Base or the Conforming Borrowing Base (as applicable) in effect prior to such Redetermination, or a reaffirmation of such prior Borrowing Base or Conforming Borrowing Base, such Borrowing Base or Conforming Borrowing Base shall be approved by Required Banks. Each Redetermination shall be made by Banks in their sole discretion. Without limiting such discretion, Borrower acknowledges and agrees that Banks (i) may make such assumptions regarding appropriate existing and projected pricing for Hydrocarbons as they deem appropriate in their sole discretion, (ii) may make such assumptions regarding projected rates and quantities of future production of Hydrocarbons from the Mineral Interests owned by Borrower as they deem appropriate in their sole discretion, (iii) may consider the projected cash requirements of the Credit Parties, (iv) except with respect to the Initial Borrowing Base and the Initial Conforming Borrowing Base, are not required to consider any asset other than Proved Mineral Interests owned by Borrower which are subject to first and prior Liens in favor of Administrative Agent for the ratable benefit of Banks to the extent required by Section 7.1 hereof, and (v) may make such other assumptions,
                   -----------
considerations and exclusions as Banks deem appropriate in the exercise of their sole discretion. It is further acknowledged and agreed that each Bank may consider such other credit factors as it deems appropriate in the exercise of its sole discretion and shall have no obligation in connection with any Redetermination to approve any increase from the Borrowing Base or the Conforming Borrowing Base in effect prior to such Redetermination. The Conforming Borrowing Base shall also be determined by Banks in their sole discretion, and in determining the amount of the Conforming Borrowing Base, each Bank may make the assumptions and consider the factors and criteria set forth in subclauses (a) through (d) and (i) through (v) above; provided, that each Bank
                                                      --------  ----
shall apply Conforming Credit Criteria. Promptly following any Redetermination of the Borrowing Base and the Conforming Borrowing Base, Administrative Agent shall notify Borrower of the amount of the Borrowing Base and the Conforming Borrowing Base as redetermined, which Borrowing Base and Conforming Borrowing Base shall be effective as of the date specified in such notice, and shall remain in effect for all purposes of this Agreement until the next Redetermination.

     SECTION 6.3. Special Redetermination. (a) In addition to Scheduled
                  -----------------------
Redeterminations, Required Banks shall be permitted to make a Special Redetermination of the Borrowing Base and the Conforming Borrowing Base once in each period between Scheduled Redeterminations. Any request by Required Banks pursuant to this Section 6.3(a) shall be submitted to Administrative Agent and
                 --------------
Borrower.

          (b) In addition to Scheduled Redeterminations, Borrower shall be permitted to request a Special Redetermination of the Borrowing Base and the Conforming Borrowing Base once in each Fiscal Year. Such request shall be submitted to Administrative Agent and Required Banks and at the time of such request Borrower shall deliver to Administrative Agent and each Bank a Reserve Report. Together with such request, Borrower shall also notify Administrative Agent and each Bank of the Borrowing Base requested by Borrower in connection with such Special Redetermination.

          (c) Any Special Redetermination shall be made by Banks in accordance with the procedures and standards set forth in Section 6.2; provided, that, no
                                               -----------  --------  ----
Reserve Report will be required to be delivered to Administrative Agent and Banks in connection with any Special Redetermination requested by Required Banks pursuant to clause (a) above.

     SECTION 6.4. Borrowing Base Deficiency. If a Borrowing Base Deficiency
                  -------------------------
exists after giving effect to any Redetermination, Borrower shall be obligated to eliminate such Borrowing Base Deficiency by making the mandatory prepayments of the Loan required by Section 3.4.
                        -----------

     SECTION 6.5. Initial Borrowing Base and Conforming Borrowing Base.
                  ----------------------------------------------------
Notwithstanding anything to the contrary contained herein, the Borrowing Base and the Conforming Borrowing Base in effect during the period commencing on the Closing Date and ending on the effective date of the first Redetermination after the Closing Date shall be the Initial Borrowing Base and the Initial Conforming Borrowing Base, respectively.

                                  ARTICLE VII

                           COLLATERAL AND GUARANTEES

     SECTION 7.1. Security. (a) The Obligations shall be secured by first and
                  --------
prior Liens (subject only to Permitted Encumbrances) covering and encumbering
(i) one hundred percent (100%) of all Borrowing Base Properties, (ii) one hundred percent (100%) of the issued and outstanding Equity of each existing and future Subsidiary of Borrower, and (iii) all right, title and interest of Borrower under the Management Agreement. On the Closing Date, Borrower shall deliver to Administrative Agent for the ratable benefit of each Bank, the Assignments of Notes and Liens, and Mortgages in form and substance acceptable to Administrative Agent and duly executed by Borrower together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements and UCC-3 assignments (each duly authorized and executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens in all Borrowing Base Properties and other interests of Borrower required by this
Section 7.1(a).
--------------

          (b) On or before each Redetermination Date after the Closing Date and at such other times as Administrative Agent or Required Banks shall request, Borrower shall execute and deliver to Administrative Agent, for the ratable benefit of each Bank, Mortgages in form and substance acceptable to Administrative Agent and duly executed by Borrower together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 7.1(a) preceding with respect
                                           --------------
to Borrowing Base Properties acquired by Borrower subsequent to the last date on which Borrower was required to execute and deliver Mortgages pursuant to this
Section 7.1(b), or which, for any other reason are not the subject of valid,
--------------
enforceable, perfected first priority Liens (subject only to Permitted Encumbrances) in favor of Administrative Agent for the ratable benefit of Banks.

          (c) At any time Borrower or any of its Subsidiaries is required to execute and deliver Mortgages to Administrative Agent pursuant to this Section
                                                                       -------
7.1, Borrower shall also deliver to Administrative Agent such opinions of
---
counsel (including, if so requested, title opinions, and in each case addressed to Administrative Agent) and other evidence of title as Administrative Agent shall deem necessary or appropriate to verify (i) Borrower's title to the Required Reserve Value of the Proved Mineral Interests which are subject to such Mortgages, and (ii) the validity, perfection and priority of the Liens created by such Mortgages and such other matters regarding such Mortgages as Administrative Agent shall reasonably request.

          (d) On the date of the creation or acquisition by Borrower of any Subsidiary, or on the date of creation or acquisition by any First Tier Subsidiary of any Subsidiary, Borrower or such First Tier Subsidiary (as applicable) shall execute and deliver to Administrative Agent a Borrower Pledge Agreement or a Subsidiary Pledge Agreement (as applicable) together with (i) all certificates (or other evidence acceptable to Administrative Agent) evidencing the issued and outstanding Equity of any such Subsidiary of every class which shall be duly endorsed or accompanied by stock powers executed in blank (as applicable), and (ii) such UCC-1 financing statements as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 7.1(a)(ii) in the issued and outstanding Equity of each such
            ------------------
Subsidiary.

     SECTION 7.2. Guarantees. Payment and performance of the Obligations
                  ----------
shall be fully guaranteed by each existing or hereafter created or acquired Subsidiary of Borrower pursuant to a Subsidiary Guaranty. On the date of creation or acquisition by Borrower of any Subsidiary, Borrower shall cause such Subsidiary to execute and deliver to Administrative Agent a Subsidiary Guaranty.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

     SECTION 8.1. Conditions to Amendment and Restatement and Initial
                  ---------------------------------------------------
Borrowing and Participation in Letter of Credit Exposure. The obligation of
--------------------------------------------------------
each Bank to amend and restate the Existing QRI/NationsBank Credit Agreement in the form of this Agreement and the obligation of each Bank to loan its Commitment Percentage of the initial Borrowing made hereunder, and the obligation of Administrative Agent to issue (or cause another Bank to issue) the initial Letter of Credit issued hereunder is subject to the satisfaction of each of the following conditions:

          (a)    Closing Deliveries. Administrative Agent shall have received
                 ------------------
each of the following documents, instruments and agreements, each of which shall be in form and substance and executed in such counterparts as shall be acceptable to Administrative Agent and each Bank and each of which shall, unless otherwise indicated, be dated the Closing Date:

          (i) a Note payable to the order of each Bank, each in the amount of such Bank's Commitment duly executed by Borrower;

          (ii) Mortgages duly executed and delivered by Borrower creating first and prior Liens in all Borrowing Base Properties;

          (iii) Assignments of Notes and Liens duly executed and delivered by Existing MSR Agent and Borrower;

          (iv)   the Collateral Assignments duly executed by Borrower;

          (v) such financing statements in form and substance acceptable to Administrative Agent and executed by each Credit Party as Administrative Agent shall specify to fully evidence and perfect all Liens contemplated by the Loan Papers, all of which shall be filed of record in such jurisdictions as Administrative Agent shall require in its sole direction;

          (vi) a copy of the articles or certificate of incorporation, certificate of limited partnership, articles of organization or comparable charter documents, and all amendments thereto, of each Credit Party accompanied by a certificate that such copy is true, correct and complete, and dated within ten (10) days of the Closing Date (or within such other period as acceptable to Administrative Agent), issued by the appropriate Governmental Authority of the jurisdiction of incorporation or organization of each Credit Party, and accompanied by a certificate of the Secretary or comparable Authorized Officer of each Credit Party that such copy is true, correct and complete on the Closing Date;

          (vii) a copy of the bylaws, partnership agreement, regulations, operating agreement or comparable charter documents, and all amendments thereto, of each Credit Party accompanied by a certificate of the Secretary or comparable Authorized Officer of each Credit Party that such copy is true, correct and complete as of the Closing Date;

          (viii) certain certificates and other documents issued by the appropriate Governmental Authorities of such jurisdictions as Administrative Agent has requested relating to the existence of each Credit Party and to the effect that each Credit Party is in good standing with respect to the payment of franchise and similar Taxes and is duly qualified to transact business in such jurisdictions;

          (ix) a certificate of incumbency of all officers of each Credit Party who will be authorized to execute or attest to any Loan Paper, dated the Closing Date, executed by the Secretary or comparable Authorized Officer of each Credit Party;

          (x) copies of resolutions or comparable authorizations approving the Loan Papers and authorizing the transactions contemplated by this Agreement and the other Loan Papers, duly adopted by the Board of Directors or comparable authority of each Credit Party accompanied by certificates of the Secretary or comparable officer of each Credit Party that such copies are true and correct copies of resolutions duly adopted at a meeting of or (if permitted by applicable Law and, if required by such Law, by the bylaws or other charter documents of such Credit Party) by the unanimous written consent of the Board of Directors of each Credit Party, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date;

          (xi) an opinion of Cantey & Hanger, L.L.P., special counsel for Borrower dated the Closing Date, favorably opining as to the enforceability of each of the Loan Papers and otherwise in form and substance satisfactory to Administrative Agent;

          (xii) an opinion of Loomis, Ewert, Parsley, Davis & Gotting, special Michigan counsel for Administrative Agent, dated the Closing Date, favorably opinion as to the enforceability of the Mortgages in Michigan and otherwise in form and substance satisfactory to Administrative Agent;

          (xiii) an opinion of Herschler, Freudenthal, Salzburg, Bonds & Zerga, P.C., special Wyoming counsel for Administrative Agent, dated the Closing Date, favorably opining as to the enforceability of the Mortgages in Wyoming and otherwise in form and substance satisfactory to Administrative Agent;

          (xiv) an opinion of Crowley, Haughey, Hanson, Toole & Dietrich, special Montana counsel for Administrative Agent, dated the Closing Date, favorably opining as to the enforceability of the Mortgages and the Assignments of Notes and Liens (as applicable) in Montana and otherwise in form and substance satisfactory to Administrative Agent;

          (xv) a certificate signed by an Authorized Officer of Borrower stating that (a) the representations and warranties contained in this Agreement and the other Loan Papers are true and correct in all respects, and (b) no Default or Event of Default has occurred and is continuing, and (c) all conditions set forth in this Section 8.1 and
                                                               -----------
          Section 8.2 have been satisfied;
          -----------

          (xvi) a Certificate of Ownership Interests signed by an Authorized Officer of Borrower in the form of Exhibit G attached hereto;
                                             ---------

          (xvii) certificates from Borrower's insurance broker setting forth the insurance maintained by Borrower, stating that such insurance is in full force and effect, that all premiums due have been paid and stating that such insurance is adequate and complies with the requirements of Section 10.6;
                          ------------

          (xviii) a copy of each of the Closing Documents accompanied by a certificate executed by an Authorized Officer of Borrower certifying that (A) such copies are accurate and complete and represent the complete understanding and agreement of the parties thereto, (B) no material right or obligation of any party thereto has been modified, amended or waived, and (C) subject only to funding the initial Borrowing to be made hereunder, the Closing Transactions have been consummated on the terms set forth in such Closing Documents;

          (xix) a report or reports in form, scope and detail acceptable to Administrative Agent and Banks setting forth the results of a review of Borrower's Mineral Interests (after giving effect to the Closing Transactions) and other operations, which report(s) shall not reflect the existence of facts or circumstances which would constitute a material violation of any Applicable Environmental Law or which are likely to result in a material liability to any Credit Party, and/or otherwise reveal any condition or circumstance which would reflect that the representations and warranties contained in Section 9.14
                                                               ------------
          hereof are inaccurate in any respect; and

          (xx) copies of the Merger Certificate filed with the Secretary of State of Delaware, together with such certificates, affidavits or other instruments suitable for recording same in such jurisdictions as Administrative Agent shall require, certifying or otherwise evidencing that such copies are accurate and complete copies of the Merger Certificate as so filed.

          (b)      Closing Transactions. Subject only to disbursement and
                   --------------------
application of the initial Borrowing, the Closing Transactions shall have occurred (or Administrative Agent shall be satisfied that such transactions will occur simultaneously therewith). Without limiting the foregoing, each of the following shall have occurred (or Administrative Agent shall be satisfied that each of the following shall occur simultaneously therewith):

          (i) the Merger shall have been completed pursuant to the terms of the Merger Documents, and pursuant thereto the Certificate of Merger shall have been duly filed with the Secretary of State of Delaware;

          (ii) the MSR/Paribas Credit Agreement shall have been terminated and all obligations and Debt thereunder shall have been refinanced in full with proceeds of the Loan and all Liens securing payment and performance of such Debt and obligations shall have been assigned to Administrative Agent pursuant to the Assignments of Notes and Liens; and

          (iii) all fees and expenses of Administrative Agent and its Affiliates in connection with the credit facility provided herein shall have been paid.

          (c) Title Review.  Administrative Agent or its counsel shall have
              ------------
completed a review of title (including opinions of title) with respect to the Required Reserve Value of all Borrowing Base Properties, and such review shall not have revealed any condition or circumstance which would reflect that the representations and warranties contained in Section 9.9 hereof are inaccurate in
                                            -----------
any respect.

          (d) No Material Adverse Change.  In the sole discretion of each Bank,
              --------------------------
no Material Adverse Change shall have occurred (i) since September 30, 1998 with respect to Borrower or its Subsidiaries (including, without limitation, no Material Adverse Change with respect to any facts or information regarding such Persons as represented to any Agent or any Bank on or prior to the Closing Date) or (ii since September 30, 1998 with respect to MSR or its Subsidiaries (including, without limitation, no Material Adverse Change with respect to any facts or information regarding such Persons as represented to any Agent or any Bank on or prior to the Closing Date).

          (e) No Legal Prohibition.  The transactions contemplated by this
              --------------------
Agreement shall be permitted by applicable Law and regulation and shall not subject any Agent, any Bank, or any Credit Party to any Material Adverse Change.

          (f) No Litigation.  No litigation, arbitration or similar proceeding
              -------------
shall be pending or threatened which calls into question the validity or enforceability of this Agreement, the other Loan Papers or the transactions contemplated hereby or thereby.

          (g) Closing Fees.  Borrower shall have paid to Administrative Agent
              ------------
for the ratable benefit of each Bank, and shall have paid to Administrative Agent and its Affiliates (for its own account), the fees to be paid on the Closing Date pursuant to Section 3.9.
                         -----------

          (h) Other Matters.  All matters related to this Agreement, the other
              -------------
Loan Papers, the Closing Documents, the Closing Transactions and the Credit Parties shall be acceptable to each Bank in its sole discretion, and each Credit Party shall have delivered to Administrative Agent and each Bank such evidence as they shall request to substantiate any matters related to this Agreement and the other Loan Papers, as Administrative Agent or any Bank shall request.

     Upon satisfaction of each of the conditions set forth in this Section 8.1,
                                                                   -----------
Borrower and Administrative Agent shall execute the Certificate of Effectiveness. Upon the execution and delivery of the Certificate of Effectiveness, the Existing QRI/NationsBank Credit Agreement shall automatically and completely be amended and restated on the terms set forth herein without necessity of any other action on the part of any Bank, any Agent or Borrower. Until execution and delivery of the Certificate of Effectiveness, the Existing QRI/NationsBank Credit Agreement shall remain in full force and effect in accordance with its terms. Each Bank hereby authorizes Administrative Agent to execute the Certificate of Effectiveness on its behalf and acknowledges and agrees that the execution of the Certificate of Effectiveness by Administrative Agent shall be binding on each such Bank.

     SECTION 8.2. Conditions to Each Borrowing and each Letter of Credit. The
                  ------------------------------------------------------
obligation of each Bank to loan its Commitment Percentage of each Borrowing and the obligation of Administrative Agent to issue a Letter of Credit on the date such Letter of Credit is to be issued is subject to the further satisfaction of the following conditions:

          (a) timely receipt by Administrative Agent of a Request for Borrowing or a Request for Letter of Credit (as applicable);

          (b) immediately before and after giving effect to such Borrowing or issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing and the funding of such Borrowing or the issuance of the requested Letter of Credit (as applicable) shall not cause a Default or Event of Default;

          (c) the representations and warranties of each Credit Party contained in this Agreement and the other Loan Papers shall be true and correct on and as of the date of such Borrowing or issuance of such Letter of Credit (as applicable);

          (d) the amount of the requested Borrowing or the amount of the requested Letter of Credit (as applicable) shall not exceed the Availability;

          (e) no Material Adverse Change shall have occurred; and

          (f) the funding of such Borrowing or the issuance of such Letter of Credit (as applicable) shall be permitted by applicable Law.

The funding of each Borrowing and the issuance of each Letter of Credit hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Borrowing and the date of issuance of each Letter of Credit as to the facts specified in Sections 8.2(b) through (f).
                       ---------------         ---

     SECTION 8.3. Materiality of Conditions. Each condition precedent herein is
                  -------------------------
material to the transactions contemplated herein, and time is of the essence in respect of each thereof.

     SECTION 8.4. Termination of Agreement. Notwithstanding anything to the
                  ------------------------
contrary contained in this Agreement (including, without limitation, Section 3.1
                                                                     -----------
hereof) or in any other Loan Paper, if all the conditions precedent set forth in
Section 8.1 hereof, including, without limitation, the execution and delivery of
-----------
the Certificate of Effectiveness, have not been consummated on or prior to March 31, 1999, Required Banks may, by notice to Administrative Agent and Borrower, terminate this Agreement and the Total Commitment (and the Commitment of each
Bank) as of any date specified in such notice (the "Early Termination Date"),
                                                    ----------------------
whereupon this Agreement and the Total Commitment (and the Commitment of each Bank) shall terminate, and all accrued but unpaid fees hereunder and all other outstanding Obligations shall be due and payable in full on the Early Termination Date.

                                  ARTICLE IX

                        REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Administrative Agent and each Bank that each of the following statements is true and correct on the date hereof, will be true and correct on the Closing Date after giving effect to the Closing Transactions, and will be true and correct on the occasion of each Borrowing and the issuance of each Letter of Credit:

     SECTION 9.1. Existence and Power.  Each Credit Party (a) is a corporation,
                  -------------------
partnership or limited liability company duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (b) has all corporate, partnership or limited liability company power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation, partnership or limited liability company in each jurisdiction where a failure to be so qualified could result in a Material Adverse Change.

     SECTION 9.2. Credit Party and Governmental Authorization; Contravention.
                  ----------------------------------------------------------
The execution, delivery and performance of this Agreement and the other Loan Papers by each Credit Party (to the extent each Credit Party is a party to this Agreement and such Loan Papers) are within such Credit Party's corporate, partnership or limited liability company powers, when executed will be duly authorized by all necessary corporate, partnership or limited liability company action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable Law (including, without limitation, the Margin Regulations) or of the articles or certificate of incorporation, bylaws, regulations, partnership agreement or comparable charter documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Credit Party or result in the creation or imposition of any Lien on any asset of any Credit Party other than the Liens securing the Obligations.

     SECTION 9.3. Binding Effect.  This Agreement constitutes a valid and
                  --------------
binding agreement of Borrower; the other Loan Papers when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Credit Party executing the same; and each Loan Paper is, or when executed and delivered will be, enforceable against each Credit Party which executes the same in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     SECTION 9.4. Financial Information.  (a)  The most recent annual audited
                  ---------------------
consolidated balance sheet of Borrower and the related consolidated statements of operations and cash flows for the Fiscal Year then ended, copies of which have been delivered to each Bank, fairly present, in conformity with GAAP, the consolidated financial position of Borrower as of the end of such Fiscal Year and its consolidated results of operations and cash flows for such Fiscal Year.

          (b) The most recent quarterly unaudited consolidated balance sheet of Borrower delivered to Banks, and the related unaudited consolidated statements of operations and cash flows for the portion of Borrower's Fiscal Year then ended, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 9.4(a), the consolidated
                                             --------------
financial position of Borrower as of such date and its consolidated results of operations and cash flows for such portion of Borrower's Fiscal Year.

          (c) The most recent annual audited consolidated balance sheet of MSR and the related consolidated statements of operations and cash flows for the Fiscal Year then ended, copies of which have been delivered to each Bank, fairly present, in conformity with GAAP, the consolidated financial position of MSR as of the end of such Fiscal Year and its consolidated results of operations and cash flows for such Fiscal Year.

          (d) The most recent quarterly unaudited consolidated balance sheet of MSR delivered to Banks, and the related unaudited consolidated statements of operations and cash flows for the portion of MSR's Fiscal Year then ended, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 9.4(c), the consolidated financial
                                    --------------
position of MSR as of such date and its consolidated results of operations and cash flows for such portion of MSR's Fiscal Year.

          (e) Except as disclosed in writing to Banks prior to the execution and delivery of this Agreement, since (i) September 30, 1998, no Material Adverse Change has occurred with respect to Borrower or its Subsidiaries (including, without limitation, no Material Adverse Change with respect to any facts or information regarding such Persons as represented to any Agent or any Bank on or prior to the Closing Date), and (ii September 30, 1998, no Material Adverse Change has occurred with respect to MSR or its Subsidiaries (including, without limitation, no Material Adverse Change with respect to any facts or information regarding such Persons as represented to any Agent or any Bank on or prior to the Closing Date).

          (f) After giving effect to the transactions contemplated by this Agreement (including the Closing Transactions), (i) the fair value of the property of each Credit Party is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Credit Party,
(ii) the present fair saleable value of the assets of each Credit Party is not less than the amount that will be required to pay the liability of each Credit Party on its debts as they become absolute and matured, (iii) each Credit Party is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) no Credit Party intends to, and no Credit Party believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (v) no Credit Party is engaged in a business or transaction, and no Credit Party is about to engage in a business or transaction for which such Credit Party's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Credit Party is engaged.

     SECTION 9.5. Litigation.  Except for matters disclosed on Schedule 3
                  ----------                                   ----------
attached hereto, there is no action, suit or proceeding pending against, or to the knowledge of any Credit Party, threatened against or affecting any Credit Party before any Governmental Authority in which there is a reasonable possibility of an adverse decision which could result in a Material Adverse Change or which could in any manner draw into question the validity of the Loan Papers.

     SECTION 9.6. ERISA.  No Credit Party nor any ERISA Affiliate of any
                  -----
Credit Party maintains or has ever maintained or been obligated to contribute to any Plan covered by Title IV of ERISA or subject to the funding requirements of
Section 412 of the Code or Section 302 of ERISA. Each Plan maintained by any Credit Party or any ERISA Affiliate of any Credit Party is in compliance in all material respects with all applicable Laws. Except in such instances where an omission or failure would not result in a Material Adverse Change, (a) all returns, reports and notices required to be filed with any regulatory agency with respect to any Plan have been filed timely, and (b) no Credit Party nor any ERISA Affiliate of any Credit Party has failed to make any contribution or pay any amount due or owing as required by the terms of any Plan. There are not pending or, to the best of Borrower's knowledge, threatened claims, lawsuits, investigations or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and no Credit Party nor any ERISA Affiliate of any Credit Party has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that are likely to result in liability of any Credit Party resulting in a Material Adverse Change. Except in such instances where an omission or failure would not result in a Material Adverse Change, each Plan that is intended to be "qualified" within the meaning of section 401(a) of the Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of such Plan and each amendment thereto, have been or will be timely obtained. No Credit Party nor any ERISA Affiliate of any Credit Party has engaged in any prohibited transactions, within the meaning of section 406 of ERISA or section 4975 of the Code, in connection with any Plan which would result in liability of any Credit Party resulting in a Material Adverse Change. No Credit Party nor any ERISA Affiliate of any Credit Party maintains or contributes to any Plan that provides a post-employment health benefit, other than a benefit required under Section 601 of ERISA, or maintains or contributes to a Plan that provides health benefits that is not fully funded except where the failure to fully fund such Plan would not result in a Material Adverse Change. No Credit Party nor any ERISA Affiliate of any Credit Party maintains, has established or has ever participated in a multiple employer welfare benefit arrangement within the meaning of section 3(40)(A) of ERISA.

     SECTION 9.7. Taxes and Filing of Tax Returns.  Each Credit Party has
                  -------------------------------
filed all tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable. No Credit Party knows of any proposed material Tax assessment against it and all Tax liabilities of each Credit Party are adequately provided for. Except as disclosed in writing to Banks prior to the date hereof, no income tax liability of any Credit Party has been asserted by the Internal Revenue Service or other Governmental Authority for Taxes in excess of those already paid.

     SECTION 9.8. Ownership of Properties Generally.  Each Credit Party has
                  ---------------------------------
good and valid fee simple or leasehold title to all material properties and assets purported to be owned by it, including, without limitation, all assets reflected in the balance sheets referred to in Section 9.4 (a)
                                               ---------------
and all assets which are used by the Credit Parties in the operation of their respective businesses, and none of such properties or assets is subject to any Lien other than Permitted Encumbrances.

     SECTION 9.9.  Mineral Interests.  The Property Description is an accurate
                   -----------------
and complete description of all Borrowing Base Properties on the Closing Date. Subject only to Immaterial Title Deficiencies (as herein defined), after giving effect to the Closing Transactions, Borrower will have good and defensible title to all Mineral Interests described in the Reserve Report, including, without limitation, all Borrowing Base Properties, free and clear of all Liens except
for Permitted Encumbrances.   Subject only to Immaterial Title Deficiencies, all
Mineral Interests described in the Reserve Report are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Without regard to any consent or non-consent provisions of any joint operating agreement covering any of Borrower's Proved Mineral Interests, after giving effect to the Closing Transactions, but subject to Immaterial Title Deficiencies, Borrower's share of
(a) the costs for each Proved Mineral Interest described in the Reserve Report is not greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations "working interests," "WI," "gross working interest," "GWI," or similar terms, and (b) production from, allocated to, or attributed to each such Proved Mineral Interest is not less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations "net revenue interest," "NRI," or similar terms. As used herein, the term "Immaterial Title Deficiencies" means minor defects or
                       -----------------------------
deficiencies in title which do not effect, in the aggregate, more than two percent (2%) (by value) of all Borrowing Base Properties. Each well drilled in respect of each Proved Producing Mineral Interest described in the Reserve Report (y) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, and after giving effect to the Closing Transactions, Borrower will receive payments on a current basis for its share of production, with no funds in respect of any thereof held in suspense, other than any such funds held in suspense pending delivery of appropriate division orders, and (z) has been drilled, bottomed, completed, and operated in compliance with all applicable Laws and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.

     SECTION 9.10. Licenses, Permits, Etc.  Each Credit Party possesses such
                   ----------------------
valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on its business as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item would not result in a Material Adverse Change.

     SECTION 9.11. Compliance with Law.  The business and operations of the
                   -------------------
Credit Parties have been and are being conducted in accordance with all applicable Laws other than violations of Laws which do not (either individually or collectively) result in a Material Adverse Change.

     SECTION 9.12. Full Disclosure.  All information heretofore furnished by
                   ---------------
each Credit Party to Administrative Agent or any Bank for purposes of or in connection with this Agreement, any Loan Paper or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by or on behalf of any Credit Party to Administrative Agent or any Bank will be, true, complete and accurate in every material respect. The Credit Parties have disclosed or have caused to be disclosed to Banks in writing any and all facts (other than facts of general public knowledge) which might reasonably be expected to result in a Material Adverse Change.

     SECTION 9.13. Organizational Structure; Nature of Business.  The Credit
                   --------------------------------------------
Parties are engaged only in the business of acquiring, exploring, developing and operating Mineral Interests and the production, marketing, processing and transporting of Hydrocarbons therefrom. Schedule 4 hereto accurately reflects
                                         ----------
(i) the jurisdiction of incorporation or organization of each Credit Party, (ii) each jurisdiction in which each Credit Party is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company, (iii) the authorized, issued and outstanding Equity of each Credit Party (and the legal and beneficial owners of such Equity) immediately prior to giving effect to the Closing Transactions, (iv) the authorized, issued and outstanding Equity of each Credit Party (and the number of shares owned by each member of the Darden Group) immediately after giving effect to the Closing Transactions, (v) all outstanding warrants, options, subscription rights, convertible securities or other rights to purchase Equity of each Credit Party immediately prior to giving effect to the Closing Transactions, and (vi) all outstanding warrants, options, subscription rights, convertible securities or other rights to purchase Equity of each Credit Party owned by, or otherwise in favor of, each member of the Darden Group immediately after giving effect to the Closing Transactions.

     SECTION 9.14. Environmental Matters.  Except for matters disclosed on
                   ---------------------
Schedule 5 hereto, and after giving effect to the Closing Transactions, no
----------
operation conducted by any Credit Party and no real or personal property now or previously owned or leased by any Credit Party (including, without limitation, Mineral Interests) and no operations conducted thereon, and to any Credit Parties' knowledge, no operations of any prior owner, lessee or operator of any such properties, is or has been in violation of any Applicable Environmental Law other than violations which neither individually nor in the aggregate could result in a Material Adverse Change. Except for matters disclosed on Schedule 5
                                                                      ----------
hereto, and after giving effect to the Closing Transactions, no Credit Party, nor any such property nor operation is the subject of any existing, pending or, to any Credit Parties' knowledge, threatened Environmental Complaint which could, individually or in the aggregate, result in a Material Adverse Change. All notices, permits, licenses, and similar authorizations, required to be obtained or filed (after giving effect to the Closing Transactions) in connection with the ownership of each tract of real property or operations of any Credit Party thereon and each item of personal property owned, leased or operated by any Credit Party, including, without limitation, notices, licenses, permits and authorizations required in connection with any past or present treatment, storage, disposal, or release of Hazardous Substances into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations would not result in a Material Adverse Change. All Hazardous Substances, generated at each tract of real property and by each item of personal property owned, leased or operated by any Credit Party (after giving effect to the Closing Transactions) have been transported, treated, and disposed of only by carriers or facilities maintaining valid permits under RCRA (as hereinafter defined) and all other Applicable Environmental Laws for the conduct of such activities except in such cases where the failure to obtain such permits could not, individually or in the aggregate, result in a Material Adverse Change. Except for matters disclosed on Schedule 5 hereto, and after giving effect to the
                         ----------
Closing Transactions, there have been no Hazardous Discharges which were not in compliance with Applicable Environmental Laws other than Hazardous Discharges which would not, individually or in the aggregate, result in a Material Adverse Change. Except for matters disclosed on Schedule 5 hereto, and after giving
                                        ----------
effect to the Closing Transactions, no Credit Party nor any Subsidiary of any Credit Party has any contingent liability in connection with any Hazardous Discharge which could reasonably be expected to result in a Material Adverse Change. As used in this Section 9.14, the term "RCRA" shall mean the Resource
                         ------------            ----
Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984, as the same may be further amended and in effect from time to time.

     SECTION 9.15. Burdensome Obligations.  No Credit Party, nor any of the
                   ----------------------
properties of any Credit Party is subject to any Law or any pending or threatened change of Law or subject to any restriction under its articles (or certificate) of incorporation, bylaws, regulations, partnership agreement or comparable charter documents or under any agreement or instrument to which any Credit Party or by which any Credit Party or any of their properties may be subject or bound, which is so unusual or burdensome as to be likely in the foreseeable future to result in a Material Adverse Change. Without limiting the foregoing, no Credit Party is a party to or bound by any agreement or subject to any order of any Governmental Authority which prohibits or restricts in any way the right of such Credit Party to make Distributions.

     SECTION 9.16. Fiscal Year.  Borrower's Fiscal Year is January 1 through
                   -----------
December 31.

     SECTION 9.17. No Default.  Neither a Default nor an Event of Default has
                   ----------
occurred or will exist after giving effect to the transactions contemplated by this Agreement or the other Loan Papers.

     SECTION 9.18. Government Regulation.  No Credit Party is subject to
                   ---------------------
regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act (as any of the preceding acts have been amended), the Investment Company Act of 1940 or any other Law which regulates the incurring by such Credit Party of Debt, including, but not limited to Laws relating to common contract carriers or the sale of electricity, gas, stream, water or other public utility services.

     SECTION 9.19. Insider.  No Credit Party is, and no Person having "control"
                   -------
(as that term is defined in 12 U.S.C. Section 375(b) or regulations promulgated thereunder) of any Credit Party is an "executive officer," "director" or "shareholder" of any Bank or any bank holding company of which any Bank is a Subsidiary or of any Subsidiary of such bank holding company.

     SECTION 9.20. Gas Balancing Agreements and Advance Payment Contracts.  On
                   ------------------------------------------------------
the date of this Agreement and on the Closing Date, (a) there is no Material Gas Imbalance, and (b) the aggregate amount of all Advance Payments received by any Credit Party under Advance Payment Contracts which have not been satisfied by delivery of production does not exceed $250,000.

     SECTION 9.21. Closing Documents; Management Agreement.  Borrower has
                   ---------------------------------------
provided (or on the Closing Date Borrower will provide) Administrative Agent with a true and correct copy of each of the Closing Documents and the Management Agreement including all amendments and modifications thereto. No material rights or obligations of any party to any of such Closing Documents or the Management Agreement have been (or will be on the Closing Date) waived, and no Credit Party, nor to the best knowledge of Borrower, any other party to any of such Closing Documents or the Management Agreement, is (or will be on the Closing Date) in default of its obligations thereunder. Each of the Closing Documents and the Management Agreement is (or will be on the Closing Date) a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is (or will be on the Closing
Date) in full force and effect. Each representation and warranty made by each Credit Party, and to the best knowledge of Borrower, by each other party to the Closing Documents and the Management Agreement, in the Closing Documents and the Management Agreement (a) was true and correct when made, and (b) will be true and correct on the Closing Date.

     SECTION 9.22. Year 2000 Matters.  Any reprogramming required to permit the
                   -----------------
proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing imbedded microchips, in either case owned or operated by any Credit Party or used or relied upon in the conduct of their business (including, to Borrower's knowledge, any such systems and other equipment supplied by others or with which the computer systems of any Credit Party interface) and the testing of all such systems and other equipment as so reprogrammed, has been completed. The costs to Borrower and any other Credit Party that have not been incurred as of the date hereof for such reprogramming and testing and for other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing imbedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default, Event of Default or a Material Adverse Change. Except for any reprogramming referred to above, the computer systems of each Credit Party are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

                                   ARTICLE X

                             AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

     SECTION 10.1. Information.  Borrower will deliver, or cause to be
                   -----------
delivered, to each Bank:

          (a) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a consolidated and consolidating balance sheet of Borrower and each other Credit Party as of the end of such Fiscal Year and the related consolidated and consolidating statements of income and statements of cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by such Credit Party in accordance with GAAP and audited by a firm of independent public accountants of nationally recognized standing and acceptable to Administrative Agent;

          (b) (i) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, consolidated and consolidating balance sheets of Borrower and each other Credit Party as of the end of such Fiscal Quarter and the related consolidated and consolidating statements of income and statements of cash flow for such quarter and for the portion of such Credit Party's Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of such Credit Party's previous Fiscal Year;

          (c) simultaneously with the delivery of each set of financial statements referred to in Sections 10.1(a) and (b), a certificate of a Financial
                          ----------------     ---
Officer of Borrower in the form of Exhibit H attached hereto, (i) setting forth
                                   ---------
in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Article XII on the date of such financial
                                       -----------
statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, (iii) stating whether or not such financial statements fairly reflect in all material respects the results of operations and financial condition of Borrower and each other Credit Party as of the date of the delivery of such financial statements and for the period covered thereby, (iv) setting forth (A) whether as of such date there is a Material Gas Imbalance and, if so, setting forth the amount of net gas imbalances under Gas Balancing Agreements to which any Credit Party is a party or by which any Mineral Interests owned by Borrower is bound, and (B) the aggregate amount of all Advance Payments received under Advance Payment Contracts to which any Credit Party is a party or by which any Mineral Interests owned by Borrower is bound which have not been satisfied by delivery of production, if any, and (v) a summary of the Hedge Transactions to which each Credit Party is a party on such date;

          (d) promptly upon the mailing thereof to the stockholders of any Credit Party generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) promptly upon the filing thereof, copies of all final registration statements post effective amendments thereto and annual, quarterly or special reports which any Credit Party shall have filed with the Securities and Exchange Commission; provided, that Borrower must deliver, or cause to be
                         --------  ----
delivered, any annual reports which any Credit Party shall have filed with the Securities and Exchange Commission, within ninety (90) days after the end of each Fiscal Year of such Credit Party, and any quarterly reports which any Credit Party shall have filed with the Securities and Exchange Commission, within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of such Credit Party;

          (f) promptly upon receipt of same, any notice or other information received by any Credit Party indicating (i) any potential, actual or alleged non-compliance with or violation of the requirements of any Applicable Environmental Law which could result in liability to any Credit Party for fines, clean up or any other remediation obligations or any other liability in excess of $100,000 in the aggregate; (ii) any threatened Hazardous Discharge which Hazardous Discharge would impose on any Credit Party a duty to report to a Governmental Authority or to pay cleanup costs or to take remedial action under any Applicable Environmental Law which could result in liability to any Credit Party for fines, clean up and other remediation obligations or any other liability in excess of $100,000 in the aggregate; or (iii) the existence of any Lien arising under any Applicable Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $100,000 in the aggregate. Without limiting the foregoing, each Credit Party shall provide to Banks promptly upon receipt of same by any Credit Party copies of all environmental consultants or engineers reports received by any Credit Party which would render the representations and warranties (or any of them) contained in Section 9.14 untrue or inaccurate in
                                         ------------
any respect;

          (g) in the event any notification is provided to any Bank or Administrative Agent pursuant to Section 10.1(f) hereof or Administrative Agent
                                 ---------------
or any Bank otherwise learns of any event or condition under which any such notice would be required, then, upon request of Required Banks, Borrower shall within thirty (30) days of such request, cause to be furnished to Administrative Agent and each Bank a report by an environmental consulting firm acceptable to Administrative Agent and Required Banks, stating that a review of such event, condition or circumstance has been undertaken (the scope of which shall be acceptable to Administrative Agent and Required Banks) and detailing the findings, conclusions and recommendations of such consultant; Borrower shall bear all expenses and costs associated with such review and updates thereof;

          (h) immediately upon any Authorized Officer becoming aware of the occurrence of any Default, a certificate of an Authorized Officer setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

          (i) no later than March 31 and September 30 of each year, reports of production volumes, revenue, expenses and product prices for all Mineral Interests owned by Borrower for the periods of six (6) months ending the preceding December 31 and June 30, respectively. Such reports shall be prepared on an accrual basis and shall be reported on a field by field basis;

          (j) promptly notify Banks of any Material Adverse Change; and

          (k) from time to time such additional information regarding the financial position or business of any Credit Party as Administrative Agent, at the request of any Bank, may reasonably request.

     SECTION 10.2. Business of Borrower.  The sole business of Borrower shall
                   --------------------
be the acquisition, exploration, development and operation of Mineral Interests and the production, marketing, processing and transportation of Hydrocarbons therefrom.

     SECTION 10.3. Maintenance of Existence.  Borrower shall, and shall cause
                   ------------------------
each other Credit Party to, at all times (a) maintain its corporate, partnership or limited liability company existence in its state of incorporation or organization, and (b) maintain its good standing and qualification to transact business in all jurisdictions where the failure to maintain good standing or qualification to transact business could result in a Material Adverse Change.

     SECTION 10.4. Title Data.  Borrower shall, upon the request of Required
                   ----------
Banks, cause to be delivered to Administrative Agent such title opinions and other information regarding title to Mineral Interests owned by Borrower and the perfection and priority of Administrative Agent's Liens therein as are appropriate to determine the status thereof.

     SECTION 10.5. Right of Inspection.  Borrower will permit, and will cause
                   -------------------
each other Credit Party to permit, any officer, employee or agent of Administrative Agent or of any Bank to visit and inspect any of the assets of any Credit Party, examine each Credit Party's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of each Credit Party with such Credit Party's officers, accountants and auditors, all at such reasonable times and as often as Administrative Agent or any Bank may desire, and upon and during the continuance of an Event of Default all at the expense of Borrower.

     SECTION 10.6. Maintenance of Insurance.  Borrower will, and will cause
                   ------------------------
each other Credit Party to, at all times maintain or cause to be maintained insurance covering such risks as are customarily carried by businesses similarly situated, including, without limitation, the following: (a) workmen's compensation insurance; (b) employer's liability insurance; (c) comprehensive general public liability and property damage insurance; (d) insurance against losses customarily insured against as a result of damage by fire, lightning, hail, tornado, explosion and other similar risk; and (e) comprehensive automobile liability insurance. All loss payable clauses or provisions in all policies of insurance maintained by Borrower pursuant to this Section 10.6 shall
                                                              ------------
be endorsed in favor of and made payable to Administrative Agent for the ratable benefit of Banks, as their interests may appear. Administrative Agent shall have the right, for the ratable benefit of Banks, to collect, and Borrower hereby assigns to Administrative Agent for the ratable benefit of Banks, any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any property which stands as security for the Obligations or any part thereof, and Administrative Agent may, at its election, either apply for the ratable benefit of Banks all or any part of the sums so collected toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as Administrative Agent may elect, or release same to the applicable Credit Party.

     SECTION 10.7. Payment of Taxes and Claims.  Borrower will, and will cause
                   ---------------------------
each other Credit Party to, pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien (other than a Permitted Encumbrance) on any of its assets; provided, however, no payment of Taxes or claims shall be required if (i) the
--------  -------
amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of any Credit Party is subject to any pending levy or execution, (ii) the Credit Parties, as and to the extent required in accordance with GAAP, shall have set aside on their books reserves (segregated to the extent required by GAAP) deemed by them to be adequate with respect thereto, and (iii) the Credit Parties have notified Administrative Agent of such circumstances, in detail satisfactory to Administrative Agent.

     SECTION 10.8. Compliance with Laws and Documents.  Borrower will, and will
                   ----------------------------------
cause each other Credit Party to, comply with all Laws, their respective certificates (or articles) of incorporation, bylaws, regulations and similar organizational documents and all Material Agreements to which any Credit Party is a party, if a violation, alone or when combined with all other such violations, could result in a Material Adverse Change.

     SECTION 10.9.  Operation of Properties and Equipment.  (a) Borrower will,
                    -------------------------------------
and will cause each of its Subsidiaries to, maintain, develop and operate (or use its best efforts to cause the operator to maintain and operate to the extent Borrower is not the operator) its Mineral Interests in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Mineral Interests so long as such Mineral Interests are capable of producing Hydrocarbons and accompanying elements in paying quantities.

          (b) Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all contracts and agreements applicable to or relating to its Mineral Interest or the production and sale of Hydrocarbons and accompanying elements therefrom.

          (c) Borrower will, and will cause each of its Subsidiaries to, at all times maintain, preserve and keep all operating equipment used with respect to its Mineral Interests in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained; provided further that no item of
                                                -------- ------- ----
operating equipment need be so repaired, renewed, replaced, added to or improved, if Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of such Credit Party.

     SECTION 10.10. Environmental Law Compliance.  Borrower will, and will cause
                    ----------------------------
each other Credit Party to, comply with all Applicable Environmental Laws, including, without limitation, (a) all licensing, permitting, notification and similar requirements of Applicable Environmental Laws, and (b) all provisions of all Applicable Environmental Laws regarding storage, discharge, release, transportation, treatment and disposal of Hazardous Substances. Borrower will, and will cause each other Credit Party to, promptly pay and discharge when due all legal debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Applicable Environmental Laws.

     SECTION 10.11. ERISA Reporting Requirements.  Borrower shall furnish, or
                    ----------------------------
cause to be furnished, to Administrative Agent:

     (a) promptly and in any event (i) within thirty (30) days after Borrower or any ERISA Affiliate receives notice from any regulatory agency of the commencement of an audit, investigation or similar proceeding with respect to a Plan, and (ii) within ten (10) days after Borrower or any ERISA Affiliate contacts the Internal Revenue Service for the purpose of participation in a closing agreement or any voluntary resolution program with respect to a Plan or knows or has reason to know that any event with respect to any Plan of Borrower or any ERISA Affiliate has occurred, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

     (b) promptly and in any event within thirty (30) days after the receipt by Borrower of a request therefor by a Bank, copies of any annual and other report (including Schedule B thereto) with respect to a Plan filed by Borrower or any ERISA Affiliate with the United States Department of Labor, the Internal Revenue Service or the PBGC;

     (c) notification within thirty (30) days of the effective date thereof of any material increases in the benefits, or material change in the funding method, of any existing Plan which is not a multiemployer plan (as defined in section 4001(a)(3) of ERISA), or the establishment of any material new Plans, or the commencement of contributions to any Plan to which Borrower or any ERISA Affiliate was not previously contributing; and

     (d) promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Plan and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined could not result in a Material Adverse Change.

     SECTION 10.12. Additional Documents.  Borrower will, and will cause each
                    --------------------
other Credit Party (to the extent each is party thereto) to, cure promptly any defects in the creation and issuance of each Note, and the execution and delivery of this Agreement and the other Loan Papers and, at Borrower's expense, Borrower shall promptly and duly execute and deliver to each Bank, and cause each other Credit Party to promptly and duly execute and deliver to each Bank, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Credit Parties in this Agreement and the other Loan Papers as may be reasonably necessary or appropriate in connection therewith.

     SECTION 10.13. Environmental Review.  Not later than thirty (30) days prior
                    --------------------
to the date of any acquisition by any Credit Party of Mineral Interests or related assets, other than an acquisition of additional interests in Mineral Interests in which a Credit Party previously held an interest, Borrower shall deliver to Administrative Agent a report in form, scope and detail acceptable to Administrative Agent from environmental engineering firms acceptable to Administrative Agent, which report or reports shall set forth the results of a Phase I environmental review of such Mineral Interests and related assets.

     SECTION 10.14. Required Purchase Contracts.  Borrower will at all times
                    ---------------------------
during the period commencing on and including the Closing Date and continuing through and including the Termination Date, maintain contracts for the sale of at least seventy-five percent (75%) of its gas production to Consumers Power (or other parties of equal or greater creditworthiness approved by Administrative Agent and Required Banks) which provide for fixed prices on all gas production sold that, when averaged in each calendar year, equal or exceed $2.40 per thousand cubic feet. Such average shall be calculated for each calendar year by dividing (i) all revenues under such fixed price contracts for such gas production, by (ii) the total amount of such gas production, measured in thousand cubic feet. For the purpose of determining compliance with the foregoing, if Borrower enters into floating rate contracts for the sale of its gas production to Consumers Power (or other parties of equal or greater creditworthiness approved by Administrative Agent and Required Banks) and at the same time puts into place Oil and Gas Hedge Transactions in equivalent volumes with counterparties approved by Administrative Agent and Required Banks which, when netted against such floating rate contracts, provide Borrower with a net price equal to or in excess of $2.40 per thousand cubic feet, such net price shall be deemed to be the fixed price to be used in making the foregoing calculation.

     SECTION 10.15. Year 2000 Compatibility.  Borrower will, and will cause each
                    -----------------------
other Credit Party to, take all actions reasonably necessary to assure that Borrower's and each such other Credit Party's computer based systems are able to operate and effectively process data which includes dates on and after January 1, 2000. At the request of Administrative Agent or any Bank, Borrower and each other Credit Party shall provide reasonable assurances satisfactory to Administrative Agent and any such Bank of Borrower's and each such other Credit Party's year 2000 compatibility.

                                  ARTICLE XI

                              NEGATIVE COVENANTS

     Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

     SECTION 11.1.  Incurrence of Debt.  Borrower will not, nor will Borrower
                    ------------------
permit any other Credit Party to, incur, become or remain liable for any Debt other than the Obligations; provided, that, at any time when the Outstanding
                            --------  ----
Credit is less than the Conforming Borrowing Base and no Default or Event of Default has occurred which is continuing, (a) Borrower may incur and remain liable for Non-Recourse Debt to the extent such Non-Recourse Debt has been specifically approved in writing by Required Banks, and (b) Borrower and its Subsidiaries may incur and remain liable for other Debt in an aggregate amount outstanding at any time not to exceed $1,000,000.

     SECTION 11.2.  Restricted Payments.  Borrower will not, nor will Borrower
                    -------------------
permit any other Credit Party to, directly or indirectly, declare or pay, or incur any liability to declare or pay, any Restricted Payment.

     SECTION 11.3.  Negative Pledge.  Borrower will not, nor will Borrower
                    ---------------
permit any other Credit Party to, create, assume or suffer to exist any Lien on any of their respective assets other than Permitted Encumbrances. Borrower will not, nor will Borrower permit any other Credit Party to, enter into or become bound by any agreement (other than this Agreement) that prohibits or otherwise restricts the right of Borrower or any other Credit Party to create, assume or suffer to exist any Lien on any of their respective assets in favor of Administrative Agent for the ratable benefit of Banks.

     SECTION 11.4.  Consolidations and Mergers.  Borrower will not, nor will
                    --------------------------
Borrower permit any other Credit Party to, consolidate or merge with or into any other Person.

     SECTION 11.5.  Asset Dispositions.  Borrower will not, nor will Borrower
                    ------------------
permit any other Credit Party to, sell, lease, transfer, abandon or otherwise dispose of any asset other than the sale in the ordinary course of business of Hydrocarbons produced from Borrower's and any other Credit Party's Mineral Interests (and not pursuant to Advance Payment Contracts); provided, that, so
                                                           --------  ----
long as no Default or Event of Default has occurred which is continuing, Borrower shall be permitted to sell or dispose of (a) machinery and equipment which is obsolete or otherwise not necessary or useful in the operation of Borrower's business, and (b) Mineral Interests during any period between Scheduled Redeterminations with an aggregate Recognized Value (measured at the time of such sale or disposition) not in excess of three percent (3%) of the Conforming Borrowing Base in effect during such period. Borrower will not sell, transfer or dispose of, or permit any other Credit Party to sell, transfer or dispose of, any capital stock or other equity interest in any Subsidiary of Borrower.

     SECTION 11.6.  Amendments to Organizational Documents; Other Material
                    ------------------------------------------------------
Agreements.  Borrower will not, nor will Borrower permit any other Credit Party
----------
to, enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under, (a) its certificate or articles of incorporation, bylaws, partnership agreement, regulations or other organizational documents other than amendments, modifications and waivers which could not, individually or in the aggregate, result in a Material Adverse Change, (b) the Closing Documents, (c) the Section 29 Documents, (d) the Management Agreement, or (e) the Consumers Power Contract.

     SECTION 11.7.  Use of  Proceeds.  The proceeds of Borrowings will not be
                    ----------------
used for any purpose other than (a) working capital, (b) to finance the acquisition, exploration and development of Mineral Interests and related capital assets, and (c) to refinance the obligations outstanding under the Existing Credit Agreements. None of such proceeds (including, without limitation, proceeds of Letters of Credit issued hereunder) will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, and none of such proceeds will be used in violation of applicable Law (including, without limitation, the Margin Regulations). Letters of Credit will be issued hereunder only for the purpose of securing bids, tenders, bonds, contracts and other obligations
entered into in the ordinary course of Borrower's business.   Without limiting
the foregoing, no Letters of Credit will be issued hereunder for the purpose of providing credit enhancement with respect to any Debt or equity security of any Credit Party or to secure any Credit Party's obligations with respect to Hedge Transactions other than Hedge Transactions with a Bank.

     SECTION 11.8.  Investments.  Borrower will not, nor will Borrower permit
                    -----------
any other Credit Party to, directly or indirectly, make or have outstanding any Investment other than Permitted Investments.

     SECTION 11.9.  Transactions with Affiliates.  Borrower will not, nor will
                    ----------------------------
Borrower permit any other Credit Party to, engage in any transaction with an Affiliate unless such transaction is as favorable to such party as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

     SECTION 11.10. ERISA.  Except in such instances where an omission or
                    -----
failure would not result in a Material Adverse Change, Borrower will not, nor will Borrower permit any other Credit Party to (a) take any action or fail to take any action which would result in a violation of ERISA, the Code or other Laws applicable to the Plans maintained or contributed to by it or any ERISA Affiliate, or (b) modify the term of, or the funding obligations or contribution requirements under any existing Plan, establish a new Plan, or become obligated or incur any liability under a Plan that is not maintained or contributed to by Borrower or any ERISA Affiliate as of the Closing Date.

     SECTION 11.11. Hedge Transactions.  With the exception of Oil and Gas Hedge
                    ------------------
Transactions entered into pursuant to Section 9.14, Borrower will not, nor will
                                      ------------
Borrower permit any
other Credit Party to, enter into Oil and Gas Hedge Transactions which would cause the volume of Hydrocarbons with respect to which a settlement payment is calculated under such Oil and Gas Hedge Transactions to exceed seventy-five percent (75%) of Borrower's anticipated production from Proved Producing Mineral Interests during the period from the immediately preceding settlement date (or the commencement of such Hedge Transaction if there is no prior settlement date) to such settlement date. Borrower shall not enter into or consent to, or permit Mercury to enter into or consent to, any amendment, modification, cancellation or termination of the Consumers Power Contract and will at all times perform all of its obligations thereunder and take all other actions necessary to cause such contract to be maintained.

     SECTION 11.12. Fiscal Year.  Borrower will not, and Borrower will not
                    -----------
permit any other Credit Party to, change its Fiscal Year.

     SECTION 11.13. Change in Business.  Borrower will not, nor will Borrower
                    ------------------
permit any other Credit Party to, engage in any business other than the businesses engaged in by such parties on the date hereof as described in Section
                                                                         -------
9.13 hereof.
----

                                  ARTICLE XII

                              FINANCIAL COVENANTS

     Borrower agrees that so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding, Borrower will not permit its ratio of Consolidated Current Assets to its Consolidated Current Liabilities to be less than 1.0 to 1.0 at any time.

                                 ARTICLE XIII

                                   DEFAULTS

     SECTION 13.1.  Events of Default.  If one or more of the following events
                    -----------------
(collectively "Events of Default" and individually an "Event of Default") shall
               -----------------                       ----------------
have occurred and be continuing:

          (a) Borrower shall fail to pay when due any principal on any Note;

          (b) Borrower shall fail to pay when due accrued interest on any Note or any fees or any other amount payable hereunder and such failure shall continue for a period of three (3) days following the due date;

          (c) Borrower shall fail to observe or perform any covenant or agreement contained in Article XI or Article XII of this Agreement;
                       ----------    -----------

          (d) any Credit Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Paper (other than those referenced in Sections 13.1(a),
              -----------------

(b) and (c)) and such failure continues for a period of twenty (20) days after
---     ---
the earlier of (i) the date any Authorized Officer of any Credit Party acquires knowledge of such failure, or (ii) written notice of such failure has been given to any Credit Party by Administrative Agent or any Bank;

          (e) any representation, warranty, certification or statement made or deemed to have been made by any Credit Party in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

          (f) any Credit Party shall fail to make any payment when due on any Debt of such Person in a principal amount equal to or greater than $250,000 or any other event or condition shall occur which (i) results in the acceleration of the maturity of any such Debt, or (ii) entitles the holder of such Debt to accelerate the maturity thereof;

          (g) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate, partnership or limited liability company action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy Laws as now or hereafter in effect;

          (i) one (1) or more final judgments or orders for the payment of money aggregating in excess of $250,000 shall be rendered against any Credit Party and such judgment or order shall continue unsatisfied or unstayed for thirty (30) days;

          (j) any event occurs with respect to any Plan or Plans pursuant to which any Credit Party and/or any ERISA Affiliate incur a liability due and owing at the time of such event, without existing funding therefor, for benefit payments under such Plan or Plans in excess of $250,000; or (ii) any Credit Party, any ERISA Affiliate, or any other "party-in-interest" or "disqualified person," as such terms are defined in section 3(14) of ERISA and section 4975(e)(2) of the Code, shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to any Credit Party or any ERISA Affiliate in excess of $250,000 under section 409 or 502 of ERISA or section 4975 of the Code;

          (k) this Agreement or any other Loan Paper shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Credit Party, or any Credit Party shall deny that it has any further liability or obligation under any of the Loan Papers to which it is a party, or any Lien created by the Loan Papers shall for any reason (other than the release thereof in accordance with the Loan Papers) cease to be a valid, first priority, perfected Lien upon any of the Proved Mineral Interests purported to be covered thereby;

          (l) a Material Adverse Change shall occur with respect to any Credit Party; or

          (m) a Change of Control shall occur;

then, and in every such event, Administrative Agent shall without presentment, notice or demand (unless expressly provided for herein) of any kind (including, without limitation, notice of intention to accelerate and acceleration), all of which are hereby waived, (i) if requested by Required Banks, terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Required Banks, take such other actions as may be permitted by the Loan Papers including, declaring the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable; provided
                                                                   --------
that, in the case of any of the Events of Default specified in Sections 13.1(g)
----                                                           ----------------
or (h), without any notice to any Credit Party or any other act by
   ---
Administrative Agent or Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable.

                                  ARTICLE XIV

                                    AGENTS

     SECTION 14.1.  Appointment, Powers, and Immunities.  Each Bank hereby
                    -----------------------------------
irrevocably appoints and authorizes each Agent to act as its agent under this Agreement and the other Loan Papers with such powers and discretion as are specifically delegated to each such Agent by the terms of this Agreement and the other Loan Papers, together with such other powers as are reasonably incidental thereto. No Agent (which term as used in this sentence and in Section 14.5 and
                                                               ------------
the first sentence of Section 14.6 hereof shall include their Affiliates and
                      ------------
their own and their Affiliates' officers, directors, employees, and agents):
(a) shall have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Papers and no Agent shall be a trustee or fiduciary for any Bank; (b) shall be responsible to Banks for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Paper or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Paper, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Paper, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of their Subsidiaries or Affiliates; (d) shall be required to initiate or conduct any litigation or collection proceedings under any Loan Paper; and (e) shall be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Paper, except for its own gross negligence or willful misconduct. Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by any such Agent with reasonable care.

     SECTION 14.2.  Reliance by Agents.  Each Agent shall be entitled to rely
                    ------------------
upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by any such Agent. Each Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Administrative Agent receives and accepts an Assignment and Acceptance Agreement executed in accordance with Section 15.10 hereof. As to any matters not
                            -------------
expressly provided for by this Agreement, no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Banks, and such instructions shall be binding on Banks; provided, however, that no Agent shall be required to take any
                  --------  -------  ----
action that exposes such Agent to personal liability or that is contrary to any Loan Paper or applicable Law unless it shall first be indemnified to its satisfaction by Banks against any and all liability and expense which may be incurred by it by reason of taking any such action.

     SECTION 14.3.  Defaults.  No Agent shall be deemed to have knowledge or
                    --------
notice of the occurrence of a Default or Event of Default unless such Agent has received written notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to Banks. Administrative Agent shall (subject to Section 14.2 hereof) take such
                                              ------------
action with respect to such Default or Event of Default as shall reasonably be directed by Required Banks; provided that, unless and until Administrative Agent
                            -------- ----
shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of Banks.

     SECTION 14.4.  Rights as Bank.  With respect to its Commitment and the
                    --------------
Loans made by it, NationsBank (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. NationsBank (and any successor acting as Administrative Agent), each other Agent and their Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with Borrower or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Administrative Agent), each other Agent and their Affiliates may accept fees and other consideration from Borrower or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Banks.

     SECTION 14.5.  Indemnification.  Banks agree to indemnify each Agent (to
                    ---------------
the extent not reimbursed by Borrower or any Subsidiary of Borrower hereof, but without limiting the obligations of any Credit Party to so reimburse) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any such Agent (including by any
Bank) in any way relating to or arising out of any Loan Paper or the transactions contemplated thereby or any action taken or omitted by any Agent under any Loan Paper (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ANY AGENT); provided that no Bank shall be liable for any of the foregoing to
               -------- ----
the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Bank agrees to reimburse each Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower hereunder, to the extent that any such Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this Section 14.5 shall survive payment and performance in full of
                  ------------
the Obligations and all other amounts payable under this Agreement.

     SECTION 14.6.  Non-Reliance on Agents and Other Banks.  Each Bank agrees
                    --------------------------------------
that it has, independently and without reliance on any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of each Credit Party and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Papers. Except for notices, reports, and other documents and information expressly required to be furnished to Banks by Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or their Affiliates that may come into the possession of any such Agent or any of their Affiliates.

     SECTION 14.7.  Resignation of Agents.  Any Agent may resign at any time by
                    ---------------------
giving notice thereof to Banks and Borrower. Upon any such resignation, Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Banks, appoint a successor Agent which shall be a commercial bank organized under the Laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XIV shall continue in effect for its
                              -----------
benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                  ARTICLE XV

                                 MISCELLANEOUS

     SECTION 15.1. Notices.  All notices, requests and other communications to
                   -------
any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given, if to Administrative Agent or any Bank, at its address or telecopier number set forth on Schedule 1 hereto, and if given to
                                              ----------
Borrower, at its address or telecopy number set forth on the signature pages hereof (or in either case, at such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto). Each such notice, request or other communication shall be effective
(a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 15.1 and the appropriate answerback is received
                         ------------
or receipt is otherwise confirmed, (b) if given by mail, three (3) Domestic Business Days after deposit in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section 15.1; provided that notices to Administrative
                          ------------  -------- ----
Agent under Article III or IV shall not be effective until received.
            -----------    --

     SECTION 15.2. No Waivers.  No failure or delay by Administrative Agent or
                   ----------
any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Paper shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or in any of the other Loan Papers.

     SECTION 15.3. Expenses; Indemnification.  (a) Borrower agrees to pay on
                   -------------------------
demand all reasonable costs and expenses of each Agent in connection with the syndication, preparation, execution, delivery, modification, and amendment of this Agreement, the other Loan Papers, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Administrative Agent (including the cost of internal counsel) with respect thereto and with respect to advising Administrative Agent as to its rights and responsibilities under the Loan Papers. Borrower further agrees to pay on demand all reasonable costs and expenses of Administrative Agent and Banks, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Papers and the other documents to be delivered hereunder.

     (b) Borrower agrees to indemnify and hold harmless each Agent and each Bank and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against
                                           -----------------
any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Papers, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loan (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 15.3 applies, such indemnity
                                          ------------
shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Borrower agrees not to assert any claim against any Agent, any Bank, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Papers, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loan.

     (c) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section
                                                                        -------
15.3 shall survive the payment in full of the Loans and all other amounts
----
payable under this Agreement.

     SECTION 15.4. Right of Set-off; Adjustments.  (a) Upon the occurrence and
                   -----------------------------
during the continuance of any Event of Default, each Bank (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its Affiliates) to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether such Bank shall have made any demand under this Agreement or Note held by such and although such obligations may be unmatured. Each Bank agrees promptly to notify Borrower after any such set-off and application made by such Bank; provided, however, that the failure to give
                                   --------  -------  ----
such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 15.4 are in addition to other rights and
                               ------------
remedies (including, without limitation, other rights of set-off) that such Bank may have.

     (b) If any Bank (a "benefitted Bank") shall at any time receive any payment
                         ---------------
of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Loans owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each other Bank; provided, however, that if all or any
                                          --------  -------  ----
portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Bank so purchasing a participation from a Bank pursuant to this Section 15.4 may, to the fullest extent permitted by Law, exercise all
        ------------
of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation.

     SECTION 15.5. Amendments and Waivers.  Any provision of this Agreement or
                   ----------------------
any other Loan Paper may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Required Banks (and, if
Article XIV or the rights or duties of any Agent are affected thereby, by such
-----------
Agent); provided that no such amendment or waiver shall, unless signed by each
        -------- ----
Bank directly affected thereby, (i) increase the Commitments of Banks, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or of the unpaid principal amount of the Notes, or the number of Banks, which shall be required for Banks or any of them to take any action under this Section 15.5 or any other provision of this
                                   ------------
Agreement, or (v) release any guarantor of the Obligations or all or substantially all of the collateral securing the Obligations.

     SECTION 15.6. Survival.  All representations, warranties and covenants
                   --------
made by any Credit Party herein or in any certificate or other instrument delivered by it or in its behalf under the Loan Papers shall be considered to have been relied upon by Banks and shall survive the delivery to Banks of such Loan Papers or the extension of the Loan (or any part thereof), regardless of any investigation made by or on behalf of Banks. The indemnity provided in
Section 15.3(b) herein shall survive the repayment of all credit advances
---------------
hereunder and/or the discharge or release of any Lien granted hereunder or in any other Loan Paper, contract or agreement between Borrower or any other Credit Party and any Agent or any Bank.

     SECTION 15.7. Limitation on Interest.  Regardless of any provision
                   ----------------------
contained in the Loan Papers, Banks shall never be entitled to receive, collect, or apply, as interest on the Loan, any amount in excess of the Maximum Lawful Rate, and in the event any Bank ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Loan is paid in full, any remaining excess shall promptly be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Borrower and Banks shall, to the extent permitted under applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Notes, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Notes; provided, however,
                                                             --------  -------
that if the unpaid principal balance thereof is paid and performed in full prior
----
to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Banks shall refund to Borrower the amount of such excess and, in such event, Banks shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

     SECTION 15.8. Invalid Provisions.  If any provision of the Loan Papers is
                   ------------------
held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Loan Papers shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Papers a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     SECTION 15.9.  Waiver of Consumer Credit Laws.  Pursuant to Chapter 346 of
                    ------------------------------
the Texas Finance Code, as amended, Borrower agrees that such Chapter 346 shall not govern or in any manner apply to the Loan.

     SECTION 15.10. Assignments and Participations.  (a)  Each Bank may assign
                    ------------------------------
to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its interest in the Loan, its Note, and its Commitment); provided, however, that,
                                                     --------  -------  -----

          (i)   each such assignment shall be to an Eligible Assignee;

          (ii) except in the case of an assignment to another Bank or an assignment of all of a Bank's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $100,000 in excess thereof;

          (iii) each such assignment by a Bank shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and its Note; and

          (iv) the parties to such assignment shall execute and deliver to Administrative Agent for its acceptance an Assignment and Acceptance Agreement (herein so called) in the form of Exhibit I hereto, together with any Notes
                                  ---------
subject to such assignment and a processing fee to be paid by the assigning Bank of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Bank hereunder and the assigning Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 15.10(a), the assignor,
                                                ----------------
Administrative Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 5.6.
                -----------

     (b) Administrative Agent shall maintain at its address set forth on
Schedule 1 hereto, a copy of each Assignment and Acceptance Agreement delivered
----------
to and accepted by it and a register for the recordation of the names and addresses of Banks and the Commitment of, and principal amount of the Loan owing to, each Bank and the Commitment Percentage of each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for
 --------
all purposes, absent manifest error, and Borrower, Administrative Agent and Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance Agreement has been completed and is in substantially the form of
Exhibit I hereto, (i) accept such Assignment and Acceptance Agreement, (ii)
---------
record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

     (d) Each Bank may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its interest in the Loan); provided, however, that
                                                         --------  -------  ----
(i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article V and the right
                                                        ---------
of set-off contained in Section 15.4, and (iv) Borrower shall continue to deal
                        ------------
solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of Borrower relating to its interest in the Loan and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on the Loan or the Notes, extending any scheduled principal payment date or date fixed for the payment of interest on the Loan or the Notes, or extending its Commitment).

     (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign and pledge all or any portion of its interest in the Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

     (f) Any Bank may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

     (g) Borrower shall not assign or transfer any rights or obligations under any Loan Paper or permit any Credit Party to assign or transfer any rights or obligations under any Loan Paper without first obtaining all Banks' consent, and any purported assignment or transfer without all Banks' consent is void.

     SECTION 15.11. TEXAS LAW.  THIS AGREEMENT, EACH NOTE AND THE OTHER LOAN
                    ---------
PAPERS HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN (A) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF ADMINISTRATIVE AGENT AND BANKS WITH RESPECT TO SUCH PROPERTY, AND (B) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY.

     SECTION 15.12. Consent to Jurisdiction; Waiver of Immunities.  (a)
                    ----------------------------------------------
Borrower hereby irrevocably submits to the jurisdiction of any Texas State or Federal court sitting in the Northern District of Texas over any action or proceeding arising out of or relating to this Agreement or any other Loan Papers, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. As an alternative, Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Person at its address specified in Section 15.1.
                                                           ------------
Borrower agrees that a final judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

          (b) Nothing in this Section 15.12 shall affect any right of Banks to
                              -------------
serve legal process in any other manner permitted by Law or affect the right of any Bank to bring any action or proceeding against any Credit Party or their properties in the courts of any other jurisdictions.

          (c) To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Person hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Papers.

     SECTION 15.13. Counterparts; Effectiveness.  This Agreement may be signed
                    ---------------------------
in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Subject to the terms and conditions herein set forth, this Agreement shall become effective when Administrative Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of any Bank as to which an executed counterpart shall not have been received, Administrative Agent shall have received telegraphic or other written confirmation from such Bank of execution of a counterpart hereof by such Bank.

     SECTION 15.14. No Third Party Beneficiaries.  Except for the provisions
                    ----------------------------
hereof inuring to the benefit of Agents not a party to this Agreement, it is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than third party beneficiaries permitted pursuant to Section 15.10.
                                                -------------

     SECTION 15.15. COMPLETE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN
                    ------------------
PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG BANKS, ADMINISTRATIVE AGENT, AND THE CREDIT PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANKS, ADMINISTRATIVE AGENT, AND THE CREDIT PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG BANKS, ADMINISTRATIVE AGENT, AND THE CREDIT PARTIES.

     SECTION 15.16. WAIVER OF JURY TRIAL.  BORROWER, ADMINISTRATIVE AGENT, AND
                    --------------------
BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN PAPERS AND FOR ANY COUNTERCLAIM THEREIN.

     SECTION 15.17. Confidentiality.  Administrative Agent and each Bank (each,
                    ---------------
a "Lending Party") agrees to keep confidential any information furnished or made
   -------------
available to it by Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from
              -------- ----
disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Paper, and (i) subject to provisions substantially similar to those contained in this Section 15.17, to
                                                            -------------
any actual or proposed participant or assignee.

                           [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers on the day and year first above written.


BORROWER:
--------

QUICKSILVER RESOURCES INC.,
a Delaware corporation



      /s/ GLENN DARDEN
By:  ____________________________________
     Glenn Darden,
     Vice President

Address for Notice:

1619 Pennsylvania Avenue
Fort Worth, Texas 76104
Attn: Glenn Darden
Fax No. (817) 877-3829



BANKS:
-----

NATIONSBANK, N.A.


      /s/ J. SCOTT FOWLER
By:  ____________________________________
     J. Scott Fowler, Vice President


BANK ONE, TEXAS, N.A.


      /s/ WM. MARK CRANMER
By:  ____________________________________
     Wm. Mark Cranmer,
     Vice President

PARIBAS

        /s/ MICHAEL FIUZAT                              /s/ BRIAN M. MALONE
By:    ____________________________________
        Michael Fiuzat                                  Brian M. Malone
Name:  ____________________________________
        Vice President                                  Director
Title: ____________________________________


FROST NATIONAL BANK


        /s/ W.H. ADAMS, III
By:    ____________________________________
        W.H. Adams, III
Name:  ____________________________________
        Senior Vice President
Title: ____________________________________


ADMINISTRATIVE AGENT:
--------------------

NATIONSBANK, N.A.


      /s/ J. SCOTT FOWLER
By:  ______________________________________
     J. Scott Fowler, Vice President

                                   EXHIBIT A
                                   ---------

                               PLEDGE AGREEMENT
                               ----------------


THIS PLEDGE AGREEMENT (this "Agreement") is made as of __________, _____ by
                             ---------
[Quicksilver Resources Inc., a Delaware corporation] [First Tier Subsidiary] (herein called "Pledgor"), in favor of NationsBank, N.A., as Administrative
                -------
Agent for the ratable benefit of Banks (as defined below) (herein called "Pledgee").
 -------

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, [Pledgor] [Quicksilver Resources Inc., a Delaware corporation ("Borrower")], Pledgee and Banks are parties to a Second Amended and Restated
  --------
Credit Agreement dated as of March 1, 1999, pursuant to which Banks have made a revolving credit loan to [Pledgor] [Borrower] and agreed to issue and participate in letters of credit issued on behalf of [Pledgor] [Borrower] (as amended or modified from time to time, the "Credit Agreement"); and
                                            ----------------

     WHEREAS, it is a condition to the agreement of Banks to continue to extend credit under the Credit Agreement that Pledgor execute and deliver this Agreement in favor of Pledgee for the benefit of Banks.

     NOW, THEREFORE, in consideration of the premises and in order to induce Banks to continue to extend credit under the Credit Agreement, Pledgor hereby agrees with Pledgee as follows:

                                   ARTICLE I

                          Definitions and References
                          --------------------------

     Section 1.1.  General Definitions.  As used herein, the terms "Agreement,"
                   -------------------                              ---------
"Credit Agreement," ["Borrower,"] "Pledgee," and "Pledgor," shall have the
 ----------------     --------     -------        -------
meanings indicated above, and the following terms shall have the following meanings:

     "Bank" means any financial institution reflected on Schedule 1 to the
      ----
Credit Agreement and its successors and assigns, and "Banks" shall mean all
                                                      -----
Banks.

     "Code" means the Uniform Commercial Code in effect in the State of Texas on
      ----
the date hereof.

     "Collateral" means all property of whatever type, in which Pledgee at any
      ----------
time has a security interest pursuant to Section 2.1.
                                         -----------

     "Commitment" means the agreement or commitment by Banks to make loans or
      ----------
otherwise extend credit to [Pledgor] [Borrower] under the Credit Agreement, and any other agreement, commitment, statement of terms or other document contemplating the making of loans or advances or other extension of credit by Banks to or for the account of [Pledgor] [Borrower] which is now or at any time hereafter intended to be secured by the Collateral under this Agreement.

     "Obligation Documents" means the Credit Agreement, the Notes, the other
      --------------------
Loan Papers, and all other documents and instruments under, by reason of which, or pursuant to which, any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with, and all other agreements, certificates, and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

     "Obligations" means all present and future indebtedness, obligations and
      -----------
liabilities of whatever type which are or shall be secured pursuant to Section
                                                                       -------
2.2.
---

     "Other Liable Party" means any Person, other than [Pledgor] [Borrower], who
      ------------------
may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time hereafter have granted to Pledgee or Banks a Lien upon any property as security for the Obligations.

     "Pledged Equity" has the meaning given it in Section 2.1.
      --------------                              -----------

     Section 1.2.   Other Definitions.  Reference is hereby made to the Credit
                    -----------------
Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein. All terms used in this Agreement which are defined in the Code and not otherwise defined herein or in the Credit Agreement shall have the same meanings herein as set forth therein, except where the context otherwise requires.

     Section 1.3.   Exhibits.  All exhibits attached to this Agreement are a
                    --------
part hereof for all purposes.

     Section 1.4.   Amendment of Defined Instruments.  Unless the context
                    --------------------------------
otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document; provided that
                                                            -------- ----
nothing contained in this Section 1.4 shall be construed to authorize any Person
                          -----------
to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

     Section 1.5.   References and Titles.  All references in this Agreement to
                    ---------------------
Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs. The word "or" is not exclusive, and the word "including" (in all of its forms) means "including without limitation". Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

                                  ARTICLE II

                               Security Interest
                               -----------------

     Section 2.1.   Grant of Security Interest.  As collateral security for all
                    --------------------------
of the Obligations, Pledgor hereby pledges and assigns to Pledgee and grants to Pledgee a continuing first priority security interest for the benefit of Banks in and to all of the following rights, interests and property:

     (a) all of the issued and outstanding shares of capital stock, membership interests or partnership interests of each Subsidiary of Pledgor now owned or hereafter acquired by Pledgor including, without limitation, the shares, membership interests or partnership interests of each Subsidiary of Pledgor owned by Pledgor on the date hereof (all of the foregoing being herein sometimes called the "Pledged Equity");
            --------------

     (b) any and all proceeds or other sums arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the Pledged Equity described in clause (a) preceding; and

     (c) all cash, securities, dividends and other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity described in clause (a) hereof and any other property substituted or exchanged therefor.

     Section 2.2.   Obligations Secured.  The security interest created hereby
                    -------------------
in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred:

     (a)  Credit Agreement Indebtedness. The payment by [Pledgor] [Borrower], as
          -----------------------------
and when due and payable, of all amounts from time to time owing by [Pledgor] [Borrower] under or in respect of the Credit Agreement, the Notes or any of the other Obligation Documents.

     (b)  Renewals.  All renewals, extensions, amendments, modifications,
          --------
supplements, or restatements of, or substitutions for, any of the foregoing.

     (c)  Performance.  The due performance and observance by [Pledgor]
          -----------
[Borrower] of all of its other obligations from time to time existing under or in respect of any of the Obligation Documents.

     (d)  Hedge Transactions. The payment and performance of any and all present
          ------------------
or future obligations of [Pledgor] [Borrower] according to the terms of any present or future Hedge Transaction, including, without limitation, any present or future swap agreements, cap, floor, collar, exchange, transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other Hydrocarbons, or any option with respect to any such transaction now existing or hereafter entered into between and/or among [Pledgor,] [Borrower,] Pledgee, any Bank or any affiliate of any of the foregoing.

                                  ARTICLE III

                   Representations Warranties and Covenants
                   ----------------------------------------

     Section 3.1.   Representations and Warranties.  Pledgor represents and
                    ------------------------------
warrants as follows:

     (a)  Ownership and Liens.  Pledgor has good and marketable title to the
          -------------------
Collateral free and clear of all Liens, encumbrances or adverse claims, except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as have been filed in favor of Pledgee relating to this Agreement.

     (b)  No Conflicts or Consents. Neither the ownership or the intended use of
          ------------------------
the Collateral by Pledgor, nor the grant of the security interest by Pledgor to Pledgee herein, nor the exercise by Pledgee of its rights or remedies hereunder, will (i) conflict with any provision of (a) any domestic or foreign law, statute, rule or regulation, (b) the articles or certificate of incorporation, certificate of limited partnership, partnership agreement, regulations, charter or bylaws of Pledgor, or (c) any agreement, judgment, license, order or permit applicable to or binding upon Pledgor, or (ii) result in or require the creation of any Lien, charge or encumbrance upon any assets or properties of Pledgor except as expressly contemplated in the Obligation Documents. Except as expressly contemplated in the Obligation Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, Governmental Authority or third party is required in connection with the grant by Pledgor of the security interest herein, or the exercise by Pledgee of its rights and remedies hereunder.

     (c)  Security Interest.  Pledgor has and will have at all times full right,
          -----------------
power and authority to grant a security interest in the Collateral to Pledgee in the manner provided herein, free and clear of any Lien, adverse claim, or encumbrance. This Agreement creates a valid and binding security interest in favor of Pledgee in the Collateral securing the Obligations. The taking possession by Pledgee (for the ratable benefit of Banks) of all certificates, instruments and cash constituting Collateral from time to time and the filing of the financing statements delivered concurrently herewith by Pledgor to Pledgee will perfect, and establish the first priority of, Pledgee's security interest hereunder in the Collateral securing the Obligations. No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except for continuation statements or filings as contemplated in Section 3.3(b).
                --------------

     (d)  Pledged Equity.  (i)  Pledgor is the legal and beneficial owner of the
          --------------
Pledged Equity issued by each Subsidiary of Pledgor, (ii) the Pledged Equity is duly authorized and issued, fully paid and non-assessable, and all documentary, stamp or other Taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid, (iii) no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Pledged Equity, (iv) the Pledged

Equity is free and clear of all Liens, options, warrants, puts, calls or other rights of third Persons, and restrictions, other than (a) those Liens arising under this Agreement or any other of the Loan Papers and Liens for Taxes not yet due and payable, and (b) restrictions on transferability imposed by applicable state and federal securities Laws, (v) Pledgor has full right and authority to pledge the Pledged Equity for the purposes and upon the terms set out herein,
(vi) certificates (or other evidence acceptable to Pledgee) representing the Pledged Equity have been delivered to Pledgee, together with a duly executed blank stock power (as applicable) with signatures guaranteed, for each certificate, (vii) the Pledged Equity constitutes all of the issued and outstanding capital stock, membership interests or partnership interests of each Subsidiary of Pledgor of every class, and (viii) no Subsidiary of Pledgor has issued, and there are not outstanding, any options, warrants or other rights to acquire capital stock, membership interests or partnership interests of any Subsidiary of Pledgor.

     Section 3.2.   Affirmative Covenants.  Unless Pledgee shall otherwise
                    ---------------------
consent in writing, Pledgor will at all times comply with the covenants contained in this Section 3.2 from the date hereof and so long as any part of
                  -----------
the Obligations or Commitments is outstanding.

     (a)  Ownership and Liens.  Pledgor will maintain good and marketable title
          -------------------
to all Collateral free and clear of all Liens encumbrances or adverse claims, except for the security interest created by this Agreement and the security interests and other encumbrances expressly permitted by the Credit Agreement. Pledgor will cause to be terminated any financing statement or other registration with respect to the Collateral, except such as may exist or as may have been filed in favor of Pledgee. Pledgor will defend Pledgee's right, title and special property and security interest in and to the Collateral against the claims of any Person.

     (b)  Further Assurances.  Pledgor will, at its expense and at any time and
          ------------------
from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Pledgee may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest; (ii) to enable Pledgee to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including, without limitation: (A) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that Pledgee may request in order to perfect and preserve the security interest created or purported to be created hereby; and
(B) furnishing to Pledgee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Pledgee may reasonably request, all in reasonable detail.

     (c)  Delivery of Pledged Equity. All certificates, instruments and writings
          --------------------------
evidencing the Pledged Equity shall be delivered to Pledgee on or prior to the execution and delivery of this Agreement. All other certificates, instruments and writings hereafter evidencing or constituting Pledged Equity shall be delivered to Pledgee promptly upon the receipt thereof by or on behalf of Pledgor. All such Pledged Equity shall be held by or on behalf of Pledgee pursuant hereto and shall be delivered in the same manner and with the same effect as described in Section 2.1 and Section 3.1 hereof. Upon delivery, such
                       -----------     -----------
equity interests shall thereupon constitute "Pledged Equity" and shall be subject to the Liens herein created, for the purposes and upon the terms and conditions set forth in this Agreement and the other Loan Papers.

     (d)  Proceeds of Pledged Equity. If Pledgor shall receive, by virtue of its
          --------------------------
being or having been an owner of any Pledged Equity, any (i) shares of capital stock, membership interests and/or partnership interests (including any certificate representing any shares of capital stock, membership interests and/or partnership interests or distribution in connection with any increase or reduction of capital, reorganization, reclassification, merger, consolidation, sale of assets, or spinoff or split-off), promissory note or other instrument or writing; (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Equity or otherwise; (iii) dividends payable in cash (except such dividends permitted to be retained by Pledgor pursuant to
Section 4.7 hereof) or in securities or other property; or (iv) dividends or
-----------
other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Pledgor shall receive the same in trust for the benefit of Pledgee, shall segregate it from Pledgor's other property, and shall promptly deliver it to Pledgee in the exact form received, with any necessary endorsement or appropriate stock powers duly executed in blank, to be held by Pledgee as Collateral.

     (e)  Status of Pledged Equity.  The certificates (or other instruments and
          ------------------------
writings) evidencing the Pledged Equity shall at all times be valid and genuine and shall not be altered. The Pledged Equity at all times shall be duly authorized, validly issued, fully paid, and non-assessable, shall not be issued in violation of the pre-emptive rights of any Person or of any agreement by which Pledgor or any of its Subsidiaries is bound, and, except for the bylaws, partnership agreement or regulations of Pledgor, shall not be subject to any restrictions or conditions with respect to the transfer, voting or capital of any Pledged Equity.

     Section 3.3.   Negative Covenants.  Unless Pledgee shall otherwise consent
                    ------------------
in writing, Pledgor will at all times comply with the covenants contained in this Section 3.3 from the date hereof and so long as any part of the Obligations
     -----------
or the Commitments is outstanding.

     (a)  Transfer or Encumbrance.  Pledgor will not sell, assign (by operation
          -----------------------
of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, nor will Pledgor grant a Lien upon or execute, file or record any financing statement or other registration with respect to the Collateral, nor will Pledgor allow any such Lien, financing statement, or other registration to exist or deliver actual or constructive possession of the Collateral to any other Person other than Liens in favor of Pledgee.

     (b)  Financing Statement Filings.  Pledgor recognizes that financing
          ---------------------------
statements pertaining to the Collateral have been or may be filed where Pledgor maintains any Collateral, has its records concerning any Collateral or has its chief executive office or chief place of business. Without limitation of any other covenant herein, Pledgor will not cause or permit any change to be made in its name, identity or corporate, partnership or limited liability company structure, or any change to be made to a jurisdiction other than as represented in Section 3.1 hereof in (i) the location of any records concerning any
   -----------
Collateral, or (ii) in the location of its chief executive office or chief place of business, unless Pledgor shall have notified Pledgee of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Pledgee for the purpose of further perfecting or protecting the security interest in favor of Pledgee in the Collateral. In any notice furnished pursuant to this subsection, Pledgor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Pledgee's security interest in the Collateral.

     (c)  Impairment of Security Interest. Pledgor will not take or fail to take
          -------------------------------
any action which would in any manner impair the enforceability of Pledgee's security interest in any Collateral.

     (d)  Dilution of Pledged Equity.  Pledgor will not permit the issuance of
          --------------------------
(i) any additional shares of capital stock, membership interests or partnership interests of any class of any of its Subsidiaries (unless immediately upon issuance the same are pledged and delivered to Pledgee pursuant to the terms hereof), (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such capital stock, membership interests or partnership interests, or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such capital stock, membership interests or partnership interests of any Subsidiary of Pledgor.

     (e)  Restrictions on Pledged Equity.  Except for the bylaws, partnership
          ------------------------------
agreement or regulations of each Subsidiary of Pledgor, Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Equity.

                                  ARTICLE IV

                      Remedies, Powers and Authorizations
                      -----------------------------------

     Section 4.1.   Provisions Concerning the Collateral.
                    ------------------------------------

     (a)  Additional Financing Statement Filings.  Pledgor hereby authorizes
          --------------------------------------
Pledgee to file, without the signature of Pledgor where permitted by law, one
(1) or more financing or continuation statements, and amendments thereto, relating to the Collateral. Pledgor further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Pledgee may deem appropriate.

     (b)  Power of Attorney.  Pledgor hereby irrevocably appoints Pledgee as
          -----------------
Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee's discretion, to take any action (except for the exercise of any voting rights pertaining to the Pledged Equity or any part thereof) and to execute any instrument, certificate or notice which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement including, without limitation: (i) to request or instruct Pledgor (and each registrar, transfer agent, or similar Person acting on behalf of Pledgor) to register the pledge or transfer of the Collateral to Pledgee; (ii) to otherwise give notification to Pledgor, registrar, transfer agent, financial intermediary, or other Person of Pledgee's security interests hereunder; (iii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iv) to receive, indorse and collect any drafts or other instruments, documents and chattel paper; and (v) to file any claims or take any action or institute any proceedings which Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Pledgee with respect to any of the Collateral.

     (c)  Performance by Pledgee.  If Pledgor fails to perform any agreement or
          ----------------------
obligation contained herein, Pledgee may itself perform, or cause performance of, such agreement or obligation, and the expenses of Pledgee incurred in connection therewith shall be payable by Pledgor [(but not Borrower)] under
Section 4.4.
-----------

     (d)  Collection Rights.  Pledgee shall have the right at any time, upon the
          -----------------
occurrence and during the continuance of a Default or an Event of Default, to notify any or all obligors (including without limitation Pledgor) under any accounts or general intangibles included among the Collateral of the assignment thereof to Pledgee and to direct such obligors to make payment of all amounts due or to become due to Pledgor thereunder directly to Pledgee and, upon such notification and at the expense of Pledgor [(but not Borrower)] and to the extent permitted by law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Pledgor could have done. After Pledgor receives notice that Pledgee has given any notice referred to above in this subsection, (i) all amounts and proceeds (including instruments and writings) received by Pledgor in respect of such accounts or general intangibles shall be received in trust for the benefit of Pledgee hereunder, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Pledgee in the same form as so received (with any necessary indorsement) to be held as cash collateral and (A) released to Pledgor upon the remedy of all Defaults or Events of Default, or (B) if any Event of Default shall have occurred and be continuing, applied as specified in Section
                                                                       -------
4.3, and (ii) Pledgor will not adjust, settle or compromise the amount or
---
payment of any such account or general intangible or release wholly or partly any account debtor or obligor thereof (including without limitation Pledgor) or allow any credit or discount thereon.

     Section 4.2.   Event of Default Remedies.  If an Event of Default shall
                    -------------------------
have occurred and be continuing, Pledgee may from time to time in its discretion, without limitation and without notice except as expressly provided below:

     (a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the other Obligation Documents or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral);

     (b) require Pledgor to, and Pledgor hereby agrees that it will at its expense and upon request of Pledgee forthwith, assemble all or part of the Collateral as directed by Pledgee and make it available to Pledgee at a place to be designated by Pledgee which is reasonably convenient to both parties;

     (c) reduce its claim to judgment against Pledgor or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

     (d) dispose of, at its office, on the premises of Pledgor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Pledgee's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

     (e) buy (or allow any Bank to buy) the Collateral, or any part thereof, at any public sale;

     (f) buy (or allow any Bank to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

     (g) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Pledgor hereby consents to any such appointment; and

     (h) at its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that Pledgee is entitled to do so under the Code or otherwise (provided that Pledgee shall in no circumstances
                                -------- ----
be deemed to have retained the Collateral in satisfaction of the Obligations in the absence of an express notice by Pledgee to Pledgor that Pledgee has either done so or intends to do so).

Pledgor agrees that, to the extent notice of sale shall be required by law, at least five (5) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Section 4.3.   Application of Proceeds.  If any Event of Default shall have
                    -----------------------
occurred and be continuing, Pledgee may in its discretion apply any cash held by Pledgee as Collateral, and any cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Pledgee may elect:

     (a) to the repayment of the reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Pledgee in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Pledgee hereunder, or (iv) the failure of Pledgor to perform or observe any of the provisions hereof;

     (b) to the payment or other satisfaction of any Liens, encumbrances, or adverse claims upon or against any of the Collateral;

     (c) to the reimbursement of Pledgee for the amount of any obligations of Pledgor or any Other Liable Party paid or discharged by Pledgee pursuant to the provisions of this Agreement or the other Obligation Documents, and of any expenses of Pledgee payable by Pledgor hereunder or under the other Obligation Documents;

     (d) to the satisfaction of any other Obligations or any other indebtedness of [Pledgor] [and/or Borrower] to Banks or Pledgee;

     (e) by holding the same as Collateral;

     (f) to the payment of any other amounts required by applicable law (including, without limitation, Section 9.504(a)(3) of the Code or any successor or similar, applicable statutory provision); and

     (g) by delivery to Pledgor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

     Section 4.4.   Release and Expenses.  In addition to, and not in
                    --------------------
qualification of, any similar obligations under other Obligation Documents:

     (a) Pledgor agrees to release and forever discharge Pledgee and each Bank from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement). The foregoing release and discharge shall apply whether or not such claims, losses and liabilities are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or are, to any extent caused, in whole or in part, by any negligent act or omission of any kind by Pledgee or any Bank.

     (b) Pledgor will upon demand pay to Pledgee the amount of any and all costs and expenses, including the fees and disbursements of Pledgee's counsel and of any experts and agents, which Pledgee may incur in connection with (i) the transactions which give rise to this Agreement; (ii) the preparation of this Agreement and the perfection and preservation of the security interest created under this Agreement; (iii) the administration of this Agreement; (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (v) the exercise or enforcement of any of the rights of Pledgee hereunder; or (vi) the failure by Pledgor to perform or observe any of the provisions hereof, except expenses resulting from Pledgee's gross negligence or willful misconduct.

     Section 4.5.   Non-Judicial Remedies.  In granting to Pledgee the power to
                    ---------------------
enforce its rights hereunder without prior judicial process or judicial hearing, Pledgor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Pledgee to enforce its rights by judicial process. In so providing for non-judicial remedies, Pledgor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length. Nothing herein is intended to prevent Pledgee or Pledgor from resorting to judicial process at either party's option.

     Section 4.6.   Other Recourse.  Pledgor waives any right to require Pledgee
                    --------------
or Banks to proceed against any other Person, exhaust any Collateral or other security for the Obligations, or to have any Other Liable Party joined with Pledgor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in Pledgee's power. Pledgor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations of any Other Liable Party from time to time.

Pledgor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. Until all of the Obligations shall have been paid in full, Pledgor shall have no right to subrogation and Pledgor waives the right to enforce any remedy which Pledgee or any Bank has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Pledgee. Pledgor authorizes Pledgee and each Bank, without notice or demand and without any reservation of rights against Pledgor and without affecting [Pledgor's] [or Borrower's] liability hereunder or on the Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Collateral or such other property and direct the order or manner of sale thereof as Pledgee may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Obligations or other security for the Obligations, (d) waive, enforce, modify, amend or supplement any of the provisions of any Obligation Document with any Person other than Pledgor, and
(e) release or substitute any Other Liable Party.

     Section 4.7.   Voting Rights, Dividends Etc. in Respect of Pledged Equity.
                    ----------------------------------------------------------

     (a) So long as no Default or Event of Default shall have occurred and be continuing Pledgor may receive and retain any and all dividends or interest paid in respect of the Pledged Equity; provided, however, that any and all
                                  --------- -------  ----

          (i) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Equity,

          (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and

          (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Equity,

shall be, and shall forthwith be delivered to Pledgee to hold as, Pledged Equity and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Pledgee in the exact form received with any necessary indorsement or appropriate stock powers duly executed in blank, to be held by Pledgee as Collateral.

     (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

          (i) all rights of Pledgor to receive and retain the dividends and interest payments which Pledgor would otherwise be authorized to receive and retain pursuant to subsection (a) of this section shall automatically cease, and all such rights shall thereupon become vested in Pledgee which shall thereupon have the right to receive and hold as Pledged Equity such dividends and interest payments;

          (ii) without limiting the generality of the foregoing, Pledgee may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Equity (except voting rights) as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other adjustment of Pledgor or any of its Subsidiaries, or upon the exercise by Pledgor or any of its Subsidiaries of any right, privilege or option pertaining to any Pledged Equity, and, in connection therewith, to deposit and deliver any and all of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

          (iii) all dividends and interest payments which are received by Pledgor contrary to the provisions of subsection (b) (i) of this section shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Pledgee as Pledged Equity in the exact form received, to be held by Pledgee as Collateral.

Anything herein to the contrary notwithstanding, Pledgee may not exercise any voting rights pertaining to the Pledged Equity and Pledgor may at all times exercise any and all voting rights pertaining to the Pledged Equity or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Obligation Document; provided, however, upon the occurrence and during the
                           --------  -------
continuance of a Default or an Event of Default, Pledgor will not exercise or refrain from exercising any such right, as the case may be, if Pledgee gives notice that, in Pledgee's judgment, such action would result in a Material Adverse Change with respect to the value of the Pledged Equity or the benefits to Pledgee of its security interest hereunder.

     Section 4.8.   Private Sale of Pledged Equity.  Pledgor recognizes that
                    ------------------------------
Pledgee may deem it impracticable to effect a public sale of all or any part of the Pledged Equity and that Pledgee may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Pledgee shall have no obligation to delay the sale of any such securities for the period of time necessary to permit Pledgor to register such securities (with no obligation of Pledgor to accomplish such registration) for public sale under the Securities Act of 1933, as amended. Pledgor further acknowledges and agrees that any offer to sell such securities which has been (a) publicly advertised on a bona fide basis in a newspaper or
                                            ---- ----
other publication of general circulation in the financial community of Dallas, Texas (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (b) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed
                                              ---- ----
to involve a "public sale" for the purposes of Section 9.504(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of Texas, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, as amended, and that Pledgee may, in such event, bid for the purchase of such securities.

                                   ARTICLE V

                                 Miscellaneous
                                 -------------

     Section 5.1.   Notices.  Any notice or communication required or permitted
                    -------
hereunder shall be given in writing, sent by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, addressed to the appropriate party as follows:

          To Pledgor:
          ----------
                              ______________________________
                              ______________________________
                              ______________________________
                              Fax No.: (___) _______________

          To Pledgee:         NationsBank, N.A.,
          ----------
                              as Administrative Agent for Banks
                              901 Main Street, 64/th/ Floor
                              Dallas, Texas 75202
                              Fax No. (214) 508-1285

or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address or in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three (3) days after deposit in the mail.

     Section 5.2.   Amendments.  No amendment of any provision of this Agreement
                    ----------
shall be effective unless it is in writing and signed by Pledgor, Pledgee and Banks, and no waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall be effective unless it is in writing and signed by Pledgee and Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

     Section 5.3.   Preservation of Rights.  No failure on the part of Pledgee
                    ----------------------
or any Bank to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Obligations. The rights and remedies of Pledgee and Banks provided herein and in the other Obligation Documents are cumulative of and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Pledgee and Banks under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Pledgee or Banks to exercise any of its rights under any other Obligation Document against such party or against any other Person.

     Section 5.4.   Unenforceability.  Any provision of this Agreement which is
                    ----------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 5.5.   Survival of Agreements.  All representations and warranties
                    ----------------------
of Pledgor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Obligation Documents and the creation of the Obligations.

     Section 5.6.   Other Liable Party.  Neither this Agreement nor the exercise
                    ------------------
by Pledgee or any Bank or the failure of Pledgee or any Bank to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Pledgor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Other Liable Party.

     Section 5.7.   Binding Effect and Assignment.  This Agreement creates a
                    -----------------------------
continuing security interest in the Collateral and (a) shall be binding on Pledgor and its successors and permitted assigns, and (b) shall inure, together with all rights and remedies of Pledgee hereunder, to the benefit of Pledgee and Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, Pledgee and Banks may pledge, assign or otherwise transfer any or all of their respective rights under any or all of the Obligation Documents to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted herein or otherwise. None of the rights or duties of Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of Pledgee and Banks.

     Section 5.8.   Termination.  It is contemplated by the parties hereto that
                    -----------
there may be times when no Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Obligations. Upon the satisfaction in full of the Obligations, upon the termination or expiration of the Credit Agreement and any other Commitment of Banks to extend credit to Borrower, and upon written request for the termination hereof delivered by Pledgor to Pledgee and Banks, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Pledgee will, upon Pledgor's request and at Pledgor's expense, (a) return to Pledgor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (b) execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

     SECTION 5.9.   GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                    -------------
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.

     Section 5.10.  Counterparts.  This Agreement may be separately executed in
                    ------------
any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

     Section 5.11.  Loan Paper.  This Agreement is a "Loan Paper", as defined in
                    ----------
the Credit Agreement, and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the Credit Agreement governing such Loan Paper.

     IN WITNESS WHEREOF, Pledgor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.


                                   [QUICKSILVER RESOURCES INC.,
                                   a Delaware corporation]

                                   [FIRST TIER SUBSIDIARY]



                                   By:    _____________________________________
                                   Name:  _____________________________________
                                   Title: _____________________________________

                                   EXHIBIT B
                                   ---------

                                     Note
                                     ----


$_____________________           Dallas, Texas                    ________, 1999


     FOR VALUE RECEIVED, the undersigned, Quicksilver Resources Inc., a Delaware corporation ("Maker"), promises to pay to the order of [Name of Bank] ("Payee"),
              -----                                                     -----
at the offices of NationsBank, N.A., as Administrative Agent (herein so called), at 901 Main Street, 64th Floor, Dallas, Texas 75202, for Payee, the principal sum of _________________ and No/100 Dollars ($_______________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

     This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Second Amended and Restated Credit Agreement dated as of March 1, 1999 (as hereafter renewed, extended, amended, or supplemented, the "Agreement") among Maker, Payee, Administrative Agent and the
                   ---------
other Banks named therein, and is one of the "Notes" referred to therein.
                                              -----
Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

     Maker also promises to pay interest on the unpaid principal amount hereof in like money at the offices of Administrative Agent above referenced from the date hereof at the rates applicable to amounts outstanding under the Loan provided in the Agreement and on the dates specified in the Agreement.

     The principal balance of this Note shall be paid at the times and in the amounts required by the Agreement. The entire outstanding principal balance hereof and all accrued but unpaid interest thereon shall be due and payable in full on the Termination Date.

     Upon and subject to the terms and conditions of the Agreement, Maker shall be entitled to prepay the principal of or interest on this Note from time to time and at any time, in whole or in part.

     Upon the occurrence and continuance of an Event of Default, and upon the conditions stated in the Agreement, Administrative Agent may, at its option, and shall, to the extent required in accordance with the terms of the Agreement, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable (provided that, upon the occurrence of certain
                             -------- ----
Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice (except as otherwise required by the Agreement), demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Maker. All past-due principal of and, to the extent permitted by law, accrued interest on this Note shall, at the option of the holder hereof, bear interest at the lesser of (a) the Maximum Lawful Rate or
(b) the Default Rate until paid from the due date.

     Notwithstanding the foregoing, if at any time, any rate of interest calculated under Section 3.3 of the Agreement (the "Contract Rate") exceeds the
                 -----------                        -------------
Maximum Lawful Rate, the rate of interest hereunder shall be limited to the Maximum Lawful Rate, but any subsequent reductions in the Contract Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued (including the amount of interest which would have accrued prior to the payment or prepayment of any portion of this Note) if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued on this Note is less than the amount of interest which would have accrued if the Contract Rate had at all times been in effect with respect thereto, then at such time the Maker shall pay to the holder of this Note an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Contract Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note.

                                   QUICKSILVER RESOURCES INC.,
                                   a Delaware corporation



                                   By:______________________________________
                                   Name:____________________________________
                                   Title:___________________________________

                           ADVANCES, MATURITIES, AND
                      PAYMENTS OF PRINCIPAL AND INTEREST

==========================================================================================================================
               Payee's
             Commitment       Expiration       Rate of Interest      Amount of                    Unpaid
Borrowing    Percentage      of Interest         Applicable to       Principal     Amount of     Principal     Notation
  Date      of Borrowing        Period             Tranche             Paid      Interest Paid    Balance      Made By
==========================================================================================================================
__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

==========================================================================================================================

                                   EXHIBIT C
                                   ---------

                                   GUARANTY
                                   --------

     THIS GUARANTY (this "Guaranty") is dated as of the ____ day of __________,
                          --------
_____, by [Subsidiary of Borrower], a ___________________ ("Guarantor"), in
                                                            ---------
favor of NATIONSBANK, N.A., PARIBAS, FROST NATIONAL BANK, BANK ONE, TEXAS, N.A. and each of the other financial institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) as Banks, and each of their successors and assigns as permitted pursuant to the Credit Agreement (NationsBank, N.A. acting as a Bank but not as Administrative Agent, Paribas, Frost National Bank, Bank One, Texas, N.A., each of the other Banks listed on Schedule 1 of the Credit Agreement, and each of their successors and assigns are collectively referred to herein as "Noteholders").
           -----------

                             W I T N E S S E T H:
                              -------------------

     WHEREAS, Quicksilver Resources Inc., a Delaware corporation ("Borrower"),
                                                                   --------
Noteholders and NationsBank, N.A., as Administrative Agent ("Administrative
                                                             --------------
Agent") are parties to that certain Second Amended and Restated Credit Agreement
-----
(as amended, the "Credit Agreement") dated as of March 1, 1999, pursuant to
                  ----------------
which Noteholders have made a revolving credit loan to Borrower and agreed to issue and participate in letters of credit issued on behalf of Borrower (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

     WHEREAS, Noteholders have required, as a condition to the continued extension of credit under the Credit Agreement, that Guarantor execute and deliver this Guaranty; and

     WHEREAS, Guarantor has determined that valuable benefits will be derived by it as a result of the Credit Agreement and the extension of credit made (and to be made) by Noteholders thereunder; and

     WHEREAS, Guarantor has further determined that the benefits accruing to it from the Credit Agreement exceed Guarantor's anticipated liability under this Guaranty.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Guarantor hereby covenants and agrees as follows:

     1. Guarantor hereby absolutely and unconditionally guarantees the prompt, complete and full payment when due, no matter how such shall become due, of the Obligations, and further guarantees that Borrower will properly and timely perform the Obligations. Notwithstanding any contrary provision in this Guaranty, however, Guarantor's maximum liability under this Guaranty is limited, to the extent, if any, required so that its liability is not subject to avoidance under applicable Debtor Relief Laws (as such term is defined in Paragraph 8 hereof).
-----------

     2. If Guarantor is or becomes liable for any indebtedness owing by Borrower to any Noteholder by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Noteholders hereunder shall be cumulative of any and all other rights that Noteholders may ever have against Guarantor. The exercise by any Noteholder of any right or remedy hereunder or under any other instrument, at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

     3. In the event of default by Borrower in payment of the Obligations, or any part thereof, when such Obligations become due, either by their terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand, and without further notice of dishonor and without any notice having been given to Guarantor previous to such demand of the acceptance by Noteholders of this Guaranty, and without any notice having been given to such Guarantor previous to such demand of the creating or incurring of such Obligations, pay the amount due thereon to Noteholders at Administrative Agent's office as set forth in the Credit Agreement, and it shall not be necessary for any Noteholder, in order to enforce such payment by Guarantor, first, to institute suit or exhaust its remedies against Borrower or others liable on such Obligations, to have Borrower joined with Guarantor in any suit brought under this Guaranty or to enforce their rights against any security which shall ever have been given to secure such indebtedness; provided, however, that in the event any Noteholder
                          --------  -------  ----
elects to enforce and/or exercise any remedies they may possess with respect to any security for the Obligations prior to demanding payment from Guarantor, Guarantor shall nevertheless be obligated hereunder for any and all sums still owing to Noteholders on the Obligations and not repaid or recovered incident to the exercise of such remedies.

     4. Notice to Guarantor of the acceptance of this Guaranty and of the making, renewing or assignment of the Obligations and each item thereof, are hereby expressly waived by Guarantor.

     5. Each payment on the Obligations shall be deemed to have been made by Borrower unless express written notice is given to Noteholders at the time of such payment that such payment is made by Guarantor as specified in such notice.

     6. If all or any part of the Obligations at any time are secured, Guarantor agrees that Administrative Agent and/or Noteholders may at any time and from time to time, at their discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security or compromise or settle any amount due or owing under the Credit Agreement or amend or modify in whole or in part the Credit Agreement or any Loan Paper executed in connection with same without impairing or diminishing the obligations of Guarantor hereunder. Guarantor further agrees that if Borrower executes in favor of any Noteholder any collateral agreement, mortgage or other security instrument, the exercise by any Noteholder of any right or remedy thereby conferred on such Noteholder shall be wholly discretionary with such Noteholder, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of Guarantor hereunder. Guarantor further agrees that Noteholders and Administrative Agent shall not be liable for their failure to use diligence in the collection of the Obligations or in preserving the liability of any person liable for the Obligations, and Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof (including, notice of acceleration), and diligence in bringing suits against any Person liable on the Obligations, or any part thereof.

     7. Guarantor agrees that Noteholders, in their discretion, may (i) bring suit against all guarantors (including, without limitation, Guarantor hereunder) of the Obligations jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of such guarantors for such consideration as Noteholders may deem proper, and (iii) release one or more of such guarantors from liability hereunder, and that no such action shall impair the rights of Noteholders to collect the Obligations (or the unpaid balance thereof) from other such guarantors of the Obligations, or any of them, not so sued, settled with or released. Guarantor agrees, however, that nothing contained in this paragraph, and no action by Noteholders permitted under this paragraph, shall in any way affect or impair the rights or obligations of such guarantors among themselves.

     8. Guarantor represents and warrants to each Noteholder that (i) Guarantor is a corporation, limited liability company or partnership duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation; and (ii) Guarantor possesses all requisite authority and power to authorize, execute, deliver and comply with the terms of this Guaranty; this Guaranty has been duly authorized and approved by all necessary action on the part of Guarantor and constitutes a valid and binding obligation of Guarantor enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws; and no approval or consent of any court or governmental entity is required for the authorization, execution, delivery or compliance with this Guaranty which has not been obtained (and copies thereof delivered to Noteholders). As used in this Guaranty, the term, "Debtor Relief Laws" means the Bankruptcy Code of the United States of
       ------------------
America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     9. Guarantor covenants and agrees that until the Obligations are paid and performed in full, except as otherwise provided in the Credit Agreement or unless Noteholders give their prior written consent to any deviation therefrom, it will (i) at all times maintain its existence and authority to transact business in any State or jurisdiction where Guarantor has assets and operations,
(ii) promptly deliver to Noteholders and to Administrative Agent such information respecting its business affairs, assets and liabilities as Noteholders may reasonably request, and (iii) duly and punctually observe and perform all covenants applicable to Guarantor under the Credit Agreement and the other Loan Papers. The failure of Guarantor to comply with the terms of this paragraph shall be an Event of Default under the Credit Agreement.

     10. This Guaranty is for the benefit of Noteholders, their successors and assigns, and in the event of an assignment by Noteholders (or their successors or assigns) of the Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations. This Guaranty is binding upon Guarantor and its successors and assigns.

     11. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by each Noteholder, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Noteholders in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder. All rights and remedies of Noteholders hereunder are cumulative of each other and of every other right or remedy which Noteholders may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     12. No provision herein or in any promissory note, instrument or any other Loan Paper executed by Borrower or Guarantor evidencing the Obligations shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other Loan Paper, the provisions of this paragraph shall govern, and neither Borrower nor Guarantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to any applicable federal or state usury laws now in force, all promissory notes, instruments and other Loan Papers executed by Borrower or Guarantor evidencing the Obligations shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

     13. If Guarantor should breach or fail to perform any provision of this Guaranty, Guarantor agrees to pay Noteholders all costs and expenses (including court costs and reasonable attorneys fees) incurred by Noteholders in the enforcement hereof.

     14. (a) The liability of Guarantor under this Guaranty shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of Borrower, or any proceedings affecting the status, existence or assets of Borrower or other similar proceedings instituted by or against Borrower and affecting the assets of Borrower.

          (b) Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantor, Administrative Agent and Noteholders that the Obligations which are guaranteed by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Noteholders or Administrative Agent, or allow the claim of Noteholders or Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

          (c) In the event that all or any portion of the Obligations are paid by Borrower, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Administrative Agent or any Noteholder as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Guaranty.

     15. Guarantor understands and agrees that any amounts of Guarantor on account with any Noteholder may be offset to satisfy the obligations of Guarantor hereunder.

     16. Guarantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by Borrower to Guarantor to the Obligations evidenced by the Credit Agreement and agrees after the occurrence of a Default under the Credit Agreement, or any event which with notice, lapse of time, or both, would constitute a Default under the Credit Agreement, not to permit Borrower to repay, or to accept payment from Borrower of, such indebtedness or any part thereof without the prior written consent of Noteholders.

     17. During the period that Banks have any commitment to lend or participate in Letter of Credit Exposure under the Loan Papers, or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding, and throughout any additional preferential period subsequent thereto, Guarantor hereby waives any and all rights of subrogation to which Guarantor may otherwise be entitled against Borrower, or any other guarantor of the Obligations, as a result of any payment made by Guarantor pursuant to this Guaranty.

     18. As of the date hereof, the fair saleable value of the property of Guarantor is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of Guarantor, and Guarantor is able to pay all of its liabilities as such liabilities mature and Guarantor does not have unreasonably small capital within the meaning of Section 548, Title 11, United States Code, as amended. In computing the amount of contingent or liquidated liabilities, such liabilities have been computed at the amount which, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

     19. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     20. (a) Except to the extent required for the exercise of the remedies provided in the other security instruments, Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of any Texas state or federal court over any action or proceeding arising out of or relating to this Guaranty or any other Loan Paper, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas state or federal court. Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any Litigation arising out of or in connection with this Guaranty or any of the Loan Papers brought in district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division. Guarantor hereby irrevocably waives any claim that any Litigation brought in any such court has been brought in an inconvenient forum. Guarantor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Guarantor's office at ____________________________________________. Guarantor
irrevocably agrees that any legal proceeding against Noteholders shall be brought in the district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division. Nothing herein shall affect the right of Noteholder to commence legal proceedings or otherwise proceed against Guarantor in any jurisdiction or to serve process in any manner permitted by applicable law. As used herein, the term "Litigation"
                                                                  ----------
means any proceeding, claim, lawsuit or investigation (i) conducted or threatened by or before any court or governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing, or (ii) pending before any public or private arbitration board or panel.

          (b) Nothing in this Paragraph 20 shall affect any right of any
                              ------------
Noteholder to serve legal process in any other manner permitted by law or affect the right of any Noteholder to bring any action or proceeding against Guarantor in the courts of any other jurisdictions.

          (c) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and the other Loan Papers.

     21. THIS GUARANTY AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG NOTEHOLDERS, ADMINISTRATIVE AGENT AND GUARANTOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF NOTEHOLDERS, AGENT AND GUARANTOR. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG NOTEHOLDERS, ADMINISTRATIVE AGENT AND GUARANTOR.

     22. GUARANTOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RIGHT TO A JURY TRIAL, IN ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN PAPERS.

     23. THIS GUARANTY AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

                          [Signature page to follow]

     EXECUTED and effective as of the date first above written.

                                             GUARANTOR:

                                             [SUBSIDIARY OF BORROWER]


                                             By:_______________________________
                                             Name:_____________________________
                                             Title:____________________________

                                   EXHIBIT D
                                   ---------

                             REQUEST FOR BORROWING
                             ---------------------


     Reference is made to that certain Second Amended and Restated Credit Agreement dated as of March 1, 1999 (as from time to time amended, the "Agreement") by and among Quicksilver Resources Inc. ("Borrower"), NationsBank,
 ---------                                             --------
N.A., as Administrative Agent, and certain Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby requests a Borrowing in the amount of $_____________ to be advanced on ________________________, _______.

     Borrower requests that the Borrowing to be made hereunder shall be [a Base Rate Borrowing] [a Eurodollar Borrowing], shall be in the aggregate amount set forth below, and shall have the Interest Period(s) set forth below:

     Type of Borrowing          Aggregate Amount                Interest Period
     -----------------          ----------------                ---------------


     ________________________   ______________________          _______________

     ________________________   ______________________          _______________

     ________________________   ______________________          _______________

     Borrower and the Authorized Officer of Borrower signing this instrument hereby certify that:

          (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officers signature hereto.

          (b) The representations and warranties of Borrower and each other Credit Party set forth in the Agreement and the Loan Papers delivered to Administrative Agent and Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates. No Material Adverse Change has occurred with respect to any Credit Party since the date of the last financial reports delivered to Banks pursuant to Section 10.1 of the Agreement.
                 ------------

          (c) There does not exist on the date hereof, any condition or event which constitutes a Default or Event of Default, nor will any such Default or Event of Default exist upon Borrower's receipt and application of the proceeds requested hereby. Borrower will use the proceeds hereby requested in compliance with the applicable provisions of the Agreement.

          (d) After giving effect to the Borrowing requested hereby, the Outstanding Credit will not be in excess of the Borrowing Base.

     IN WITNESS WHEREOF, this instrument is executed as of _________________,
__________.


                                        QUICKSILVER RESOURCES INC.,
                                        a Delaware corporation


                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________

                                   EXHIBIT E
                                   ---------

                         REQUEST FOR LETTER OF CREDIT
                         ----------------------------

     Reference is made to that certain Second Amended and Restated Credit Agreement dated as of March 1, 1999 (as from time to time amended, the "Agreement"), by and among Quicksilver Resources Inc. ("Borrower"), NationsBank,
 ---------                                              --------
N.A., as Administrative Agent, and certain Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

     Pursuant to the terms of the Agreement, Borrower hereby requests NationsBank, N.A., as Administrative Agent ("Issuer") to issue a Letter of
                                             ------
Credit for the account of Borrower, as follows:

          Type of Commitment:
          ------------------

          Requested Amount               $__________________________
          Requested Date of Issuance     ___________________________
          Requested Expiration Date      ___________________________
          Summary of Terms               ___________________________
          (provide a brief description
          of conditions under which the
          drafts under such Letter of
          Credit are to be available)    ___________________________
          Beneficiary (Name/Address)     ___________________________
                                         ___________________________
                                         ___________________________
                                         ___________________________

     Such Letter of Credit is more particularly described in the Letter of Credit Application and Agreement of Issuer which is attached hereto.

     Borrower and the Authorized Officer of Borrower signing this instrument hereby certify that:

          (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto.

          (b) The representations and warranties of Borrower and each Credit Party set forth in the Agreement and the other Loan Papers delivered to Administrative Agent and Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof, or if such representations and warranties are expressly limited to particular dates, as of such particular dates. No Material Adverse Change has occurred with respect to a Credit Party since the date of the last financial reports delivered to Banks pursuant to Section 10.1 of the Agreement.
                 ------------

          (c) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default, nor will any such Default or Event of Default exist upon the issuance of the Letter of Credit requested hereby. Borrower will use the Letter of Credit solely for purposes permitted by the Agreement.

          (d) After the issuance of the Letter of Credit requested hereby, the Outstanding Credit will not be in excess of the Borrowing Base.

     IN WITNESS WHEREOF, this instrument is executed as of ________________,
___.


                                        QUICKSILVER RESOURCES INC.,
                                        a Delaware corporation


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________

                                   EXHIBIT F
                                   ---------

                     NOTICE OF CONTINUATION OR CONVERSION
                     ------------------------------------

     Reference is made to that certain Second Amended and Restated Credit Agreement dated as of March 1, 1999 (as from time to time amended, the "Agreement"), by and among Quicksilver Resources Inc. ("Borrower"), NationsBank,
 ---------                                              --------
N.A., as Administrative Agent, and certain Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

     [_] Reference is hereby made to the existing Eurodollar Loan outstanding under the Agreement in the amount of $________ which is subject to an Interest Period expiring on _________________, ____. Borrower hereby requests that on the expiration of such Interest Period the portion of the principal of such Eurodollar Loan which is subject to such Interest Period be made the subject of [_] a Base Rate Loan or [_] a Eurodollar Loan having an Interest Period of ____________ (___) months.

     [_] Borrower hereby requests that on _______________, ____, a portion of the principal of the Base Rate Loan in the amount of $_________ be made the subject of a Eurodollar Loan having an Interest Period of ____________ (___) months.

     Borrower and the Authorized Officer of Borrower signing this instrument hereby certify that:

          (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto;

          (b) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default; and

          (c) The representations and warranties of Borrower and each Credit Party set forth in the Agreement and the Loan Papers delivered to Administrative Agent and each Bank are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates.

     IN WITNESS WHEREOF, this instrument is executed as of ________, ____.

                                    QUICKSILVER RESOURCES INC.,
                                    a Delaware corporation

                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________

                                   EXHIBIT G
                                   ---------

                      CERTIFICATE OF OWNERSHIP INTERESTS
                      ----------------------------------

     This Certificate of Ownership Interests (this "Certificate") is executed
                                                    -----------
and delivered pursuant to that certain Second Amended and Restated Credit Agreement dated as of March 1, 1999 (as amended from time to time, the "Agreement"), by and among Quicksilver Resources Inc. ("Borrower"), NationsBank,
 ---------                                              --------
N.A., as Administrative Agent, and certain Banks as named and defined therein. Unless otherwise defined herein, all capitalized terms shall have the meanings given such terms in the Agreement.

     In order to induce Banks to extend credit to Borrower under the Agreement, Borrower hereby represents and warrants to Administrative Agent and each Bank that (a) Exhibit A attached hereto (the "Property Description") is a complete
         ---------                       --------------------
and accurate description of all Mineral Interests described in the Initial Reserve Reports (the "Initial Borrowing Base Properties"), (b) after giving
                      ---------------------------------
effect to the Closing Transactions, Borrower holds good and defensible title, subject only to Permitted Encumbrances and Immaterial Title Deficiencies, to the Initial Borrowing Base Properties described in the Property Description, (c) after giving effect to the Closing Transactions, Borrower's share of (i) the costs for each of the Initial Borrowing Base Properties is not greater than the decimal fraction set forth in the Initial Reserve Reports, before and after payout, as the case may be, and described therein by the respective designations "working interests," "WI," "gross working interest," "GWI," or similar terms (except in such cases where there is a corresponding increase in the net revenue interest), and (ii) production from, allocated to, or attributed to each of such Initial Borrowing Base Properties is not less than the decimal fraction set forth in the Initial Reserve Reports, before and after payout, as the case may be, and described therein by the designations "net revenue interest," "NRI," or similar terms, and (d) after giving effect to the Closing Transactions, each well drilled in respect of each of the Initial Borrowing Base Properties described in the Initial Reserve Reports (A) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, Borrower is receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (B) has been drilled, bottomed, completed and operated in compliance with all applicable Laws and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.

     Borrower acknowledges and agrees that each Bank is relying on this Certificate and the representations and warranties herein contained in extending credit under the Agreement, and but for Borrower's execution and delivery of this Certificate, Banks would not extend credit under the Agreement.

     Executed as of the 4/th/ day of March, 1999.

                                    QUICKSILVER RESOURCES INC.,
                                    a Delaware corporation


                                    By:____________________________________
                                         Glenn Darden,
                                         President

                                   EXHIBIT A
                                   ---------

                       Initial Borrowing Base Properties
                               (to be attached)

                                   EXHIBIT H
                                   ---------

                       CERTIFICATE OF FINANCIAL OFFICER
                       --------------------------------

     The undersigned, the ____________ of Quicksilver Resources Inc., a Delaware corporation ("Borrower") hereby (a) delivers this Certificate pursuant to
              --------
Section 10.1(c) of that certain Second Amended and Restated Credit Agreement
---------------
("Credit Agreement") dated as of March 1, 1999, by and among Borrower,
  ----------------
NationsBank, N.A., as Administrative Agent, and the financial institutions listed on Schedule 1 thereto, as Banks ("Banks"), and (b) certifies to Banks,
                                         -----
with the knowledge and intent that Banks may, without any independent investigation, rely fully on the matters herein in connection with the Credit Agreement, as follows:

     1.   Attached hereto as Schedule I are the financial statements of Borrower
                             ----------
as of and for the Fiscal [_] Year [_] Quarter (check one) ended ____________,
____.

     2. Such financial statements are true and correct, have been prepared on a consistent basis in accordance with GAAP (except as otherwise noted therein) and fairly present the financial condition of Borrower as of the date indicated therein and the results of operations for the respective periods indicated therein.

     3.   Attached hereto as Schedule II are detailed calculations used by
                             -----------
Borrower to establish that Borrower was in compliance with the requirements of
Article XII of the Credit Agreement on the date of the financial statements attached as Schedule I hereto.
            ----------

     4.   Unless otherwise disclosed on Schedule III attached hereto and
                                        ------------
incorporated herein by reference for all purposes, neither a Default nor an Event of Default has occurred which is in existence on the date hereof; provided, that, for any Default or Event of Default disclosed on Schedule III
--------  ----                                                   ------------
attached hereto, Borrower is taking or proposes to take the action to cure such Default or Event of Default set forth on Schedule III.
                                         ------------

     5. On the date hereof (a) (check one) [_] there is no Material Gas Imbalance or [_] the amount of the net gas imbalances under Gas Balancing Agreements to which Borrower is a party or by which any Mineral Interests owned by Borrower or any of its Subsidiaries is bound is ____________________, and (b) the aggregate amount of all Advance Payments received under Advance Payment Contracts to which any Credit Party is a party or by which any Mineral Interests owned by Borrower or any other Credit Party is bound which have not been satisfied by delivery of production, if any, is _______________________________.

     6.   Attached hereto as Schedule IV is a summary of the Hedge Transactions
                             -----------
to which Borrower or any other Credit Party is a party on the date hereof.

     7.   Unless otherwise described on Schedule V attached hereto and
                                        ----------
incorporated herein by reference for all purposes, the representations and warranties of Borrower and each other Credit Party set forth in the Credit Agreement and the other Loan Papers are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof, or if such representations and warranties are expressly limited to particular dates, as of such particular dates.

     Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given such terms in the Credit Agreement.


     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Financial Officer as of ___________, ____.


                                    QUICKSILVER RESOURCES INC.,
                                    a Delaware corporation


                                    By:    ______________________________
                                    Name:  ______________________________
                                    Title: ______________________________

                                  Schedule I
                                  ----------

                             Financial Statements
                               (to be attached)

                                  Schedule II
                                  -----------

                            Compliance Calculations
                               (to be attached)

                                 Schedule III
                                 ------------

                           Defaults/Remedial Action
                               (to be attached)

                                  Schedule IV
                                  -----------

                         Summary of Hedge Transactions
                               (to be attached)

                                  Schedule V
                                  ----------

               Qualifications to Representations and Warranties
                               (to be attached)

                                   EXHIBIT I
                                   ---------

                           ASSIGNMENT AND ACCEPTANCE
                           -------------------------

     Reference is made to that certain Second Amended and Restated Credit Agreement dated as of March 1, 1999 (the "Credit Agreement") among Quicksilver
                                          ----------------
Resources Inc., ("Borrower"), NationsBank, N.A., as Administrative Agent
                  --------
("Administrative Agent"), and the financial institutions listed on Schedule 1
  --------------------
thereto, as Banks ("Banks"). Terms defined in the Credit Agreement are used
                    -----
herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

     1. Assignor hereby sells and assigns to Assignee, without recourse and without representation or warranty except as expressly set forth herein, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement and the other Loan Papers as of the date hereof equal to the percentage interest specified on
Schedule 1 of all outstanding rights and obligations under the Credit Agreement
----------
and the other Loan Papers. After giving effect to such sale and assignment, Assignee's Commitment, Assignee's Commitment Percentage and the principal amount of the Loan owing to Assignee will be as set forth on Schedule 1.
                                                      ----------

     2. Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Papers or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Papers or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Loan Papers or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by Assignor and requests that Administrative Agent exchange such Note for new Notes payable to the order of Assignee in an amount equal to the Commitment assumed by Assignee pursuant hereto and to Assignor in an amount equal to the Commitment retained by Assignor, if any, as specified on
Schedule 1.
----------

     3. Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 10.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to each such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 5.6.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to Administrative Agent for acceptance and recording by Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective
                                                                    ---------
Date") shall be the date of acceptance hereof by Administrative Agent, unless
----
otherwise specified on Schedule 1.
                       ----------

     5. Upon such acceptance and recording by Administrative Agent, as of the Effective Date, (i) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall
               ----------
be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, Assignor and Assignee have caused Schedule 1 to this
                                                           ----------
Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                  SCHEDULE 1
                                      to
                           ASSIGNMENT AND ACCEPTANCE

     Percentage interest assigned:                     ________%

     Assignee's Commitment:                            $_______

     Assignee's Commitment Percentage:                 ________%

     Aggregate outstanding principal amount
       of Loan assigned:                               $_______

     Principal amount of Note payable to Assignee:     $_______

     Principal amount of Note payable to Assignor:     $_______

          Effective Date (if other than date
          of acceptance by Administrative Agent):               *_______, _____


                                        [NAME OF ASSIGNOR], as Assignor


                                        By:_________________________
                                           Title:___________________

                                        Dated: ______________, _____



                                        [NAME OF ASSIGNEE], as Assignee


                                        By:_________________________
                                           Title:___________________

                                        Domestic Lending Office:

                                        Eurodollar Lending Office:


* This date should be no earlier than five Domestic Business Days after the delivery of this Assignment and Acceptance to Administrative Agent unless an earlier date is agreed to by Assignor, Assignee, Administrative Agent and Borrower.

Accepted and Approved
this ___ day of ___________, _____

NATIONSBANK, N.A., as Administrative Agent


By:_________________________
Name:_______________________
Title:______________________


Approved this ____ day
of ____________, ______

QUICKSILVER RESOURCES INC.


By:_______________________
Name:_____________________
Title:____________________

                                   EXHIBIT J
                                   ---------

                         CERTIFICATE OF EFFECTIVENESS
                         ----------------------------

     This Certificate of Effectiveness (this "Certificate") is executed the
                                              -----------
4/th/ day of March, 1999 by and between Quicksilver Resources Inc. ("Borrower")
                                                                     --------
and NationsBank, N.A., as Administrative Agent ("Administrative Agent") for the
                                                 --------------------
Banks under and as defined in that certain Second Amended and Restated Credit Agreement (the "Agreement") dated as of March 1, 1999 by and among Borrower,
                ---------
Administrative Agent, and the Banks named therein. This Certificate is executed pursuant to Section 8.1 of the Agreement and is the "Certificate of
            -----------
Effectiveness" therein referenced. Unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Agreement. Borrower and Administrative Agent on behalf of itself and the Banks hereby acknowledge and agree as follows:

     1. Borrower has satisfied each condition precedent to the effectiveness of the Agreement contained in Section 8.1 of the Agreement.
                                        -----------

     2.   The Agreement is effective as of the date hereof.

                              NATIONSBANK, N.A.,
                              as Administrative Agent for the Banks



                              By:________________________________________
                                    J. Scott Fowler,
                                    Vice President


                              QUICKSILVER RESOURCES INC.


                              By:________________________________________
                                    Glenn Darden,
                                    President

                                  SCHEDULE 1

                            FINANCIAL INSTITUTIONS

          ===============================================================
                                     Commitment      Commitment
                   Banks               Amount        Percentage
                   -----             ----------      ----------
          ---------------------------------------------------------------
          NationsBank, N.A.        $40,588,235.29  20.2941176%
          ===============================================================
          Paribas                  $58,823,529.41  29.4117647%
          ===============================================================
          Bank One, Texas, N.A.    $47,058,823.53  23.5294118%
          ===============================================================
          Frost National Bank      $23,529,411.76  11.7647059%
          ===============================================================
          CIBC, Inc.               $   15,000,000   7.5000000%
          ===============================================================
          Christiania Bank         $   15,000,000   7.5000000%
          ===============================================================
          Totals                   $  200,000,000         100%
          ===============================================================

========================================================================================================================


                             Domestic Lending              Eurodollar Lending
       Banks                      Office                         Office                   Address for Notice
       -----                      ------                         ------                   ------------------
------------------------------------------------------------------------------------------------------------------------
NationsBank, N.A.        901 Main Street                901 Main Street                901 Main Street
                         64th Floor                     64th Floor                     64th Floor
                         Dallas, Texas  75202           Dallas, Texas 75202            Dallas, Texas 75202
                         Fax No. (214) 508-1285         Fax No. (214) 508-1285         Fax No. (214) 508-1285
========================================================================================================================
Bank One, Texas, N.A.    1717 Main Street               1717 Main Street               1717 Main Street
                         4/th/ Floor                    4/th/ Floor                    4/th/ Floor
                         Dallas, Texas  75201           Dallas, Texas  75201           Dallas, Texas  75201
                         Fax No. (214) 290-2332         Fax No. (214) 290-2332         Fax No. (214) 290-2332
========================================================================================================================
Paribas                  1200 Smith Street              1200 Smith Street              1200 Smith Street
                         Suite 3100                     Suite 3100                     Suite 3100
                         Houston, Texas  77002          Houston, Texas  77002          Houston, Texas  77002
                         Fax No. (713) 659-6915         Fax No. (713) 659-6915         Fax No. (713) 659-6915
========================================================================================================================
Frost National Bank      Continental Plaza              Continental Plaza              Continental Plaza
                         777 Main Street                777 Main Street                777 Main Street
                         Fort Worth, Texas  76102-5304  Fort Worth, Texas  76102-5304  Fort Worth, Texas  76102-5304
                         Fax No. (817) 336-5615         Fax No. (817) 336-5615         Fax No. (817) 336-5615
========================================================================================================================
CIBC, Inc.               2 Paces West                   2 Paces West                   2 Paces West
                         Suite 1200                     Suite 1200                     Suite 1200
                         2727 Paces Ferry Road          2727 Paces Ferry Road          2727 Paces Ferry Road
                         Atlanta, Georgia  30339        Atlanta, Georgia  30339        Atlanta, Georgia  30339
                         Fax No. (770) 319-4950         Fax No. (770) 319-4950         Fax No. (770) 319-4950
========================================================================================================================

========================================================================================================================
Christiania Bank OG      11 West 42nd Street            11 West 42nd Street            11 West 42nd Street
Kreditkasse ASA          7th Floor                      7th Floor                      7th Floor
                         New York, New York  10036      New York, New York  10036      New York, New York  10036
                         Fax No. (212) 827-4888         Fax No. (212) 827-4888         Fax No. (212) 827-4888
========================================================================================================================

Administrative Agent - Address

NationsBank, N.A.
901 Main Street, 64/th/ Floor
Dallas, Texas 75202
Attn: Scott Fowler
Fax No. (214) 508-1285

                                  SCHEDULE 2

                                  INVESTMENTS



                                     NONE

                                  SCHEDULE 3

                                  LITIGATION



                                     NONE

                                  SCHEDULE 4

                                CAPITALIZATION



                               (to be attached)

                                  SCHEDULE 5

                           ENVIRONMENTAL DISCLOSURE



                                     NONE